                                                                   EXHIBIT 10.29
                                                                  EXECUTION COPY

                                 LOAN AGREEMENT

                          dated as of November 17, 2005

                                      among

                               HGC HOLDINGS, LLC,
                                  as Borrower,

                          MACQUARIE GAS HOLDINGS, LLC,
                              as Original Signatory

                         THE LENDERS (as herein defined)

                                       and

                         DRESDNER BANK AG LONDON BRANCH,
                            as Administrative Agent,

                                   ----------

                     DRESDNER KLEINWORT WASSERSTEIN LIMITED,
                                as Lead Arranger


                                TABLE OF CONTENTS

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ARTICLE I INTERPRETATION................................................................     1
   Section 1.1   Definitions............................................................     1
   Section 1.2   Terms Generally........................................................    22

ARTICLE II THE CREDIT FACILITIES........................................................    23
   Section 2.1   Loan Facility..........................................................    23
   Section 2.2   Interest...............................................................    24
   Section 2.3   Interest Periods.......................................................    25
   Section 2.4   Repayment of Loans.....................................................    25
   Section 2.5   Use of Proceeds of Loans...............................................    25
   Section 2.6   Termination or Reduction of Commitments................................    25
   Section 2.7   Prepayments............................................................    26
   Section 2.8   Fees...................................................................    28
   Section 2.9   Evidence of Indebtedness; Notes........................................    28
   Section 2.10  Payments Generally.....................................................    29
   Section 2.11  Sharing of Payments....................................................    29

ARTICLE III TAXES AND YIELD PROTECTION..................................................    30
   Section 3.1   Taxes..................................................................    30
   Section 3.2   Alternate Rate of Interest.............................................    31
   Section 3.3   Illegality.............................................................    31
   Section 3.4   Increased Costs........................................................    32
   Section 3.5   Funding Losses.........................................................    33
   Section 3.6   Duty to Mitigate; Replacement of Lenders...............................    33
   Section 3.7   Survival...............................................................    34

ARTICLE IV CONDITIONS PRECEDENT.........................................................    34
   Section 4.1   Conditions Precedent to Borrowing of Loans.............................    34

ARTICLE V REPRESENTATIONS AND WARRANTIES................................................    39
   Section 5.1   Due Incorporation, Qualification, etc..................................    40
   Section 5.2   Authority..............................................................    40
   Section 5.3   Enforceability.........................................................    40
   Section 5.4   Non-Contravention......................................................    40
   Section 5.5   Approvals..............................................................    40
   Section 5.6   No Violation or Default................................................    41
   Section 5.7   Litigation.............................................................    41
   Section 5.8   Possession Under Leases; Title.........................................    42
   Section 5.9   Financial Statements...................................................    42
   Section 5.10  Creation, Perfection and Priority of Liens.............................    42
   Section 5.11  Equity Securities......................................................    42
   Section 5.12  No Agreements to Sell Assets; Etc......................................    43
   Section 5.13  Employee Benefit Plans.................................................    43
   Section 5.14  Other Regulations......................................................    44
   Section 5.15  Patent and Other Rights................................................    44

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                                TABLE OF CONTENTS
                                   (Continued)

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   Section 5.16  Governmental Charges; Taxes............................................    44
   Section 5.17  Margin Stock...........................................................    45
   Section 5.18  Subsidiaries, Etc......................................................    45
   Section 5.19  Solvency, Etc..........................................................    45
   Section 5.20  Labor Matters..........................................................    45
   Section 5.21  Contracts..............................................................    45
   Section 5.22  No Material Adverse Effect.............................................    46
   Section 5.23  Accuracy of Information Furnished......................................    46
   Section 5.24  Brokerage Commissions..................................................    46
   Section 5.25  Policies of Insurance..................................................    46
   Section 5.26  Priority of Obligations................................................    47
   Section 5.27  Bank Accounts and Securities Accounts..................................    47
   Section 5.28  Agreements with Affiliates.............................................    47
   Section 5.29  Existing Indebtedness; Existing Liens..................................    47

ARTICLE VI AFFIRMATIVE COVENANTS........................................................    47
   Section 6.1   Financial Statements; Operating Reports; Financial Certifications......    47
   Section 6.2   Other Notices and Reports..............................................    49
   Section 6.3   Books and Records......................................................    50
   Section 6.4   Inspections............................................................    50
   Section 6.5   Insurance..............................................................    50
   Section 6.6   Governmental Charges...................................................    52
   Section 6.7   Use of Proceeds........................................................    52
   Section 6.8   General Business Operations............................................    52
   Section 6.9   Compliance with Legal Requirements and Contractual Obligations.........    52
   Section 6.10  Additional Collateral..................................................    52
   Section 6.11  Lender Hedging Agreements..............................................    53
   Section 6.12  Preservation of Security Interests.....................................    53
   Section 6.13  Event of Loss..........................................................    53
   Section 6.14  Priority of Obligations................................................    53
   Section 6.15  Distributions of TGC...................................................    53

ARTICLE VII NEGATIVE COVENANTS..........................................................    53
   Section 7.1   Indebtedness and Guarantee Obligations.................................    53
   Section 7.2   Liens, Negative Pledges................................................    54
   Section 7.3   Asset Dispositions.....................................................    54
   Section 7.4   Mergers, Acquisitions, Etc.............................................    55
   Section 7.5   Investments............................................................    55
   Section 7.6   Distributions..........................................................    55
   Section 7.7   Change in Business.....................................................    55

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                                TABLE OF CONTENTS
                                   (Continued)

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   Section 7.8   ERISA..................................................................    55
   Section 7.9   Transactions with Affiliates...........................................    56
   Section 7.10  Accounts...............................................................    56
   Section 7.11  Accounting Changes.....................................................    56
   Section 7.12  Amendments of Material Documents.......................................    56
   Section 7.13  Joint Ventures.........................................................    57
   Section 7.14  Management Fees........................................................    57
   Section 7.15  Jurisdiction of Formation..............................................    57
   Section 7.16  Sales and Leaseback; Off-Balance Sheet Financing.......................    57
   Section 7.17  Capital Expenditures...................................................    57
   Section 7.18  Foreign Assets Control Regulations.....................................    58
   Section 7.19  Backward Interest Coverage Ratio.......................................    58

ARTICLE VIII EVENTS OF DEFAULT; REMEDIES................................................    58
   Section 8.1   Events of Default......................................................    58
   Section 8.2   Remedies Upon Event of Default.........................................    61

ARTICLE IX AGENTS.......................................................................    61
   Section 9.1   Appointment and Authorization of Agents................................    61
   Section 9.2   Delegation of Duties...................................................    62
   Section 9.3   Liability of Agents....................................................    62
   Section 9.4   Reliance by Agents.....................................................    62
   Section 9.5   Notice of Default......................................................    63
   Section 9.6   Credit Decision; Disclosure of Information.............................    63
   Section 9.7   Indemnification........................................................    64
   Section 9.8   Agents in their Individual Capacities..................................    64
   Section 9.9   Successor Administrative Agent.........................................    64
   Section 9.10  Lead Arranger..........................................................    65

ARTICLE X HEDGING ARRANGEMENTS..........................................................    65
   Section 10.1  Hedging Payments.......................................................    65
   Section 10.2  Voluntary Termination..................................................    65
   Section 10.3  Involuntary Termination or Reduction...................................    66
   Section 10.4  Agreement to be Bound by Loan Documents; Benefit of Lien of Security
                 Documents..............................................................    66

ARTICLE XI MISCELLANEOUS................................................................    66
   Section 11.1  Amendments; Waivers....................................................    66
   Section 11.2  Notices................................................................    67
   Section 11.3  Expenses; Indemnity; Damage Waiver.....................................    69
   Section 11.4  Successors and Assigns.................................................    71
   Section 11.5  Confidentiality........................................................    73
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                                TABLE OF CONTENTS
                                   (Continued)

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   Section 11.6  Limitation on Interest.................................................    74
   Section 11.7  Right of Setoff........................................................    74
   Section 11.8  Nonliability of Lenders................................................    74
   Section 11.9  Integration............................................................    75
   Section 11.10 Governing Law..........................................................    75
   Section 11.11 Submission To Jurisdiction; WAIVER OF JURY TRIAL.......................    75
   Section 11.12 Severability...........................................................    76
   Section 11.13 Headings...............................................................    76
   Section 11.14 Counterparts...........................................................    76

ARTICLE XII INTERIM PROVISIONS..........................................................    76
   Section 12.1  Representations, Warranties and Covenants of MGH.......................    76
   Section 12.2  Certain Rights and Obligations.........................................    76
   Section 12.3  Covenants of MGH.......................................................    77
   Section 12.4  Governmental Authorizations............................................    77

SCHEDULES:
Schedule 2.1       Commitments and Pro Rata Shares
Schedule 5.5       Approvals
Schedule 5.7       Litigation and Proceedings
Schedule 5.8       Leases
Schedule 5.13      Employee Benefit Plans
Schedule 5.15      Intellectual Property
Schedule 5.21      Contracts
Schedule 5.25      Policies of Insurance
Schedule 5.27      Bank Accounts and Securities Accounts
Schedule 5.28      Agreements with Affiliates
Schedule 5.29(a)   Existing Indebtedness
Schedule 5.29(b)   Existing Liens
Schedule 7.5       Existing Investments
Schedule 7.8       ERISA Exceptions

EXHIBITS:
EXHIBIT A   Form of Borrowing Request
EXHIBIT B   Form of Note
EXHIBIT C   Form of Compliance Certificate
EXHIBIT D   Form of Control Agreement
EXHIBIT E   Form of Assignment and Assumption
EXHIBIT F   Form of Intercreditor Agreement

     LOAN AGREEMENT (this "Agreement"), dated as of November 17, 2005 among HGC HOLDINGS, LLC, a Hawaii limited liability company (the "Borrower"); MACQUARIE GAS HOLDINGS LLC, a Delaware limited liability company ("MGH"); the Lenders from time to time parties hereto; and DRESDNER BANK AG LONDON BRANCH, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

     A. The indirect parent of MGH has entered into the Acquisition Agreement, and assigned its rights in and under the Acquisition Agreement to MGH.

     B. MGH has requested that the Lenders provide loans to partially finance the acquisition by MGH from Seller of 100% of the membership interests in K-1 HGC Investment, L.L.C., a Delaware limited liability company, which will indirectly own as of the closing of such acquisition 100% of the membership interests in The Gas Company, LLC a Hawaii limited liability company.

     C. The Lenders are willing to provide such financing to the Borrower subject to and upon the terms and conditions set forth herein.

     The parties hereto agree as follows:

                                   ARTICLE I
                                 INTERPRETATION

     Section 1.1 Definitions. Unless otherwise indicated in this Agreement or any other Loan Document, each term set forth below, when used in this Agreement or any other Loan Document, shall have the respective meaning given to that term below:

     "Acquisition" means the consummation of the purchase of all of the outstanding Equity Securities of K-1 by MGH pursuant to the Acquisition Agreement.

     "Acquisition Agreement" means the Purchase Agreement dated as of August 2, 2005 by and between k1 Ventures Limited, a company formed under the laws of Singapore, K-1 HGC Investment, L.L.C., a Delaware limited liability company, and Macquarie Investment Holdings, Inc., a Delaware corporation ("MIH"), as amended by the First Amendment to Purchase Agreement dated August 17, 2005 and the Second Amendment to Purchase Agreement dated October 21, 2005, and as assigned by MIH to MIC, and further assigned by MIC to MGH.

     "Acquisition Documents" means the Acquisition Agreement and each of the documents delivered or to be delivered by the parties thereto under the Acquisition Agreement on or prior to the consummation thereof.

     "Administrative Agent" means Dresdner Bank AG, London Branch, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor administrative agent appointed pursuant to the terms of this Agreement.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" of a particular Person means, at any time, (a) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of securities having ordinary voting power for the election of directors or other members of the governing body of a corporation or other Person, or 10% or more of any partnership or other ownership interests of any other Person. Under no circumstances shall the Administrative Agent or the Collateral Agent be considered to be an Affiliate of any Person solely because any Transaction Document contemplates that any of them may request or act at the instruction of any such Person or such Person's Affiliate.

     "Agents" means each of the Administrative Agent and the Collateral Agent.

     "Applicable Margin" means, for each day, with respect to each Loan, 0.60% until the fifth anniversary of the Effective Date and 0.70% thereafter.

     "Applicable Percentage" means, at any time, an amount expressed as a percentage equal to a Financing Party's Outstanding Exposure divided by the aggregate then Outstanding Exposure of all Financing Parties.

     "Assignment and Assumption" means an Assignment and Assumption in the form of Exhibit H or any other form approved by the Administrative Agent.

     "Available Commitment" means, as to any Lender, at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's aggregate Commitment, minus (b) the aggregate principal amount of all Loans made by such Lender prior to such time, minus (c) any portion of the Commitment of such Lender terminated pursuant to Section 2.7 of this Agreement.

     "Backward Interest Coverage Ratio" means, as of any Calculation Date, the Interest Coverage Ratio for the Calculation Period ending on such Calculation Date.

     "Bankruptcy Proceeding" means (a) any voluntary or involuntary case or proceeding under title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute, (b) any other voluntary or involuntary insolvency, reorganization, bankruptcy, receivership, liquidation, reorganization, moratorium or other similar case or proceeding, (c) any liquidation, dissolution, or winding up of the Borrower or its Subsidiaries, or
(d) any assignment for the benefit of creditors.

     "Base Case Projections" means the initial Projections prepared by MGH prior to the signing of this Agreement and audited by the Model Auditor.

     "Borrower" has the meaning specified in the preamble to this Agreement.

     "Borrowing" means a borrowing consisting of simultaneous Loans made by the Lenders pursuant to this Agreement.

     "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.1 of this Agreement.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in London or New York are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

     "Business Plan" means a business plan for the Borrower reasonably satisfactory to the Administrative Agent prepared by management of the Borrower and updated annually.

     "Calculation Date" means the last day of each fiscal quarter of TGC; provided, however, that with respect to any determination of the Backward Interest Coverage Ratio required under this Agreement "Calculation Date" shall not include any such date occurring prior to the first anniversary of the Effective Date.

     "Calculation Period" means any period of four consecutive fiscal quarters of TGC.

     "Capital Expenditure" means any investment in Property constituting capital assets and not accounted for as an expense.

     "Capital Lease" means any lease which in accordance with GAAP is required to be capitalized on the balance sheet of the Borrower or its Subsidiaries, and the amount of these obligations shall be the amount so capitalized.

     "Cash Equivalents" means:

          (a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

          (b) Certificates of deposit maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's or P-1 (or its equivalent) by Moody's;

          (c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor's or P-1 (or its equivalent) by Moody's; and

          (d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's or P-1 (or its equivalent) by Moody's, (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause
(a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations.

     "Change in Control" means the occurrence of any of the following: (a) the failure of MIC or another fund or funds managed or controlled by Macquarie Bank Limited or a direct or indirect Subsidiary thereof to (i) own at least 75%, directly or indirectly, of the Equity Securities of the Borrower, or (ii) hold the power, directly or indirectly, to direct or cause the direction of the management and policies of the Borrower, whether through ownership of voting securities, by contract, management agreement, or common directors, officers or trustees or otherwise, or (b) the failure of the Borrower to own 100% of the Equity Securities of the TGC.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 3.4(b) of this Agreement, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Claim" has the meaning set forth in Section 11.3(c) of the Agreement.

     "Collateral" means all Property of the Loan Parties now owned or hereafter acquired, except for those assets that, in the Administrative Agent's reasonable opinion, have a value that is insignificant in relation to the cost of perfection.

     "Collateral Agent" means Dresdner Bank AG London Branch, its successors and assigns, in its capacity as collateral agent under the Security Documents.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower pursuant to Section 2.1 of this Agreement, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 attached to this Agreement under the heading "Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Commitment Period" means, with respect to the Commitments, the period from and including the date hereof to the earliest to occur of (a) the Commitment Termination Date,

(b) the date on which the Available Commitments are reduced to zero, and (c) any date of termination of the aggregate Commitments.

     "Commitment Termination Date" means the earliest of (i) the Effective Date (immediately after the Borrowing), (ii) any date on which the Acquisition Agreement is terminated, and (iii) October 31, 2006 if the Effective Date does not occur prior to such date.

     "Computer Model" means the computer model delivered to the Administrative Agent pursuant to Section 4.1(k) of this Agreement used to produce the Base Case Projections.

     "Consolidated EBITDA" means, for any period, the sum of: (a) consolidated Net Income of the Loan Parties for such period, (b) consolidated Interest Expense of the Loan Parties for such period, (c) consolidated depreciation and amortization of the Loan Parties for such period, and (d) consolidated income tax expense of the Loan Parties for such period, in each case to the extent deducted in the determination of consolidated Net Income of the Loan Parties and in each case as determined in accordance with GAAP.

     "Consolidated Financial Statements" means, with respect to any accounting period for any Person, a balance sheet of such Person and its Subsidiaries as of the end of such period, and statements of income, retained earnings, shareholders' equity or partners' capital and cash flows of such Person and its Subsidiaries for such period, setting forth in each case in comparative form figures as of the last day of, and for, the corresponding period in the preceding fiscal year, if such period is less than a full fiscal year or, corresponding figures as of the last day of, and for, the preceding fiscal year, all prepared in reasonable detail and on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidating Financial Statements" means, with respect to any accounting period for any Person, a balance sheet of such Person and its Subsidiaries as of the end of such period, and statements of income, retained earnings, shareholders' equity or partners' capital and cash flows of such Person and its Subsidiaries for such period, setting forth in each case in comparative form figures as of the last day of, and for, the corresponding period in the preceding fiscal year, if such period is less than a full fiscal year or, corresponding figures as of the last day of, and for, the preceding fiscal year, all prepared in reasonable detail and on a consolidating basis in accordance with GAAP consistently applied, reflecting balance sheet, income statement and cash flow items for each of such Person and its Subsidiaries and intercompany eliminations.

     "Contingent Obligation" means, with respect to any Person, any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments,
(ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Hedging Agreement that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person; provided however, that such obligations or liabilities shall be included as a "Contingent Obligation" only to the extent such obligation or liability has been reduced to a monetary amount, claim or judgment.

     "Contractual Obligation" of any Person means, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its Property is bound.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" "Controlled by" and "under common Control with" have meanings correlative to the foregoing.

     "Control Agreement" means, with respect to any deposit account or securities account, an agreement effective to perfect the security interest of the Collateral Agent in such account by "control" (within the meaning of the applicable Uniform Commercial Code), having terms and provisions satisfactory to the Administrative Agent, among the Borrower or its Subsidiaries, the Collateral Agent and the bank or securities intermediary at which such account is maintained.

     "Default" means any event or occurrence, which, with the passage of time or the giving of notice or both, would become an Event of Default.

     "Disbursement Date" means the Effective Date.

     "Distributions" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or its Subsidiaries or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount is calculated with reference to the fair market or equity value of the Borrower or its Subsidiaries).

     "Dollars" or the sign "$" means United States dollars or other lawful currency of the United States.

     "EBITDA" means, for any period, the sum of: (a) Net Income of TGC and its Subsidiaries for such period, (b) Interest Expense of TGC and its Subsidiaries for such period, (c) depreciation and amortization of TGC and its Subsidiaries for such period, and (d) income tax expense of TGC and its Subsidiaries for such period, in each case to the extent deducted in the determination of Net Income of TGC and its Subsidiaries and in each case as determined in accordance with GAAP.

     "Effective Date" means the date on which the Loans are advanced to the Borrower.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country; (c) a finance company, insurance company or other financial institution, or (d) a fund which is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by the Borrower or its Subsidiaries, other than a Multiemployer Plan.

     "Environmental Damages" means all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses, including costs of investigation, remediation, defense, settlement and reasonable attorneys' fees and consultants' fees, that are incurred at any time as a result of the existence of any Hazardous Materials upon, about or beneath any real property owned by the Borrower or its Subsidiaries or migrating or threatening to migrate to or from any such real property, or arising from any investigation or proceeding in which the Borrower or its Subsidiaries is alleged to be liable for the release or threatened release of Hazardous Materials or for any violation of Environmental Laws.

     "Environmental Laws" means the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C.
Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C.
Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to environmental, health, safety and land use matters, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

     "Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means (i) following the indirect acquisition of the Borrower by MGH, any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC, and (ii) prior to the indirect acquisition of the TGC by MGH, HGC and TGC.

     "Event of Default" means any of the events specified in Section 8.1 of this Agreement.

     "Event of Loss" means (a) any loss or destruction of, damage to or casualty relating to all or any part of the Property of the Borrower or its Subsidiaries; or (b) any condemnation or other taking (including by eminent domain) of all or any part of such Property.

     "Excess Cash Flow" means, as of any Calculation Date, the sum (without duplication) of:

     (a) Net Income of the Borrower for the fiscal quarter ending on such Calculation Date, adjusted to include any extraordinary gains or losses; plus

     (b) depreciation, amortization and other non-cash charges or losses deducted in determining Net Income of the Borrower for such fiscal quarter; plus

     (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal quarter plus (ii) the net amount, if any, by which the consolidated deferred revenues of the Borrower increased during such fiscal quarter; minus

     (d) the sum of (i) any non-cash gains included in determining such Net Income for such fiscal quarter plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal quarter plus (iii) the net amount, if any, by which the deferred revenues of the Borrower decreased during such fiscal quarter; minus

     (e) Capital Expenditures for such fiscal quarter (except to the extent attributable to the incurrence of capital lease obligations or otherwise financed by incurring Indebtedness); minus

     (f) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower during such fiscal quarter, excluding repayments or prepayments of the Indebtedness financed by incurring other Indebtedness.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) income, franchise or similar taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or by any jurisdiction as a result of a connection between the Administrative Agent, such Lender or such other recipient of any payment and such jurisdiction (other than a connection resulting solely from negotiating, executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement, any Note or any other Loan Document), or any taxes attributable to a Lender's failure to comply with Section 3.1(g) of this Agreement, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.6(b) of this Agreement), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 3.1(e) of this Agreement, except to the extent that such

Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 3.1(a) of this Agreement.

     "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for such next succeeding Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Financial Statements" means, with respect to any accounting period for any Person, the Consolidated Financial Statements and Consolidating Financial Statements of such Person for such period.

     "Financing Parties" means, collectively, the Administrative Agent, the Lenders, individually, and acting by and through the Administrative Agent, and the Hedging Banks.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States in effect on the date hereof.

     "Governmental Authority" means any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any other entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government.

     "Governmental Authorization" means any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority, including siting and operating permits and licenses and any of the foregoing under any applicable Environmental Law.

     "Governmental Charges" means, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its Property or otherwise payable by such Person.

     "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization or any policy, guidance or similar interpretative advice of any Governmental Authority.

     "Guarantee Obligations" means, for any Person, without duplication, any financial obligation, contingent or otherwise, of such Person guaranteeing or otherwise supporting any Indebtedness or other obligation for borrowed money of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purposes of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital, available cash or other financial statement condition or the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) to provide equity capital under or in respect of equity subscription arrangements to pay such Indebtedness (to the extent that such obligation to provide equity capital does not otherwise constitute Indebtedness), or (v) to perform, or arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations of the primary obligor. The amount of any Guarantee Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

     "Hazardous Materials" means all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as "hazardous," "toxic" or similar descriptions under any Environmental Law; provided that for purposes of this Agreement, "Hazardous Materials" shall not include commercially reasonable amounts of such materials used in the ordinary course of the Loan Parties' businesses in accordance with applicable Environmental Laws.

     "Hedging Agreement" means any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

     "Hedging Banks" means Dresdner Bank AG, London Branch and Macquarie Bank Limited and their respective successors and assigns, as counterparties under the Lender Hedging Agreements contemplated in accordance with Section 4.1(c) of this Agreement.

     "Hedging Obligations" means, collectively, the payment of (a) all scheduled amounts payable to the Hedging Banks by the Borrower, as the fixed-rate payor, under the Hedging Agreements (including interest accruing after the date of any filing by the Borrower of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Borrower), net of all scheduled amounts payable to the Borrower by such Hedging Banks as floating-rate payor, and (b) all other indebtedness, fees, indemnities and other amounts payable by the Borrower to the Hedging Banks under such Hedging Agreements; provided that Hedging Obligations shall not include Hedging Termination Obligations.

     "Hedging Termination Obligations" means the aggregate amount of (i) Hedging Obligations payable to the Hedging Banks by the Borrower, as the fixed rate payor, upon the early unwind of all or a portion of the Hedging Agreements, net of all amounts payable to the Borrower by such Hedging Banks, as floating-rate payor thereunder, plus (ii) any penalty payments or other payments in the form of unwind fees payable in connection with an early unwind.

     "Hedging Transaction" means any interest rate protection agreement, interest rate swap transaction, interest rate "cap" or "collar" transaction, interest rate future, interest rate option or hedging transaction.

     "HGC Facility Share" means, as of any date of determination, a fraction equal to (i) the Loans outstanding as of such date as a numerator and (ii) the aggregate Loans and TGC Loans outstanding as of such date as a denominator.

     "HGC Investment Subsidiary" shall mean a corporation which will be formed in Delaware or Hawaii as a wholly owned subsidiary of K-1, to which K-1 will contribute sufficient cash for the sole purpose of acquiring and holding prior to the Effective Date the Managing Member Interest from the current managing member of the Borrower.

     "HGC Investment Subsidiary Pledge Agreement" means a a pledge agreement by HGC Investment Subsidiary (or other direct holder of the Managing Member Interest as of the Effective Date) in favor of the Collateral Agent creating a security interest in the Managing Member Interest, in form and substance satisfactory to the Administrative Agent.

     "HPUC" means the Public Utilities Commission of the State of Hawaii.

     "Indebtedness" of any Person means (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Capital Leases of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptances issued or created for the account of such Person, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests, (viii) all Hedging Obligations, (ix) all obligations of such Person, other than trade payables incurred in the ordinary course of business, upon which interest charges are customarily paid, (x) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, (xi) all Guarantee Obligations of such Person in respect of obligations of other Persons of the types referred to in clauses (i) through (x) above, and all other Contingent Obligations of such Person; and (xii) all Indebtedness of the type referred to in clauses (i) through (xi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitee" has the meaning specified in Section 11.3(b) of this Agreement.

     "Intercreditor Agreement" means an intercreditor agreement among the Administrative Agent, the TGC Administrative Agent, the Collateral Agent, TGC, and the Borrower substantially in the form attached hereto as Exhibit F.

     "Interest Coverage Ratio" means, for any Calculation Period, the ratio of
(a) EBITDA for such Calculation Period, less any increase in Net Working Capital during such Calculation Period, plus in any decrease in Net Working Capital during such Calculation Period, less any taxes actually paid by TGC and its Subsidiaries during such Calculation Period, less Maintenance Capital Expenditures for such Calculation Period, to (b) Interest Expense of TGC and its Subsidiaries for such Calculation Period.

     "Interest Expense" means, as to any Person, for any fiscal period of such Person, all interest, fees, charges and related expenses payable during such period to any other Person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP, including, without limitation, the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP, and the net amounts payable (or minus the net amounts receivable) under Hedging Agreements accrued during such period (whether or not actually paid or received during such period).

     "Interest Payment Date" means, with respect to any Loan, the last day of each Interest Period applicable to such Loan; provided that with respect to Loans with a six-month Interest Period, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

     "Interest Period" means, with respect to each Loan, (a) initially the period commencing on the date of the Borrowing of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period of less than three months if such period ends on a date which coincides with an Interest Payment Date for Loans previously outstanding) and (b) thereafter, each period commencing on the last day of the preceding Interest Period and ending the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, in each case as selected by the Borrower or otherwise determined in accordance with
Section 2.4 of this Agreement; provided that:

          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

          (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

     "Investment" of any Person means any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving, travel expenses, and other business expenses drawing accounts and similar expenditures in the ordinary course of business consistent with past practice), any purchase or other acquisition by such Person of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person; provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business consistent with past practice, or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business consistent with past practice.

     "IRC" means the Internal Revenue Code of 1986.

     "Joint Venture" means a joint venture, limited liability company, corporation, partnership, other entity or other legal arrangement (whether created pursuant to a contract or conducted through a separate legal entity) formed by the Borrower and one or more other Persons who are not Loan Parties.

     "K-1" means K-1 HGC Investment, L.L.C., a Delaware limited liability company.

     "K-1 Pledge Agreement" means a pledge agreement by K-1 in favor of the Collateral Agent creating a security interest in 99.9% of the Equity Securities of the Borrower, in form and substance satisfactory to the Administrative Agent.

     "Lead Arranger" means Dresdner Kleinwort Wasserstein Limited, in its capacity as the lead arranger.

     "Legal Requirement" means, as to any Person (a) the articles or certificate of incorporation or articles of organization and by-laws, partnership agreement, operating agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Lender Hedging Agreement" means any Hedging Agreement entered into, or to be entered into, by the Borrower and a Hedging Bank in form and substance satisfactory to the Administrative Agent and the Borrower, for a Hedging Transaction in accordance with Section 4.1(c) of this Agreement. So long as the terms thereof are in compliance with this Agreement, each Lender Hedging Agreement shall be a Loan Document and shall be secured by the Liens created by the Security Documents.

     "Loan" has the meaning specified in Section 2.1(a) of this Agreement.

     "Lenders" means (a) on the date hereof, the holders of Commitments as set forth on Schedule 2.1 attached to this Agreement, and (b) thereafter, the Lenders from time to time holding Commitments after giving effect to any assignments permitted by Section 10.4 of this Agreement.

     "LIBOR" means, for any Interest Period with respect to a Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

          (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried out to the fifth decimal place) equal to the rate determined by Administrative Agent (after consultation with the Borrower and the Lenders) to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

          (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Loan and with a term equivalent to such Interest Period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     "LIBOR Loan" means any Loan with respect to which the applicable rate of interest is based upon LIBOR.

     "Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any sale-leaseback arrangement, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable Legal Requirement.

     "Loan Documents" means this Agreement, any Notes, the Intercreditor Agreement, the Security Documents, the Lender Hedging Agreements, each fee agreement referred to in Section 2.9 of this Agreement, all other documents, instruments and agreements entered into with the Administrative Agent or any Lender pursuant to Section 4.1 of this Agreement, and all other documents, instruments and agreements entered into by any Loan Party with the

Administrative Agent or any Lender in connection with this Agreement or any other Loan Document on or after the Effective Date.

     "Loan Parties" means, collectively the Borrower, TGC and each Subsidiary of TGC.

     "Lock-up Event" means the failure of either the Backward Interest Coverage Ratio or the Projected Interest Coverage Ratio as of any Calculation Date to be greater than 3.50:1.00.

     "Lock-up Period" has the meaning specified in the TGC Loan Agreement.

     "Maintenance Capital Expenditures" means, with respect to any fiscal period, Capital Expenditures made during such period by TGC or its Subsidiaries to repair, replace or maintain Property in the ordinary course of business.

     "Managing Member Interest" shall mean the 0.1% managing member interest of the Borrower.

     "Margin Stock" has the meaning given to that term in Regulation U issued by the Federal Reserve Board.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, condition (financial or otherwise), liabilities or prospects of the Loan Parties; (b) the ability of any Loan Party to pay or perform any of their respective obligations under any of the Loan Documents; (c) the rights and remedies of the Administrative Agent or any Lender under this Agreement, the other Loan Documents or any related document, instrument or agreement; (d) the perfection or priority of the security interests granted in the Collateral in favor of the Collateral Agent, or, or (e) the validity or enforceability of any of the Loan Documents; provided, however, that a material adverse effect on the business, assets, operations, condition (financial or otherwise), liabilities or prospects of the Borrower on or prior to the Effective Date shall not constitute a "Material Adverse Effect" if the Projected Leverage Ratio as of the Effective Date, as reflected in the Base Case Projections delivered pursuant to Section 4.1(k) of this Agreement, is less than 6.60:1.00.

     "Material Documents" means, collectively, (i) the Acquisition Documents;
(ii) the certificate of incorporation, articles of incorporation, bylaws, certificate of limited partnership, articles of organization, operating agreement or comparable document of the Borrower or its Subsidiaries; and (iii) contracts, other than employment contracts for TGC's key personnel, which provide for annual payments by the Borrower or its Subsidiaries after the date of this Agreement of more than $500,000 or which have an aggregate expenditure obligation by the Borrower or its Subsidiaries of more than $1,000,000 or are reasonably expected to involve expenditures of greater than such amount.

     "Material Governmental Authorization" means any Governmental Authorization of the HPUC that authorizes the Borrower or its Subsidiaries to conduct its business or any Governmental Authorization the termination or withdrawal of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     "Material Loss" means any Event of Loss, the repair, restoration or replacement of which is reasonably estimated by the Borrower to cost more than $5,000,000.

     "Maturity Date" means the date that is seven (7) years after the Effective Date; provided that if such date is a day other than a Business Day, the Maturity Date shall be the next succeeding Business Day unless such next succeeding Business Day falls in the next calendar month, in which case the Maturity Date shall be the next preceding Business Day.

     "MGH" has the meaning specified in the preamble to this Agreement.

     "Managing Member Interest" shall mean the 0.1% managing member interest of the Borrower.

     "MIC" means Macquarie Infrastructure Company, Inc., a Delaware corporation.

     "Model Auditor" means Ernst & Young or other firm of independent certified public accountants acceptable to the Administrative Agent.

     "Moody's" means Moody's Investor Service, Inc. and any successor thereto which is a nationally recognized rating agency.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA to which the Borrower, its Subsdiaries, or ERISA Affiliate contributes or has an obligation to contribute.

     "Net Asset Disposition Proceeds" means, with respect to any sale of any Property by the Borrower or its Subsidiaries, other than any sale permitted by
Section 7.3 of this Agreement, the aggregate consideration received by the Borrower or its Subsidiaries from such sale less the sum of (a) the actual amount of the reasonable fees and commissions payable to Persons other than the Borrower or its Subsidiaries, (b) the reasonable legal expenses and other costs and expenses, including taxes payable, directly related to such sale that are to be paid by the Borrower or its Subsidiaries, and (c) any portion of such consideration that is required by the HPUC to be paid by the Borrower to its customers (whether as a cash payment or a reduction of billing rates charged by the Borrower to its customers that is directly attributable to such sale).

     "Net Condemnation Proceeds" means an amount equal to: (a) any cash payments or proceeds received by TGC or its Subsidiaries as a result of any condemnation or other taking or temporary or permanent requisition of any Property, any interest therein or right appurtenant thereto, or any change of grade affecting any Property, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (b) (i) any actual and reasonable costs incurred by TGC or its Subsidiaries in connection with any such condemnation or taking (including reasonable fees and expenses of counsel), and (ii) provisions for all taxes payable as a result of such condemnation.

     "Net Debt Proceeds" means, with respect to any issuance or incurrence of any Indebtedness by TGC or its Subsidiaries, the aggregate consideration actually received by such

Person from such sale or issuance less the sum of (a) the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person and (b) the reasonable legal expenses and other reasonable costs and expenses directly related to such issuance or incurrence that are to be paid by such Person.

     "Net Equity Proceeds" means, with respect to any issuance of Equity Securities by TGC or its Subsidiaries, the aggregate consideration actually received by such Person from such issuance less the sum of (a) the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person and (b) the reasonable legal expenses and other reasonable costs and expenses directly related to such issuance that are to be paid by such Person.

     "Net Income" means, as to any Person, for any fiscal period of such Person, the net income of such Person in accordance with GAAP consistently applied but excluding from the calculation thereof any gains or losses from the sale or other disposition of any capital assets and all other extraordinary or non-cash items.

     "Net Insurance Proceeds" means an amount equal to: (a) any cash payments or proceeds received by TGC or its Subsidiaries under any casualty insurance policy in respect of a covered loss thereunder with respect to any Property, minus (b)
(i) any actual costs incurred by TGC or its Subsidiaries in connection with the adjustment or settlement of any claims of TGC or its Subsidiaries in respect thereof (including reasonable fees and expenses of counsel), and (ii) provisions for all taxes payable as a result of such event.

     "Net Working Capital" means, at any date, (a) the sum of the consolidated current assets and non-current deferred income tax assets of TGC and its Subsidiaries as of such date (excluding cash and Permitted Investments) minus
(b) the sum of the consolidated current liabilities and non-current deferred income tax liabilities of TGC and its Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness), determined in accordance with GAAP. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

     "Note" means a promissory note issued by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C to this Agreement.

     "Obligations" means all obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owing to any Secured Party under any Loan Document including, without limitation, (i) all principal, interest, and fees, (ii) any amounts (including, without limitation, insurance premiums, licensing fees, recording and filing fees, and Taxes) the Secured Parties expend on behalf of the Borrower or its Subsidiaries because the Borrower or its Subsidiaries fail to make any such payment when required under the terms of any Transaction Document, and (iii) all amounts required to be paid under any indemnification, cost reimbursement or similar provision.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under this Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Outstanding Exposure" means, at any time, the sum of (a) the aggregate then outstanding principal amount of the Loans and (b) following any termination of the Lender Hedging Agreements upon the acceleration of the Loans in accordance with Section 7.2(a) of this Agreement or the commencement of any Bankruptcy Proceeding by or against the Borrower or its Subsidiaries, (i) any Hedging Termination Obligations then due to the Hedging Banks or (ii) as to any Hedging Bank that is prevented from terminating a Lender Hedging Agreement by the automatic stay or any other stay in any Bankruptcy Proceeding by or against the Borrower or its Subsidiaries, the amount of any Hedging Termination Obligations that would have been then due to such Hedging Bank if such Lender Hedging Agreement had been terminated as of the commencement of such Bankruptcy Proceeding.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Indebtedness" has the meaning given to that term in Section 7.1 of this Agreement.

     "Permitted Investments" means (i) marketable direct obligations of the United States of America; (ii) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (iii) demand deposits with the Collateral Agent, and time deposits, certificates of deposit and banker's acceptances issued by (x) the Collateral Agent, so long as its long-term debt securities are rated "A" or better by S&P and "A2" or better by Moody's, or (y) any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any political subdivision thereof or under the laws of Canada, Switzerland or any country which is a member of the European Union as of the date hereof (other than Greece, Portugal, Cyprus, the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia and Slovenia) having a combined capital and surplus of at least $500 million and having long-term unsecured debt securities rated "A" or better by S&P and "A2" or better by Moody's; (iv) commercial paper or tax-exempt obligations given the highest rating by S&P and Moody's; and (v) obligations of any bank meeting the requirements of clause (iii) above, in respect of the repurchase of obligations of the type as described in clauses (i) and (ii) above, provided, that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (i) and (ii) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by such bank. With respect to any rating requirement set forth above, if the relevant issuer is rated by either S&P or Moody's, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.

     "Permitted Liens" has the meaning given to that term in Section 7.2 of this Agreement.

     "Person" means any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, other entity, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which the Borrower, its Subsidiaries, or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Proceeds" means "proceeds" as such term is defined in the UCC or under other relevant law and, in any event, shall include, but shall not be limited to, (i) any and all proceeds of, or amounts (in whatsoever form, whether cash, securities, property or other assets) received under or with respect to, any insurance, indemnity, warranty or guaranty payable to the Borrower or its Subsidiaries from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of the Borrower or its Subsidiaries, in each case with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever, whether cash, securities, property or other assets) made or due and payable to the Borrower or its Subsidiaries from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (iii) any and all other amounts (in any form whatsoever, whether cash, securities, property or other assets) from time to time paid or payable under or in connection with any of the Collateral (whether or not in connection with the sale, lease or other disposition of the Collateral).

     "Projected Interest Coverage Ratio" means, as of any Calculation Date, the projected Interest Coverage Ratio for the Calculation Period commencing on such Calculation Date determined on the basis of the Base Case Projections or, if Projections have been delivered to the Lenders pursuant to Section 6.2(b) of this Agreement, the Projections most recently delivered to the Lenders pursuant to Section 6.2(b) of this Agreement.

     "Projected Leverage Ratio" means the ratio of (a) Total Funded Debt as of the Effective Date (after giving effect to the Loans disbursed to the Borrower and the TGC Loans disbursed to TGC on such date) to (b) Consolidated EBITDA for the Calculation Period commencing on the Calculation Date immediately following the Effective Date, determined on the basis of the Base Case Projections.

     "Projections" means projections substantially similar in form to the Base Case Projections and covering a period through the end of the fiscal year of TGC in which the Maturity Date will occur, reflecting adjustments to the Projections last delivered to the Lenders pursuant to Section 6.2(b) of this Agreement necessary in the reasonable judgment of management of TGC to reflect anticipated revenues and expenses based on then current market conditions.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Pro Rata Share" means, with respect to each Lender, at any time, a fraction (expressed as a percentage), the numerator of which is the amount of the Commitment of such Lender at such time, and the denominator of which is the amount of the aggregate Commitments, of all Lenders, at such time. The initial Pro Rata Share of each Lender as to its Commitment is set forth opposite the name of such Lender on Schedule 2.1 to this Agreement or in the Assignment and Assumption pursuant to which such Lender becomes a party to this Agreement, as applicable.

     "Regulated Assets" means all Property of TGC or its Subsidiaries, the cost or value of which is included in the determination by the HPUC of the rates that the TGC or its Subsidiaries shall be entitled to charge its customers for distribution and supply of natural gas.

     "Regulatory Event" means (a) any termination, revocation, withdrawal, suspension, or any non-renewal of any of any Material Governmental Authorization or (ii) any breach by the Borrower or its Subsidiaries of the terms of any Governmental Authorization that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     "Reportable Event" has the meaning given to that term in Section 4043(c) of ERISA and applicable regulations thereunder other than an event as to which the reporting requirements have by regulation been waived; provided that failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event.

     "Required Lenders" means, at any time, (a) Lenders (and, to the extent applicable, Hedging Banks) holding 66 2/3% or more of the aggregate then Outstanding Exposure or (b) if there are no Loans outstanding, Lenders holding 66 2/3% or more of the aggregate Commitments.

     "Responsible Officer" means, (i) when used with respect to the Borrower or its Subsidiaries, the chief executive officer, president or chief financial officer of the Borrower or its Subsidiaries; and (ii) when used with respect to the Collateral Agent, any officer within the corporate trust department of the Collateral Agent, including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Collateral Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject. Any document or certificate hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower, its Subsidiaries, or other applicable Person.

     "Secured Parties" means collectively, the Collateral Agent, the Administrative Agent, the Lenders and the Hedging Banks.

     "Security Agreement" means a security agreement between the Borrower and the Collateral Agent creating a security interest in the Property of the Borrower in favor of the Collateral for the benefit of the Secured Parties.

     "Security Documents" means the Security Agreement, the K-1 Pledge Agreement, the HGC Investment Subsidiary Pledge Agreement, the TGC Pledge Agreement, each Control Agreement, and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) delivered to the Collateral Agent or any Lender in connection with any Collateral or to secure the Obligations.

     "Seller" means k1 Ventures Limited, a company formed under the laws of Singapore.

     "Solvent" means, with respect to any Person on any date, that on such date
(a) the fair value of the Property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person's Property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "S&P" or "Standard & Poor's" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

     "Subsidiary" of any Person means (a) any corporation of which the required percentage of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which the required percentage of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated in this Agreement, "Subsidiary" means a Subsidiary of the Borrower.

     "Tax" or "Taxes" means all present or future fees, taxes (including, without limitation, income taxes, sales taxes, use taxes, stamp taxes, value-added taxes, excise taxes, ad valorem taxes and property taxes (personal and real, tangible and intangible)), levies, assessments, withholdings and other charges and impositions of any nature, plus all related interest, penalties, fines and additions to tax, now or hereafter imposed by any federal, state, local or foreign government or other taxing authority.

     "TGC Administrative Agent" means the "Administrative Agent" as defined in the TGC Loan Agreement.

     "TGC Financing" means the borrowing by TGC under the TGC Loan Agreement of such amount as shall be necessary to consummate the Acquisition.

     "TGC Hedging Arrangements" means "Hedging Arrangements" as defined in the TGC Loan Agreement.

     "TGC Hedging Banks" means the "Hedging Banks" as defined in the TGC Loan Agreement.

     "TGC Lenders" means the "Lenders" as defined in the TGC Loan Agreement.

     "TGC Loan Agreement" means the Loan Agreement among TGC, as borrower; MGH; the several banks and other financial institutions from time to time parties thereto, as lenders; and Dresdner Bank AG, London Branch, as administrative agent for such lenders.

     "TGC Loan Documents" means TGC Loan Agreement and the other "Loan Documents" as defined therein.

     "TGC Loans" means the "Loans" as defined in the TGC Loan Agreement.

     "TGC Pledge Agreement" means a pledge agreement by the Borrower in favor of the Collateral Agent, creating a security interest in 100% of the membership interests in TGC, in form and substance satisfactory to the Administrative Agent.

     "TGC Revolving Loans" means the "Revolving Loans" as defined in the TGC Loan Agreement.

     "Total Funded Debt" means, as of any date of determination, total consolidated Indebtedness other than Contingent Obligations of the Loan Parties determined on a consolidated basis.

     "Uniform Commercial Code" or "UCC" means the New York Uniform Commercial Code, as in effect from time to time.

     "Unregulated Assets" means all Property of TGC and its Subsidiaries, the cost or value of which is excluded in the determination by the HPUC the rates that the TGC and its Subsidiaries shall be entitled to charge its customers for distribution and supply of natural gas.

     Section 1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

                                   ARTICLE II
                              THE CREDIT FACILITIES

     Section 2.1 Loan Facility.

          (a) Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a Loan (each a "Loan" and collectively the "Loans") to the Borrower on the Effective Date in an aggregate principal amount not to exceed the amount of such Lender's Commitment. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Pro Rata Shares. The Loans shall be available in a single Borrowing in an amount not exceeding $80,000,000 for the purposes specified in Section 2.6(a).

          (b) Borrowing Procedures.

               (i) To request the Borrowing, the Borrower shall deliver to the Administrative Agent an irrevocable Borrowing Request in the form of Exhibit A, appropriately completed, which Borrowing Request specifies:

                    (A) the aggregate amount of the requested Borrowing;

                    (B) the proposed date of such Borrowing, which shall be a Business Day; and

                    (C) the initial Interest Period to be applicable thereto.

     The Borrowing Request must be received by the Administrative Agent not later than 11:00 a.m., London time, three (3) Business Days before the date of the proposed Borrowing and not earlier than 11:00 a.m., London time, seven (7) Business Days before the date of the proposed Borrowing.

               (ii) Promptly following receipt of a Borrowing Request in accordance with this Section 2.1 of this Agreement, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent will make such Loans available to the Borrower by 7:00 p.m., New York time by wire transfer of such funds, in accordance with instructions reasonably acceptable to the Administrative Agent provided by the Borrower.

               (iii) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent on such date in accordance with Section 2.1(b)(ii) of this Agreement and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, such Lender shall forthwith pay to the Administrative Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate. If such Lender does not pay such amount within three (3) Business Days after the date of such Borrowing, the Administrative Agent may make a demand therefor from the Borrower, and the Borrower shall, without limitation of the Borrower's rights against the defaulting Lender, pay such amount to the Administrative Agent, together with interest thereon from the date such amount was made available to the Borrower at the interest rate per annum applicable to the Loans advanced on the date of such Borrowing. A notice of the Administrative Agent submitted to any Lender or the Borrower with respect to any amounts owing under this paragraph shall be conclusive in the absence of demonstrable error.

               (iv) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make any Loan as required herein.

     Section 2.2 Interest.

          (a) Each Loan shall bear interest during each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Margin.

          (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 1% plus the interest rate otherwise applicable to such Loan as provided in the above paragraph (a) of this Section. Accrued and unpaid interest on past due amounts shall be due and payable on demand.

          (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at such other times as may be specified herein.

          (d) All interest under this Section 2.2 of this Agreement shall be computed on the basis of a year of 360 days. The applicable LIBOR shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

     Section 2.3 Interest Periods.

          (a) Subject to paragraphs (b), (c), (d) and (e) below, the Borrower shall select the initial Interest Period for the Loans in the relevant Borrowing Request.

          (b) The Loans shall at any given time be subject to a single Interest Period.

          (c) No Interest Period shall extend beyond the Maturity Date.

          (d) If the Borrower fails to select an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one (1) month.

          (e) Promptly following receipt of a notice from the Borrower selecting an Interest Period, the Administrative Agent shall advise each Lender of the details thereof, and if no timely notice is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of the applicable Interest Period.

     Section 2.4 Repayment of Loans. The Borrower shall repay to the Administrative Agent for the account of the Lenders on the Maturity Date the aggregate principal amount of the Loans outstanding on such date.

     Section 2.5 Use of Proceeds of Loans.

          (a) Use of Proceeds. The proceeds of the Borrowing of Loans shall be used solely (i) to finance a portion of the Purchase Price (as defined in the Acquisition Agreement), including transaction financing costs; (ii) to pay fees payable on the date of the Borrowing to the Lead Arranger and the Administrative Agent; and (iii) to pay other reasonable costs and expenses incurred by the Borrower in connection with the closing of the Loans.

          (b) No Monitoring Obligation. The Administrative Agent shall not be obligated to monitor or verify the use of proceeds of the Loans.

     Section 2.6 Termination or Reduction of Commitments.

          (a) The Borrower may, upon notice to the Administrative Agent, terminate the Commitments, or from time to time reduce the Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $50,000 in excess thereof. The Administrative Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of any of the Commitments. Any reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. All commitment fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.

          (b) The Commitments shall automatically terminate on the Commitment Termination Date.

          (c) Any termination or reduction of any of the Commitments shall be permanent.

     Section 2.7 Prepayments.

          (a) Terms of All Prepayments. Each prepayment of Loans shall be accompanied by accrued interest on the amount prepaid, any additional amounts required pursuant to Section 3.5 of this Agreement and any Hedging Termination Obligations payable in connection therewith.

          (b) Optional Prepayments.

               (i) The Borrower may at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty on any Interest Payment Date (subject to Section 3.5); provided that the Borrower shall deliver notice to the Administrative Agent of any prepayment hereunder, which notice must be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to any proposed date of prepayment of Loans. Any prepayment of Loans pursuant to this Section 2.7(b) shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof or, if less, the entire principal amount thereof then outstanding, and any prepayment of Loans pursuant to this Section 2.7(b) shall be in an amount equal to the HGC Facility Share (but excluding the TGC Revolving Loans in the calculation thereof) of an aggregate prepayment being made concurrently under this Section 2.7(b) and Section 2.8(b) of the TGC Loan Agreement. Each such notice shall be irrevocable and shall specify the date and amount of such prepayment.

               (ii) Promptly following receipt of any such notice of voluntary prepayment, the Administrative Agent shall advise the applicable Lenders of the contents thereof.

          (c) Mandatory Prepayments.

               (i) If during any fiscal year of the Borrower, the aggregate cumulative amount of Net Asset Disposition Proceeds for such fiscal year exceeds $5,000,000, the Borrower shall, on any date thereafter on which TGC is required to make a prepayment of TGC Loans from such Net Asset Disposition Proceeds, prepay the Loans in an amount equal to the HGC Facility Share of the Net Asset Disposition Proceeds less (A) any portion of Net Asset Disposition Proceeds for such fiscal year theretofore applied to mandatory prepayment of the Loans and the TGC Loans pursuant to this Section

     2.7(c)(i) and Section 2.8(c)(i) of the TGC Loan Agreement and (B) the HGC Facility Share of amounts reinvested by TGC in accordance with the second sentence of Section 2.8(c)( i) of the TGC Loan Agreement.

               (ii) If, at any time TGC or any of its Subsidiaries incurs any Indebtedness (other than Permitted Indebtedness), the Borrower shall, immediately after such issuance or incurrence, prepay the outstanding Loans in an aggregate principal amount equal to the HGC Facility Share of the Net Debt Proceeds of such incurrence of Indebtedness.

               (iii) If, at any time TGC or any of its Subsidiaries issues or sells any Equity Securities, the Borrower shall, immediately after such issuance or sale, prepay the outstanding Loans in an aggregate principal amount equal to the HGC Facility Share of the Net Equity Proceeds of such issuance of such Equity Securities; provided, that no prepayment shall be required in respect of any of the following: (i) any capital contribution from any Loan Party in the form of Equity Securities or any issuance or sale of Equity Securities by any Subsidiary of the Borrower to the Borrower or any of the Borrower's Subsidiaries; (ii) the issuance by any Loan Party of Equity Securities in connection with the formation of Subsidiaries pursuant to transactions otherwise permitted pursuant to Sections 7.4 and 7.5; and (iii) the issuance of Equity Securities by the Borrower to MGH.

               (iv) If at any time TGC or any of its Subsidiaries receive any Net Insurance Proceeds or Net Condemnation Proceeds that, together with any other Net Insurance Proceeds or Net Condemnation Proceeds received by such Persons during the fiscal year of the Borrower in which such date occurs, exceeds $10,000,000, the Borrower shall, on any date thereafter on which TGC is required to make a prepayment of TGC Loans from such proceeds, prepay the Loans in an aggregate amount equal to the HGC Facility Share of the Net Insurance Proceeds or Net Condemnation Proceeds, as applicable, in such fiscal year (less any amounts used to repair, restore or replace Property in accordance with Section 2.8(c)(iv) of the TGC Loan Agreement.

               (v) If at any time any combination of the Backward Interest Coverage Ratio or the Projected Interest Coverage Ratio was 3.50:1.00 or lower as of the prior three (3) consecutive Calculation Dates, the Borrower shall, within ten (10) Business Days after the Borrower or TGC has calculated the Backward Interest Coverage Ratio and Projected Interest Coverage Ratio as of the most recent such Calculation Date but in any event not later than ten days after the date on which the Financial Statements for the period then ended are required to be delivered pursuant to Section 6.1, prepay the Loans in an aggregate amount equal to the HGC Facility Share of the aggregate Excess Cash Flow as of the third-preceding Calculation Date.

               (vi) If at any time TGC receives proceeds of an indemnification payment pursuant to the assignment of the Acquisition Agreement referred to in Section 4.1(n), the Borrower shall, on any date thereafter on which TGC is required to make a prepayment of TGC Loans from such proceeds, prepay the Loans in an aggregate amount equal to the HGC Facility Share of such proceeds less the reasonable legal expenses and other costs and expenses directly related to such payment paid or that are to be paid by TGC (and net of the HGC Facility Share of amounts used or reinvested by TGC in accordance with the second sentence of Section 2.8(c)(vi) of the TGC Loan Agreement.

               (vii) If any Change in Control shall occur, the Borrower shall, promptly and in any event no later than ten (10) Business Days following the occurrence of such event, prepay the outstanding Loans in full.

               (viii) If any Regulatory Event shall occur, the Borrower shall, promptly and in any event no later than ten (10) Business Days following the occurrence of such event, prepay the outstanding Loans in full.

     Section 2.8 Fees.

          (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee equal to 35% of the Applicable Margin per annum on the daily amount of the Available Commitment of such Lender during the period from and including the date hereof to but excluding the Disbursement Date. Accrued commitment fees shall be payable in arrears on the Disbursement Date. The commitment fees shall be calculated on the basis of a year of 360 days and for the actual days elapsed (including the first day but excluding the last day).

          (b) Other Fees. The Borrower agrees to pay to the Lead Arranger and the Administrative Agent for their own respective accounts fees payable in the amounts and at the times separately agreed upon between the Borrower and such parties, which fees shall be deemed to be payable hereunder.

          (c) Fees Fully Earned When Paid. All fees shall be fully earned when paid and shall not be refundable under any circumstances.

     Section 2.9 Evidence of Indebtedness; Notes. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent demonstrable error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

     Section 2.10 Payments Generally.

          (a) Each payment by the Borrower hereunder (whether of principal, interest, fees or any other amount) shall be made prior to 5:00 p.m., New York time, on the date when due, in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the account of the Administrative Agent (account number 0000000 760000) at Dresdner Bank AG, New York Branch) or such other account as may hereafter be designated by the Administrative Agent in writing. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly upon receipt thereof, in like funds as received.

          (b) If any payment to be made by the Borrower under any Loan Document becomes due and payable on a day other than a Business Day, the date for payment shall be extended to the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees.

          (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

     Section 2.11 Sharing of Payments. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of such Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                                   ARTICLE III
                           TAXES AND YIELD PROTECTION

     Section 3.1 Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Legal Requirements.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.

          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent demonstrable error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Foreign Lender shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the IRC (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to
Section 881(c) of the IRC. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, and (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (f) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

          (g) If a Lender assigns a Loan to an individual Person that is a United States resident, such individual shall provide two duly signed and completed copies of IRS form W-9 (or any successor form thereto) to the Administrative Agent.

     Section 3.2 Alternate Rate of Interest. If prior to the commencement of any Interest Period, (a) the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period or (b) the Administrative Agent is advised by the Required Lenders that LIBOR determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall promptly give notice thereof to the Borrower and such Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, the Administrative Agent shall promptly give written notice thereof to the Borrower and such Lenders. If such notice is given, the rate of interest on each applicable Lender's Loans for each Interest Period thereafter will be the average cost of funds for the Required Lenders, as reasonably determined by the Administrative Agent, plus the Applicable Margin.

     Section 3.3 Illegality. If any Lender determines in good faith that any Legal Requirement has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans; provided that if prior to such prepayment date the affected Lender and the Borrower can agree upon an alternative mutually acceptable basis for determining the interest rate from time to time applicable to the Loans owing to such Lender that will avoid such illegality, such interest rate shall take effect from the date of such agreement and lieu of such required prepayment. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.

     Section 3.4 Increased Costs.

          (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (including any reserve established by the Federal Reserve Board); or

               (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; and provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     Section 3.5 Funding Losses. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss (excluding losses of anticipated profit) or expense which such Lender may sustain or incur as a consequence of
(i) any failure by the Borrower (for a reason other than the wrongful failure of such Lender to make a Loan) to borrow or prepay any Loan on the date or in the amount notified by the Borrower, or (ii) any payment or prepayment of any Loan on a day other than the last day of an Interest Period with respect thereto (whether voluntary, mandatory, by reason of acceleration, or otherwise), including the amount (if any) determined by the relevant Lender by which (i) the interest at the LIBOR Rate which such Lender would have received for the period from the date of receipt of funds to repay or prepay a Loan to the last day of the applicable Interest Period for such Loan if the principal received had been paid on the last day of such Interest Period exceeds (ii) the amount which such Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Interest Period. Any Lender demanding indemnification for any loss or expense sustained or incurred by it pursuant to this Section 3.5 shall, at the time of such demand, deliver to the Borrower a certificate providing a calculation of and specifying in reasonable detail the additional amount to be paid to it for any such loss or expense. Each determination by a Lender of the amounts owing to it pursuant to this Section 3.5 shall be conclusive and binding in the absence of demonstrable error.

     Section 3.6 Duty to Mitigate; Replacement of Lenders.

          (a) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.1 of this Agreement, or if any Lender requests compensation under
Section 3.4 of this Agreement, or if the Borrower would be required to prepay the Loans of any Lender pursuant to Section 3.3 of this Agreement, then such Lender shall use reasonable efforts to minimize any increased cost or other compensation payable by the Borrower, including without limitation the designation of a different lending office for funding or booking its Loans hereunder or assigning its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4 of this Agreement or avoid the prepayment under Section
3.3 of this Agreement), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.1 of this Agreement, or if any Lender requests compensation under
Section 3.4 of this Agreement, or if the Borrower would be required to prepay the Loans of any Lender pursuant to Section 3.3 of this Agreement, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4 of this Agreement), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from payments required to be made pursuant to Section 3.1 of this Agreement or a claim for compensation under Section 3.4 of this Agreement, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     Section 3.7 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Commitments and the payment in full of all Obligations.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     Section 4.1 Conditions Precedent to Borrowing of Loans. The obligation of each Lender to make a Loan on the Effective Date is subject to the satisfaction of the following conditions precedent:

          (a) Loan Documents; TGC Loan Documents. The following documents shall have been duly authorized, executed and delivered by the parties thereto (such parties shall include, but not be limited to, the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders), are in full force and effect and originals thereof (in a number sufficient to provide an original (in the case of (A),(B) and (C) to each Lender) shall have been delivered to the Administrative Agent :

                    (A) this Agreement;

                    (B) a Note in favor of each Lender requesting a Note, each in a principal amount equal to such Lender's Commitment;

                    (C) the Intercreditor Agreement;

                    (D) the Security Documents; and

                    (E) the TGC Loan Documents.

          (b) Acquisition Documents. The Acquisition Documents shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect, and execution copies thereof (in a number sufficient to provide a copy to each Lender) shall have been delivered to Administrative Agent, certified to be true, correct and complete copies thereof.

          (c) Lender Hedging Agreements; TGC Hedging Agreements. The Borrower shall have entered into Lender Hedging Agreements satisfactory to the Administrative Agent, which agreements shall provide coverage in a notional amount equal to at least 90% of the Loans projected to be outstanding and for a term ending on the third anniversary of the Effective Date and 75% of the Loans projected to be outstanding thereafter. TGC shall have entered into the TGC Hedging Agreements.

          (d) Organizational Documents.

               (i) The Administrative Agent shall have received from or on behalf of the Borrower:

                    (A) the certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of the Borrower, certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of its state of incorporation or formation, which shall contain provisions reasonably acceptable to the Administrative Agent;

                    (B) a certificate of good standing (or comparable certificate), certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of its state of incorporation or formation stating that the Borrower is in good corporate and tax standing under the laws of such states;

                    (C) a certificate of the Secretary or an Assistant Secretary (or comparable officer) of the Borrower dated the Effective Date, certifying that (A) attached thereto is a true and correct copy of the bylaws, partnership agreement, limited liability company agreement or comparable document of the Borrower as in effect on the Effective Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of the Borrower (or other comparable enabling action) and continuing in effect, which authorize the execution, delivery and performance by the Borrower of the Loan Documents to be executed by the Borrower and the consummation of the transactions contemplated thereby, the consummation of the Acquisition and consummation of the TGC Financing; and (C) there are no proceedings for the dissolution or liquidation of the Borrower; and

                    (D) a certificate of the Secretary or an Assistant Secretary (or comparable officer) of the Borrower, dated the Effective Date, certifying the incumbency, signatures and authority of the officers of the Borrower authorized to execute, deliver and perform the Loan Documents to be executed by the Borrower.

          (e) Financial Statements, Financial Condition, etc. The Borrower shall have delivered to the Administrative Agent:

               (i) Consolidated Financial Statements and Consolidating Financial Statements of the Borrower as of last day of and for the fiscal year of the Borrower most recently ended more than 90 days prior to the Effective Date, in the case of such Consolidated Financial Statements, reported on by KPMG LLC or another recognized firm of independent certified public accountants reasonably acceptable to the Administrative Agent (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such Consolidated Financial Statements present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

               (ii) Except to the extent the Securities and Exchange Commission shall have waived compliance with Regulation S-X, Consolidated Financial Statements of the Borrower for the periods set forth in Section 6.21 of the Acquisition Agreement;

               (iii) unaudited Consolidated Financial Statements and Consolidating Financial Statements of the Borrower as of last day of and for the fiscal quarter most recently ended more than 45 days prior to the Effective Date, each of which shall be certified by the chief financial officer of the Borrower as being complete and correct and fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower on such dates and for any interim periods then ended, applied on a consistent basis;

               (iv) a certificate by the chief financial officer of the Borrower stating that to his knowledge since the date of such Financial Statements, no event has occurred, and no condition exists, that has had, or could reasonably be expected to have, a Material Adverse Effect;

               (v) a certificate by the chief financial officer of the Borrower as to the financial condition and solvency of the Borrower (after giving effect to the Acquisition and the incurrence of Indebtedness relating thereto); and

               (vi) such other information regarding the Borrower and its business affairs and the transactions contemplated by this Agreement and not previously provided to the Administrative Agent as the Administrative Agent or any Lender may reasonably request.

          (f) Security Documents. All filings and recordings necessary, in the opinion of the Administrative Agent, to perfect the Liens contemplated to be granted to the Collateral Agent under the Security Documents shall have been made, and the Administrative Agent shall have received evidence satisfactory to it that the Security Documents are in full force and effect. The Administrative Agent and the Collateral Agent shall have received:

               (i) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Collateral Agent in the Security Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement to be prior or (b) for which the Collateral Agent has received a termination statement;

               (ii) a Control Agreement with respect to each deposit account maintained by the Borrower, duly executed by the Borrower, the Collateral Agent and the applicable depositary bank;

               (iii) a Control Agreement with respect to each securities account maintained by the Borrower, duly executed by the Borrower, the Collateral Agent and the applicable securities intermediary;

               (iv) such other documents, instruments and agreements as the Collateral Agent may reasonably request to create and perfect the Liens granted to the Collateral Agent under the Security Documents; and

               (v) such other evidence as the Collateral Agent may reasonably request to establish that the Liens granted to the Collateral Agent under the Security Documents are perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by this Agreement to be prior.

          (g) Opinions of Counsel. The Administrative Agent shall have received favorable written opinion letters, addressed to the Administrative Agent, the Collateral Agent and each Lender and dated the date of the Effective Date, of:

               (i) LeBoeuf, Lamb, Greene & MacRae LLP, counsel to MGH, TGC and the Borrower;

               (ii) special Hawaii counsel to the Borrower and certain of the Loan Parties; and

               (iii) Orrick, Herrington & Sutcliffe LLP, counsel to the Administrative Agent.

Each such opinion letter shall be in customary form and substance satisfactory to the Administrative Agent and address such matters as the Administrative Agent may reasonably request.

          (h) Governmental Authorizations. All material Governmental Authorizations necessary for the execution, delivery and performance of the Loan Documents and the TGC Loan Documents and for the consummation of the Acquisition upon the terms contemplated by the Acquisition Agreement shall have been obtained and shall be in full force and effect. Such Governmental Authorizations shall not contain any material conditions that, in the opinion of the Administrative Agent, are not capable of being satisfied by the Borrower on or prior to the time required. The Administrative Agent shall have received copies of all such material Governmental Authorizations and all material Governmental Authorizations necessary in order for the Borrower to conduct its business. There shall not be any default under any such Governmental Authorization that could reasonably be expected to have a Material Adverse Effect.

          (i) Equity Contribution to MGH; Consummation of Acquisition; TGC Financing; Payment of Indebtedness; Release of Liens; Fees, etc. Each of the following shall have occurred and the Administrative Agent shall have received evidence thereof satisfactory to it: (i) MIC or one of its Affiliates shall have contributed to MGH as equity cash in the amount not less than thirty-eight percent (38%) of the Purchase Price (as defined in the Acquisition Agreement);
(ii) the Purchase Price (as defined in the Acquisition Agreement) shall have been paid in full, other than any adjustment thereto in accordance with the Acquisition Agreement that is not yet due and payable, and the Acquisition shall have been consummated upon the terms set forth in the Acquisition Documents, without any waiver by MGH of any material condition to its obligation to consummate the Acquisition, and consistent with assumptions made in the preparation of the Business Plan and the Base Case Projections; (iii) the TGC Financing shall have been consummated in accordance with the terms of the TGC Loan Documents; (iv) all Indebtedness of TGC and the Borrower (other than Permitted Indebtedness) outstanding immediately prior to consummation of the Acquisition shall have been repaid in full; (v) all Liens (other than Permitted Liens) upon any Property of TGC and the Borrower shall have been terminated or released; and (vi) TGC and the Borrower shall have paid all fees, costs and other expenses and all other amounts then due and payable pursuant to this Agreement and the other Loan Documents.

          (j) Base Case Projections. The Administrative Agent shall have received the Base Case Projections, updated as of a date reasonably satisfactory to the Administrative Agent, including therein projections of revenues, operating expenses, cash flows, and other related items, which shall show a Projected Interest Coverage Ratio as of each Calculation Date occurring on or after the Effective Date and on or prior to December 31, 2013 greater than 3.50 to 1.00 and a Projected Leverage Ratio of less than 6.60:1.00, together with a certification as of the Effective Date by a Responsible Officer of the Borrower that the Base Case Projections have been prepared in good faith based upon reasonable assumptions. The Administrative Agent shall have received a report of the Model Auditor reasonably satisfactory to the Administrative Agent restating the Model Auditor's audit of the Computer Model as of the Effective Date and shall have received a disk containing the Computer Model.

          (k) Business Plan; Budget. The Administrative Agent shall have received a Business Plan and operating budget for a period of at least 12 months following the Effective Date.

          (l) Funds Flow Memorandum. The Administrative Agent shall have received a memorandum summarizing the sources and uses of funds from the Borrowing hereunder and the initial borrowings under the TGC Loan Agreement and in connection with the consummation of the Acquisition.

          (m) Officer's Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Effective Date and in form and substance satisfactory to the Administrative Agent, to the effect that all of the conditions set forth in this Section 4.1 have been satisfied, that the representations and warranties of the Borrower contained in Article 5 of this Agreement are true and correct on the Effective Date as is made on the Effective Date, that each of the Loan Parties has performed all of the obligations to be performed by it under this Agreement and the other Loan Documents, and that no Default or Event of Event of Default exists or will exist immediately after giving effect to the Borrowing, the consummation of the TGC Financing and the consummation of the Acquisition.

          (n) MGH shall have entered into an assignment agreement reasonably satisfactory in form and substance to the Administrative Agent assigning in favor of TGC the rights to receive any indemnification payments (other than any indemnification payments received as a result of the breach of Section 6.10 and/or 6.19 of the Acquisition Agreement and any indemnification payments relating to taxes borne directly by TGC) under the Acquisition Agreement in respect of a breach of any representation or warranty thereunder by the sellers.

          (o) Borrowing Request. The Administrative Agent shall have timely received a fully executed copy of a Borrowing Request for the applicable Disbursement Date, as the case may be, in compliance with the requirements of
Section 2.1 or Section 2.2 of this Agreement, as applicable.

          (p) Representation and Warranties. All representations and warranties of TGC and the Borrower contained in the Loan Documents shall be true, correct and accurate on and as of the applicable Disbursement Date (except to the extent such representations and warranties relate to an earlier date, in which case, such representations and warranties shall be true in all material respects as of such date).

          (q) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or shall result from the proposed Loan.

     The Borrowing shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth above in clauses (c) and (d) of this Section 4.2 is true and correct as of the date of such Borrowing.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

     Section 5.1 Due Incorporation, Qualification, etc. Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect. The Borrower is not engaged in any business other than the ownership of the Equity Securities of TGC and carrying out any incidental activities (including the incurrence of Indebtedness related thereto), and does not have any assets other than the Equity Securities of TGC or any Permitted Investments.

     Section 5.2 Authority. The execution, delivery and performance by each Loan Party of each Loan Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby, the consummation of the Acquisition and the consummation of the TGC Financing (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

     Section 5.3 Enforceability. Each Loan Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, fraudulent conveyance, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

     Section 5.4 Non-Contravention. The execution and delivery by each Loan Party of the Loan Documents executed and to be executed by such Loan Party and the performance by such Loan Party of its obligations thereunder and the consummation of the transactions contemplated thereby, the consummation of the Acquisition and the consummation of the TGC Financing do not and will not (i) contravene any Loan Party's organizational documents; (ii) violate any Legal Requirement applicable to any Loan Party; (iii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party or (iv) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any Property, asset or revenue of any Loan Party (except such Liens as may be created in favor of the Collateral Agent for the benefit of itself and the Lenders pursuant to the Security Documents), except for any contravention or violation that does not, individually or in the aggregate, result in a Material Adverse Effect.

     Section 5.5 Approvals.

          (a) Except as set forth on Schedule 5.5, no material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including equity holders of any Person) is required in connection with the execution, delivery or performance of the Loan Documents executed by any Loan Party or consummation of the transactions contemplated thereby or the consummation and the Acquisition, except for those which have been made or obtained and are in full force and effect.

          (b) All material Governmental Authorizations required for the ownership, leasing, operation and maintenance of the businesses of the Loan Parties have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. None of the Loan Parties has received any notice or other communication from any Governmental Authority regarding (A) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, or (B) any other limitations on the conduct of business by any Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          (c) Except as set forth on Schedule 5.5, no Governmental Authorization is required for either (A) the pledge or grant by any Loan Party of any Lien purported to be created in favor of the Collateral Agent under any of the Security Documents or (B) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to Administrative Agent in writing, and (2) filings or recordings contemplated in connection with this Agreement and the Security Documents.

     Section 5.6 No Violation or Default. No Loan Party is in violation of or in default with respect to (i) any Legal Requirement applicable to such Loan Party or (ii) any Contractual Obligation of such Loan Party (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, no Loan Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has knowledge of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     Section 5.7 Litigation. Except as set forth in Schedule 5.7, no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or, to the Borrower's knowledge, threatened against any Loan Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) if adversely determined, could reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the Acquisition or the execution, delivery or performance by any Loan Party of the Loan Documents or the consummation of the transactions contemplated thereby, the consummation of the Acquisition or the consummation of the TGC Financing.

     Section 5.8 Possession Under Leases; Title.

          (a) Schedule 5.8 lists all material leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Borrower or its Subsidiaries lease to or from any other party any real property, including all renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases"). Each of the Loan Parties has complied with all material obligations under all leases to which it is a party and enjoys peaceful and undisturbed possession under such leases.

          (b) Each of the Loan Parties owns and has good and marketable title, or a valid leasehold interest in, all Property necessary in its business as currently conducted and as currently proposed to be conducted. Such Properties are subject to no Liens other than Permitted Liens.

     Section 5.9 Financial Statements. The most recent Consolidated Financial Statements of the Loan Parties that have been delivered to the Administrative Agent (i) are in accordance with the books and records of the Loan Parties, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP subject in the case of unaudited Consolidated Financial Statements only to normal year-end audit adjustments and the absence of footnotes, none of which, if provided, would reflect a material adverse change in the business, assets, financial condition or operating performance of the Loan Parties, respectively, taken as a whole; and (iii) fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Loan Parties, as of the date thereof and for the period covered thereby. No Loan Party has any Contingent Obligations, liability for taxes or other outstanding obligations (including obligations in respect of off-balance sheet transactions) required to be shown on an annual or quarterly Financial Statement, as applicable, in accordance with GAAP, which, in any such case, are material in the aggregate, except otherwise disclosed in writing to the Administrative Agent. Since June 30, 2005, there has been no material adverse change in the business, assets, operations, condition (financial or otherwise), liabilities or prospects of any Loan Party that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

     Section 5.10 Creation, Perfection and Priority of Liens. As of the Effective Date, the execution and delivery of the Loan Documents by the Loan Parties, together with Uniform Commercial Code financing statements and, to the extent relevant, any documents to be filed with the U.S. Patent and Trademark Office, in proper form for filing have been delivered to the Administrative Agent for filing and recording, and the recording of any mortgages or deeds of trust delivered to the Administrative Agent for recording (but not yet recorded), are effective to create in favor of the Collateral Agent for the benefit of itself and the Lenders, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral (subject only to Permitted Liens).

     Section 5.11 Equity Securities. All outstanding Equity Securities of the Loan Parties are duly authorized, validly issued, fully paid and non-assessable. The Borrower is the beneficial and record owner of all outstanding Equity Securities of TGC. MGH is the beneficial and record owner of all outstanding Equity Securities of the Borrower. There are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating any Loan Party to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of any Loan Party, or obligating any Loan Party to grant, extend or enter into any such agreement or commitment. All Equity Securities of each Loan Party have been offered and sold in compliance with all federal and state securities laws and all other Legal Requirements, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect.

     Section 5.12 No Agreements to Sell Assets; Etc. No Loan Party has any legal obligation, absolute or contingent, to any Person to sell the assets of such Loan Party, or to effect any merger, consolidation or other reorganization of any Loan Party or to enter into any agreement with respect thereto.

     Section 5.13 Employee Benefit Plans.

          (a) Except as set forth on Schedule 5.13, nothing has occurred with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.13, no Loan Party has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for post-retirement benefits is reasonably expected to have a Material Adverse Effect.

          (b) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by any Loan Party or any ERISA Affiliate of any liability, fine or penalty which would result in a Material Adverse Effect. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of any Loan Party is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened material claim or suit other than claims for benefits in the ordinary course. None of the Loan Parties nor any fiduciary of any Employee Benefit Plan has, individually or in the aggregate, engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC which would result in a Material Adverse Effect to the Loan Parties, taken as a whole.

          (c) Except as set forth on Schedule 5.13, none of the Loan Parties and the ERISA Affiliates contributes to or has any contingent obligations to any Multiemployer Plan, except to the extent such contributions or contingent obligations could not reasonably be expected to have a Material Adverse Effect. None of the Loan Parties and the ERISA Affiliates has incurred any liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA, which liability could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any

Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA, except to the extent such event could not reasonably be expected to have a Material Adverse Effect.

     Section 5.14 Other Regulations. No Loan Party is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur Indebtedness.

     Section 5.15 Patent and Other Rights. The Loan Parties own, license or otherwise have the full right to use, under validly existing agreements, all material patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except where the failure to own, license or otherwise have the full right to use could not reasonably be expected to result in a Material Adverse Effect. Each of the patents, trademarks, trade names, service marks and copyrights owned by any Loan Party which is registered with any Governmental Authority is set forth on Schedule 5.15. The Loan Parties conduct their respective businesses without infringement or, to the best of the Borrower's knowledge, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of other Persons, except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect. There is no infringement or, to the best of the Borrower's knowledge, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of any of the Loan Parties, except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect.

     Section 5.16 Governmental Charges; Taxes.

          (a) Each of the Loan Parties has filed or caused to be filed all tax returns which are required to be filed by it. Each of the Loan Parties has paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been established. Proper and accurate amounts have been withheld by each Loan Party from their employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of the Loan Parties have executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.

          (b) No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority will be incurred by any Loan Party or Lender as a result of the execution or delivery of this Agreement or any other Loan Documents and no deduction or withholding in respect of Taxes imposed by or for the account of any jurisdiction by or through which payments with respect to the Loans will be made by the Borrower is required to be made from any payment by the Borrower under this Agreement or any other Loan Documents.

     Section 5.17 Margin Stock. No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of such Loan Party, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

     Section 5.18 Subsidiaries, Etc. The Borrower has no Subsidiaries other than TGC. As of the Effective Date, the TGC does not have any Subsidiaries.

     Section 5.19 Solvency, Etc. Each of the Loan Parties is Solvent and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, the consummation of the Acquisition and the consummation of the TGC Financing, will be Solvent.

     Section 5.20 Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of the Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Borrower does not have any employees.

     Section 5.21 Contracts.

          (a) Schedule 5.21 lists all of the following contracts ("Contracts") of the Loan Parties as of the Effective Date:

               (i) each partnership, joint venture or other similar material agreement or arrangement to which any Loan Party is a party with any third party;

               (ii) each lease of real and personal property which is material to the operation of the business of the Borrower;

               (iii) each agreement of any Loan Party relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset);

               (iv) each contract containing covenants purporting to materially limit the freedom of any Loan Party to compete in any line of business or in any geographic area;

               (v) each material contract that is other than for the purchase, sale or license of goods or services in the ordinary course of business consistent with past practice; and

               (vi) each contract, other than employment contracts for the Borrower's key personnel, which provides for annual payments by the Borrower after the date hereof of more than $500,000 or which has an aggregate expenditure obligation by the Borrower of more than $1,000,000 or is reasonably expected to involve expenditures of greater than such amount.

          (b) Except as disclosed in Schedule 5.21, no material supplier to or landlord of any Loan Party, or any Governmental Authority has taken, and none of the Loan Parties has received any written notice that, any material supplier to or landlord any Loan Party, or any Governmental Authority contemplates taking, any steps to terminate the business relationship of any Loan Party with such supplier or landlord, which could reasonably be expected to have a Material Adverse Effect.

     Section 5.22 No Material Adverse Effect. No Material Adverse Effect has occurred since the date of the latest audited Financial Statements delivered to the Administrative Agent.

     Section 5.23 Accuracy of Information Furnished. The written information (excluding projections) furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Loan Documents and the transactions contemplated thereby, taken as a whole, is complete and correct in all material respects, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Loan Documents, the transactions contemplated thereby and the Acquisition have been prepared in good faith based upon reasonable assumptions; provided, however, that the Administrative Agent and the Lenders acknowledge and agree that such projections are based upon a number of estimates and assumptions and are subject to significant business, economic and competitive uncertainties and contingencies and that, accordingly, no assurances are given and no representations, warranties or covenants are made that any of the assumptions are correct, that such projections will be achieved or that the forward-looking statements expressed in such projections will correspond to actual results.

     Section 5.24 Brokerage Commissions. No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the Acquisition or the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by a Loan Party, and the Borrower agrees to indemnify the Administrative Agent and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable and documented attorney's fees incurred by the Administrative Agent and the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

     Section 5.25 Policies of Insurance. Schedule 5.25 sets forth a true and complete listing of all insurance maintained by the Loan Parties as of the Effective Date. Such insurance has not been terminated and is in full force and effect, and each of the Loan Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder in all material respects. The Properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties.

     Section 5.26 Priority of Obligations. The payment obligations of the Borrower under this Agreement and the Loans will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Borrower.

     Section 5.27 Bank Accounts and Securities Accounts. Schedule 5.27 sets forth a true and complete listing of all bank accounts and securities accounts maintained by each Loan Party as of the Effective Date.

     Section 5.28 Agreements with Affiliates. Except as disclosed on Schedule 5.28, no Loan Party has entered into and, as of the Effective Date does not contemplate entering into, any material agreement or contract with any Affiliate of such Person except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances.

     Section 5.29 Existing Indebtedness; Existing Liens.

          (a) Schedule 5.29(a) sets forth a complete and correct list of all outstanding Indebtedness of each Loan Party as of the date of this Agreement. None of the Loan Parties is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any of its Indebtedness, and no event or condition exists with respect to any Indebtedness of any Loan Party that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Schedule 5.29(b) sets forth a complete and correct list of all Liens on or in the Property of any Loan Party (other than Permitted Liens). None of the Loan Parties has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than Permitted Liens.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     Until the termination of the Commitments and the satisfaction in full by the Borrower of all Obligations, the Borrower will comply, and will cause compliance by the other Loan Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

     Section 6.1 Financial Statements; Operating Reports; Financial Certifications. The Borrower shall furnish to the Administrative Agent and each Lender the following:

          (a) as soon as available and in no event later than ninety (90) days after the close of each fiscal year of the Borrower, (A) copies of the audited Consolidated Financial Statements and Consolidating Financial Statements of the Borrower for such year, in the case of such Consolidated Financial Statements, audited by KPMG LLC or another recognized firm of independent certified public accountants acceptable to the Administrative Agent (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such Consolidated Financial Statements present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and each Loan Party on a consolidated basis in accordance with GAAP consistently applied, which Consolidated Financial Statements shall be accompanied by a narrative from management of the Borrower which discusses results for such period, and (B) copies of the unqualified opinions and, to the extent delivered, management letters delivered by such accountants in connection with all such Consolidated Financial Statements and in the case of such Consolidating Financial Statements, certified by the president, chief financial officer or treasurer of the Borrower to present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and each Loan Party on a consolidating basis in accordance with GAAP consistently applied;

          (b) as soon as available and in no event later than forty-five (45) days after the last day of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the Consolidated Financial Statements and Consolidating Financial Statements of the Borrower for such fiscal quarter and for the fiscal year to date certified by the president, chief financial officer or treasurer of the Borrower to present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and each Loan Party on a consolidated and consolidating basis in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of notes);

          (c) as soon as available and in no event later than ninety (90) days after the close of each fiscal year of MIC, (A) copies of the audited Consolidated Financial Statements of MIC for such year, audited by a recognized firm of independent certified public accountants to the effect that such Consolidated Financial Statements present fairly in all material respects the financial condition, results of operations and cash flows of MIC and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (d) as soon as available and in no event later than forty-five (45) days after the last day of each of the first three fiscal quarters of each fiscal year of MIC, copies of the Consolidated Financial Statements of MIC for such fiscal quarter and for the fiscal year to date certified by the president, chief financial officer or treasurer of the Borrower to present fairly in all material respects the financial condition, results of operations and cash flows of MIC on a consolidated basis in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of notes);

          (e) contemporaneously with delivery of the Financial Statements required by the foregoing clauses (a) and (b), a compliance certificate of the president, chief financial officer or treasurer of the Borrower in substantially the form of Exhibit D (a "Compliance Certificate") which (A) states that no Default or Event of Default has occurred and is continuing, or, if any such Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and what action Borrower proposes to take with respect thereto and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios or other amounts required in order to determine compliance with any provision in Article VII; and

          (f) contemporaneously with the delivery of the Financial Statements required by the foregoing clauses (a) and (b) with respect to any period for which a change in GAAP results in inconsistent application between periods, one or more appropriate statement reflecting a reconciliation of any amounts not affected by such change showing any adjustments that would be required if such change had been applicable to such amounts.

     Section 6.2 Other Notices and Reports. The Borrower shall furnish to the Administrative Agent and each Lender the following, each in such form and such detail as the Administrative Agent or the Required Lenders shall reasonably request:

          (a) in no event later than five (5) Business Days after the Borrower knows of the occurrence or existence of (A) any Reportable Event under any Plan or Multiemployer Plan, (B) any actual or threatened litigation, suits, claims, disputes or investigations against any Loan Party involving potential monetary damages payable by any Loan Party of $2,500,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect, (C) breach or non-performance of any material obligation, or any default under, a Material Document; (D) any litigation, proceeding, material dispute or material investigation involving, or any termination or material modification of a material Governmental Authorization or notice of the possibility of any such termination or material modification by, any Governmental Authority; (E) any Default or Event of Default; (F) any material change in accounting policies of or financial reporting practices by any Loan Party; or (G) any other event or condition which, either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect. Each notice pursuant to this Section 6.2(a) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto and shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

          (b) as soon as available, and in any event not later than fifteen (15) days before the end of each fiscal year of the Borrower, (A) an annual operating budget of TGC and its Subsidiaries for the following fiscal year, (B) an updated Business Plan for the following fiscal year, including updated Projections, certified by a Responsible Officer of the Borrower to have prepared in good faith based upon reasonable assumptions, and (C) a Capital Expenditure budget of TGC and its Subsidiaries for the following three fiscal years;

          (c) as soon as possible and in no event later than five (5) Business Days prior to the acquisition by any Loan Party of any material leasehold or ownership interest in real property, a written supplement to Schedule 5.8;

          (d) as soon as possible prior to the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.7(c) of this Agreement, a statement of a Responsible Officer of the Borrower setting forth the details thereof;

          (e) as soon as possible and in no event later than five (5) Business Days after the receipt thereof by any Loan Party, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law or any actual, alleged, suspected or threatened liability of any Loan Party for Environmental Damages, where any such violation or liability could reasonably be expected to have a Material Adverse Effect;

          (f) as soon as possible and in no event later than five (5) Business Days after the delivery or receipt thereof by any Loan Party, any notice of any material default or breach or termination given or received under any Material Document, or any amendment of, supplement to or other modification of any Material Document; and

          (g) such other instruments, agreements, certificates, opinions, statements, documents and information relating to the Properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Loan Parties with the terms of this Agreement and the other Loan Documents (including without limitation "know your customer" and similar requirements), as the Administrative Agent may from time to time reasonably request.

     Section 6.3 Books and Records. The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with GAAP.

     Section 6.4 Inspections. The Loan Parties shall permit the Administrative Agent and each Lender, or any agent or representative thereof, upon reasonable notice and during normal business hours (except that if an Event of Default shall have occurred and be continuing, no such notice is required), to visit and inspect any of the properties and offices of any Loan Party, to conduct audits of any or all of the Collateral, to examine the books and records of any Loan Party and make copies thereof, and to discuss the affairs, finances and business of any Loan Party with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent or any Lender may reasonably request. Any Loan Party may have a representative attend any meeting with its independent accountants so long as such right does not unreasonably delay the scheduling of any meeting. Inspections pursuant to this Section 6.4 of this Agreement shall be at such Loan Party's expense with respect to one (1) inspection in any calendar year and with respect to all inspections and audits during the existence of a Default or Event of Default.

     Section 6.5 Insurance. The Loan Parties shall:

          (a) carry and maintain insurance during the term of this Agreement of the types, in the amounts and subject to such deductibles and other terms customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation;

          (b) furnish to any Lender, upon written request, full information as to the insurance carried;

          (c) carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is reasonably satisfactory to the Administrative Agent; and

          (d) obtain and maintain endorsements reasonably acceptable to the Administrative Agent for such insurance naming the Administrative Agent and the Collateral Agent as additional insured and the Collateral Agent as lender's loss payee;

provided that if any Loan Party shall fail to maintain insurance in accordance with this Section 6.5 of this Agreement, or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance. All such policies as to which the Collateral Agent is named as an additional insured or loss payee, as the case may be, shall (i) provide that the same shall not be cancelled, materially modified or terminated without at least thirty (30) days' (or twenty
(20) days' in the case of nonpayment of premium) prior written notice to each insured and each loss payee named therein, (ii) provide for at least thirty (30) days' prior written notice to each insured and each loss payee named therein of the date on which such policies shall terminate by lapse of time if not renewed,
(iii) contain a breach-of-warranty clause providing that the respective interests of the Collateral Agent or any other additional insured or loss payee shall not be invalidated by any action or inaction of the Collateral Agent, the Lenders, the Administrative Agent or any other Person, (iv) insure the Collateral Agent and any other additional insured or loss payee regardless of any breach or violation by the Borrower, any Subsidiaries, or any other Person of any warranties, declarations, or conditions contained in the policies related to such insurance, (v) provide that the insurer thereunder waives all right of subrogation against the Collateral Agent and waives any right of set-off or counterclaim and any other right of deduction whether by attachment or otherwise, (vi) be primary without right of contribution from any other insurance carried by or on behalf of the Collateral Agent, any Lender or the Administrative Agent with respect to any interest in the Collateral, (vii) provide that no Person other than the Loan Parties shall have any liability for any premiums with respect thereto, and (viii) provide that inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. The Administrative Agent shall not, by reason of accepting, rejecting, approving or obtaining insurance incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of any losses.


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

     Section 6.6 Governmental Charges. Each Loan Party shall promptly pay and discharge when due all taxes and other Governmental Charges which, if unpaid, could reasonably be expected to have a Material Adverse Effect, except such taxes or Governmental Charges as may in good faith be contested or disputed and as to which adequate reserves (determined in accordance with GAAP) have been established; provided that in each such case no Property material to the conduct of the businesses of the Loan Parties is at impending risk of being seized, levied upon or forfeited.

     Section 6.7 Use of Proceeds. Each Loan Party shall use the proceeds of the Loans only for the respective purposes set forth in Section 2.6 of this Agreement. Each Loan Party shall not use any part of the proceeds of any Loan, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve any Loan Party, any Lender or the Administrative Agent in a violation of Regulations T, U or X issued by the Federal Reserve Board.

     Section 6.8 General Business Operations. Each Loan Party shall (i) preserve, renew and maintain in full force their legal existence and good standing under the Governmental Rules of the jurisdiction of their organization, each other jurisdiction reasonably necessary for the conduct of their business, and all of their rights, licenses, leases, qualifications, privileges franchises and other authority reasonably necessary to the conduct of their business, (ii) conduct their business activities in compliance with all Legal Requirements applicable to such Loan Party, and (iii) keep all material Property useful and necessary to their business in good working order and condition in a manner consistent with prudent engineering practice, ordinary wear and tear excepted, except, in each case with respect to (i), (ii) or (iii) of this Section 6.8, where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain its chief executive offices and principal places of business in the United States.

     Section 6.9 Compliance with Legal Requirements and Contractual Obligations. Each Loan Party shall comply with all applicable Legal Requirements, including all applicable Environmental Laws, and Contractual Obligations noncompliance with which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     Section 6.10 Additional Collateral. If at any time from and after the Effective Date any Loan Party acquires any fee or leasehold interest in real property, such Loan Party shall deliver to the Administrative Agent, at its own expense, as soon as possible all documentation and information in form and substance reasonably satisfactory to the Administrative Agent (including any environmental reports) relating thereto, and shall assist the Administrative Agent in obtaining a deed of trust or mortgage on such real property interest; provided that if such Loan Party is unable, after using commercially reasonable efforts (as determined by it in good faith), to obtain any required consent of any Governmental Authority for the grant of a deed of trust or mortgage, such deed of trust or mortgage shall not be required under this Section 6.10.


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

     Section 6.11 Lender Hedging Agreements. The Borrower shall enter into (and maintain) Lender Hedging Agreements in accordance with the requirements of
Section 4.1(c) of this Agreement.

     Section 6.12 Preservation of Security Interests. Each Loan Party shall preserve and undertake all actions necessary to maintain the security interests granted under the Security Documents in full force and effect (including the priority thereof).

     Section 6.13 Event of Loss.

          (a) The Borrower shall promptly notify the Administrative Agent upon any Loan Party having knowledge of any Event of Loss that the Borrower believes will be a Material Loss.

          (b) If a Material Loss occurs, unless the restoration, repair, replacement or rebuilding of the applicable Property is reasonably determined by the Borrower not to be required for the conduct of TGC's business or the business of any of its Subsidiaries, the failure to make such restoration, repair, replacement or rebuilding will not have a Material Adverse Effect and TGC elects not to undertake such restoration, repair, replacement or rebuilding (in which event the Net Insurance Proceeds or Net Condemnation Proceeds, as the case may be, shall be applied to a mandatory prepayment of the Loans in accordance with Section 2.7(c)(iv) of this Agreement), TGC (or the Subsidiary reporting the Material Loss) shall as soon as practicable commence and complete the Restoration of the applicable Property.

     Section 6.14 Priority of Obligations. The Borrower shall ensure that its payment obligations under this Agreement and the Loans will at all times rank at least pari passu, without preference or priority, with all of its other unsecured and unsubordinated Indebtedness.

     Section 6.15 Distributions of TGC. The Borrower, as the sole shareholder of TGC, shall, to the extent that TGC is permitted to make Distributions under the TGC Loan Agreement, cause TCG to make such Distributions in the amounts and at the times required in order to enable the Borrower to pay interest due on the Loans, to make any mandatory prepayments of the Loans required to be made under the TGC Loan Agreement and to make any other payment required to be made by Borrower under the Loan Documents.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

     Until the termination of the Commitments and the satisfaction in full by the Borrower of all Obligations, the Borrower covenants and agrees that:

     Section 7.1 Indebtedness and Guarantee Obligations. No Loan Party shall create, incur, assume or permit to exist any Indebtedness or Guarantee Obligations except for the following ("Permitted Indebtedness"):

          (a) Indebtedness of the Loan Parties under the Loan Documents;

          (b) Indebtedness of the Borrower and TGC listed in Schedule 5.29(a) and existing on the date of this Agreement, all of which Indebtedness identified in Schedule 5.29(a) as being repaid in connection with the Borrowing or the initial borrowing under the TGC Loan Agreement shall be repaid concurrently with such borrowings;

          (c) Indebtedness of the Borrower under Lender Hedging Agreements entered into with respect to the Loans in accordance with Section 4.1(c) of this Agreement;

          (d) Indebtedness of TGC and its Subsidiaries permitted under the TGC Loan Agreement;

and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

     Section 7.2 Liens, Negative Pledges. No Loan Party shall create, incur, assume or permit to exist any Lien on or with respect to any of its Property, in either case whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

          (a) Liens in favor of the Collateral Agent under the Security
Documents;

          (b) Liens listed in Schedule 5.29(b) and existing on the date of this Agreement, all of which Liens that secure Indebtedness that is identified in
Schedule 5.29(b) as being repaid concurrent with the Borrowing of Loans shall be terminated concurrently with such Borrowing; and

          (c) Liens created or suffered by TGC or its Subsidiaries and permitted to exist under the TGC Loan Documents.

     Section 7.3 Asset Dispositions. None of the Loan Parties shall, directly or indirectly, sell, lease, convey, transfer or otherwise dispose of any Property, whether now owned or hereafter acquired, or enter into any agreement to do any of the foregoing, except for the following:

          (a) sales by TGC or its Subsidiaries of inventory to Persons in the ordinary course of their businesses and the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of the Borrower's business or the business of its Subsidiaries;

          (b) sales or other dispositions by TGC or its Subsidiaries of any Property, provided that (i) no Event of Default shall have occurred and be continuing, (ii) the purchase price paid to TGC or its Subsidiaries for such Property shall be no less than the fair market value of such Property as determined in good faith by the Borrower at the time of such sale (provided that details of such determination be made available to the Administrative Agent upon request), (iii) the aggregate purchase price paid to TGC or its Subsidiaries for such Property during the same fiscal year pursuant to this clause (b) shall not exceed $10,000,000, and
(iv) the sale of such Property could not reasonably be expected to result in a Material Adverse Effect; and

          (c) sales or other dispositions by the Borrower or its Subsidiaries of Investments permitted by Section 7.5(b) of this Agreement for not less than fair market value.

     Section 7.4 Mergers, Acquisitions, Etc. None of the Loan Parties shall consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person without the prior written approval of the Administrative Agent acting at the direction of the Required Lenders; provided that TGC and its Subsidiaries may merge with each other, (and with other Subsidiaries of the Borrower which become Loan Parties); and provided, further, that (i) no Default or Event of Default will result after giving effect to any such merger and (ii) in any such merger involving TGC, TGC is the surviving Person.

     Section 7.5 Investments. None of the Loan Parties shall make any Investment except for Investments in the following:

          (a) Investments in cash and Cash Equivalents;

          (b) Investments listed in Schedule 7.5 existing on the date of this Agreement;

          (c) Investments credited to securities accounts established and maintained in accordance with Section 6.11 of this Agreement which are subject to Control Agreements;

          (d) Investments by the Borrower in TGC, or by TGC in its Subsidiaries or its Subsidiaries in each other; and

     Section 7.6 Distributions. The Borrower may make cash Distributions only if
(i) interest on and principal of the Loans then due and payable and all payments then due and payable under the Lender Hedging Agreements have been paid in full; and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such Distribution. Notwithstanding the foregoing, if a Lock-up Event has occurred as of the Calculation Date then most recently ended, the Borrower may not thereafter make a Distribution until such time as TGC is permitted to make a Distribution pursuant to the TGC Loan Agreement.

     Section 7.7 Change in Business. The Borrower shall not engage in any business other than the ownership of the Equity Securities of TGC and carrying out any incidental activities (including the incurrence of the Loans), and shall not have any assets other than the Equity Securities of TGC or any Permitted Investments. Neither TGC nor its Subsidiaries shall engage, either directly or indirectly, in any business other than the business conducted by the Borrower as of the date hereof or any business related or incidental thereto.

     Section 7.8 ERISA. Except as set forth in Schedule 7.8, the Borrower or its Subsidiaries shall not:

          (a) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan;

          (b) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject the Borrower to any tax, penalty or other liability including a liability to indemnify;

          (c) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA) with respect to any Employment Benefit Plan;

          (d) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan;

          (e) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or

          (f) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC,

where singly or cumulatively, the above event or events could reasonably be expected to have a Material Adverse Effect.

     Section 7.9 Transactions with Affiliates. Except as otherwise permitted by the Loan Documents, the Borrower or its Subsidiaries shall not enter into any Contractual Obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms as least as favorable to the Borrower or its Subsidiaries as an arms-length transaction with unaffiliated Persons.

     Section 7.10 Accounts. The Borrower or its Subsidiaries shall not maintain bank accounts or securities accounts other than (i) the bank accounts and securities accounts listed in Schedule 5.27, and (ii) additional bank accounts and securities accounts established after the Effective Date for the working capital needs of the Borrower which are subject to Control Agreements.

     Section 7.11 Accounting Changes. The Borrower shall not change (i) its fiscal year (except that it may change its fiscal year once so that it ends on December 31 of each calendar year) or (ii) its accounting practices except as required by GAAP.

     Section 7.12 Amendments of Material Documents. Without the prior written consent of the Administrative Agent, the Borrower or its Subsidiaries shall not
(i) cancel or terminate or replace any Material Document, (ii) consent to or accept any cancellation or termination of any Material Document (other than as permitted without the consent of the Borrower or its Subsidiaries and without a default in accordance with the terms of such Material Document), (iii) amend, modify or supplement in any material respect any Material Document or any document executed and delivered in connection therewith, in any respect that could reasonably be expected adversely affect any material right or interest of the Lenders or the Borrower's or its Subsidiaries' ability to pay and perform the Obligations;
(iv) waive any material default under, or material breach of, any Material Document or waive, fail to enforce, forgive, compromise, settle, adjust or release any material right, interest or entitlement, howsoever arising, under, or in respect of any Material Document or in any way vary, or agree to the variation of, any material provision of such Material Document or of the performance of any material covenant or obligation by any other Person under any Material Document that could reasonably be expected to adversely affect any material any right or interest of the Lenders or the Borrower's or its Subsidiaries' ability to pay and perform the Obligations, or (v) assign (other than pursuant to the Security Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Material Document; provided, however, that the Borrower or its Subsidiaries may, without violating the provisions of this Section 7.12, do any of the foregoing without the prior written consent of the Administrative Agent, if such actions could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 7.13 Joint Ventures. No Loan Party shall enter into any Joint Venture.

     Section 7.14 Management Fees. No Loan Party shall pay any management fees other than (i) management fees paid by a Loan Party to another Loan Party or Loan Parties and (ii) reasonable overhead sharing fees payable to Affiliates of any Loan Party for legal, accounting, tax, computer and other centralized management services provided to the Loan Parties in lieu of such Loan Parties having their own employees for such functions.

     Section 7.15 Jurisdiction of Formation. No Loan Party shall change its jurisdiction of formation except upon not less than ninety (90) days prior written notice to the Administrative Agent.

     Section 7.16 Sales and Leaseback; Off-Balance Sheet Financing. The Borrower or its Subsidiaries shall not engage in (i) any sale and leaseback transaction with respect to any of its Property of any character, whether now owned or hereafter acquired or (ii) any off-balance sheet transaction or other similar transaction (excluding any Lender Hedging Arrangements); provided that the foregoing shall not apply to barges used by TGC in the ordinary course of its business to transport gas in coastwide waters.

     Section 7.17 Capital Expenditures. The Borrower or its Subsidiaries shall not make any Capital Expenditures at any time during a Lock-Up Period if the amount of such Capital Expenditures together with the aggregate amount of Capital Expenditures made by the Borrower or its Subsidiaries during the then current fiscal year of the Borrower would exceed the amount of Capital Expenditures budgeted for such fiscal year as set forth in the Capital Expenditure budget for such fiscal year as most recently delivered to the Lenders pursuant to Section 6.2(b) of this Agreement; provided, however, that the Borrower or its Subsidiaries may make Capital Expenditures that exceed the amount of Capital Expenditures budgeted for such fiscal year if such Capital Expenditures are necessary for the Borrower or its Subsidiaries to conduct its business in a manner consistent with prudent engineering practice.

     Section 7.18 Foreign Assets Control Regulations. The Borrower or its Subsidiaries shall not use the proceeds of any Borrowing:

               (i) to fund any operations of, to finance any investments or activities in, or to make any payments to, any person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control; or

               (ii) to fund any operations in, to finance any investments or activities in, or to make any payments to, an agency of the government of a country, an organization controlled by a country, or a person resident in a country that is subject to a sanctions program administered by the U.S. Department of the Treasury's Office of Foreign Assets Control under 31 C.F.R. Chapter V.

     Section 7.19 Backward Interest Coverage Ratio. The Borrower shall not at any time permit the Backward Interest Coverage Ratio as of any Calculation Date occurring more than one year after the Effective Date to be 2.50:1:00 or less.

                                  ARTICLE VIII

                           EVENTS OF DEFAULT; REMEDIES

     Section 8.1 Events of Default. Any one or more of the following events shall constitute an Event of Default:

          (a) the Borrower shall fail to pay any principal of any Loan or any Hedging Termination Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or shall fail to pay any interest on any Loan or any amount that is payable periodically in respect of any Hedging Obligation, when and as the same shall become due and payable, or shall fail to pay any fee or any other amount under the Loan Documents on the date when due, unless any such non-payment is caused by technical or administrative error and is remedied within three (3) Business Days.

          (b) any Loan Party shall fail to comply with any covenant or agreement contained in Section 6.7, Section 6.8(i), Section 7.1, Section 7.2, Section 7.4,
Section 7.6 or Section 7.20 of this Agreement; or

          (c) any default shall occur under any Security Document and such default shall continue beyond any period of grace provided with respect thereto; or

          (d) any Loan Party shall fail to comply with any covenant or agreement under this Agreement or under any other Loan Document (other than those specified in subsections (a), (b) or (c) above), and such failure is not remedied within 60 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders); provided that if such failure capable of remedy but by its nature cannot reasonably be cured within 60 days, such Loan Party shall have such additional time not exceeding 30 days as may be necessary to cure such failure so long as such Loan Party proceeds with all due diligence to cure such failure, such failure is cured within such additional time period, and such delay is not reasonably likely to have a Material Adverse Effect; or

          (e) any representation or warranty made by the Borrower or any other Loan Party in any Loan Document to which it is a party, or in any certificate or document delivered to the Administrative Agent or Collateral Agent by the Borrower or any other Loan Party pursuant to any Loan Document, shall prove to have been incorrect when made or deemed made and a Material Adverse Effect would reasonably be expected to result therefrom; or

          (f) any Loan Party shall (i) fail to make any payment on account of any Indebtedness of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any originally applicable grace period provided with respect thereto, if the amount of such Indebtedness exceeds $5,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, such Indebtedness of the Borrower or its Subsidiaries (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, liquidated, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, such Indebtedness of the Borrower or its Subsidiaries (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, liquidated, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

          (g) any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its Property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its Property by any official in an involuntary case or other proceeding commenced against it; or

          (h) proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the Property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or


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

          (i) a final judgment that is not covered by available insurance as acknowledged in writing by the provider of such insurance or as certified to the Administrative Agent by an independent insurance broker or carrier satisfactory to the Administrative Agent is entered against the Borrower or its Subsidiaries in excess of $5,000,000, or any non monetary final judgment is entered against the Borrower or its Subsidiaries and the effect of such non monetary final judgment could reasonably be expected to result in a Material Adverse Effect, and, in each case such judgment remains unsatisfied or there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect; or

          (j) (i) any Loan Document or any material term thereof shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert in writing and any such event continues for ten (10) days after the earlier of the Administrative Agent giving notice and the Borrower becoming aware of such event; or (ii) any Security Document shall cease, except in accordance with its terms, to be effective to grant a perfected Lien on the Collateral described therein (other than on an immaterial portion thereof) with the priority purported to be created thereby; or (iii) the Borrower or its Subsidiaries shall issue, create or permit to be outstanding any Equity Securities which shall not be subject to a first priority perfected Lien under the Security Agreement; or

          (k) any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Plan shall occur and be continuing for a period of thirty (30) days or more after notice thereof is provided to the Borrower by the Administrative Agent, or a trustee shall be appointed by the PBGC to administer any Plan; or

          (l) except for in the case of force majeure in which case this Section 8.1(l) shall not apply, the Borrower or its Subsidiaries shall abandon its business operations, which abandonment shall be deemed to have occurred if the Borrower or its Subsidiaries fails, without reasonable cause, to conduct business operations in the ordinary course for a continuous period of more than 30 days; or

          (m) any material Governmental Authorization necessary (i) for the execution, delivery and performance by any Loan Party of any of the Loan Documents or Material Documents to which it is a party, or for the performance by any Loan Party of its material rights and obligations under any of the Loan Documents or Material Documents to which it is a party or (ii) for the ownership, leasing or operation of any material portion of the business of the Loan Parties (determined on a consolidated basis) as conducted as of the date hereof, shall be revoked, terminated, withdrawn, suspended or materially modified unless (x) such Governmental Authorization is reinstated within 10 days after the occurrence of such event (or such longer period as is necessary to reinstate such Governmental Authorization, so long as the applicable Loan Party is diligently pursuing such reinstatement and such extension of time does not result or could reasonably be expected to result in a Material Adverse Effect), or (y) the revocation, termination, withdrawal, suspension or modification of such Governmental Authorization does not result in or could not reasonably be expected to result in a Material Adverse Effect;


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

          (n) it becomes unlawful for the Borrower or its Subsidiaries to perform any of its obligations under the Loan Documents (other than an illegality referred to in Section 3.3) and such illegality could reasonably be expected to have a Material Adverse Effect; or

          (o) any change in the financial condition or results of operations of the Borrower or its Subsidiaries shall have occurred since the date of the latest audited Financial Statements of the Borrower delivered to the Administrative Agent which could reasonably be expected to have a Material Adverse Effect.

     Section 8.2 Remedies Upon Event of Default.

          (a) If any Event of Default occurs and is continuing, the Administrative Agent may, and upon the request of the Required Lenders shall:
(i) by notice to the Borrower, declare the Commitments to be terminated, whereupon the same shall forthwith terminate; (ii) declare the entire unpaid principal amount of the Loans (together with all accrued and unpaid interest thereon and any other amount then due under the Loan Documents) and all other Obligations to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and/or (iii) subject to the prior approval of any required Governmental Authority or the provisions of any Governmental Authorization, instruct the Collateral Agent to foreclose on any or all of the Collateral and/or proceed to enforce all remedies available to the Administrative Agent (or Collateral Agent) pursuant to the Loan Documents or otherwise as a matter of law. Notwithstanding the foregoing, if an Event of Default referred to in Section 8.1(h) or (i) of this Agreement shall occur with respect to the Borrower, automatically and without notice the actions described in clauses (i) and (ii) above shall be deemed to have occurred.

          (b) No Financing Party may, except with the prior consent of the Required Lenders (i) enforce any security interest created or evidenced by any Security Document or require the Administrative Agent to enforce any such security interest (provided that the foregoing shall not limit any right of setoff by a Lender permitted hereunder); (ii) sue for or institute any creditor's process (including an injunction, garnishment, execution or levy, whether before or after judgment) in respect of any Obligation (whether or not for the payment of money) owing to it under or in respect of any Loan Document;
(iii) take any step for the winding-up, administration of or dissolution of, or any insolvency proceeding in relation to, the Borrower or its Subsidiaries, or for a voluntary arrangement, scheme of arrangement or other analogous step in relation to the Borrower or its Subsidiaries, or (iv) apply for any order for an injunction or specific performance in respect of the Borrower or its Subsidiaries in relation to any of the Loan Documents. Each of the Financing Parties shall be subject to the terms and provisions of the Intercreditor Agreement as if it was a signatory thereto.


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                                   ARTICLE IX
                                     AGENTS

     Section 9.1 Appointment and Authorization of Agents.

     Each Financing Party hereby irrevocably appoints, designates and authorizes the Agents to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither of the Agents shall have any duties or responsibilities, except those expressly set forth herein or in the Security Documents, nor shall the Agents have or be deemed to have any fiduciary relationship with any Financing Party or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Legal Requirement. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     Section 9.3 Liability of Agents. None of the Agents, their respective officers, directors, employees, agents, attorneys-in-fact and Affiliates shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Financing Party or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. None of the Agents and any of their respective officers, directors, employees, agents, attorneys-in-fact and Affiliates shall be under any obligation to any Financing Party or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.


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

     Section 9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so request, it shall first be indemnified to its satisfaction by the Financing Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, provided that neither Agent shall be required to take any action that would expose them it to personal liability or that is contrary to the Loan Documents or applicable Legal Requirements. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     Section 9.5 Notice of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Financing Parties, unless the Administrative Agent shall have received written notice from a Financing Party or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Financing Parties of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 11.1 of this Agreement; provided, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Financing Parties.

     Section 9.6 Credit Decision; Disclosure of Information. Each Financing Party acknowledges that neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it, and that no act by the Agents hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Agents or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates to any Financing Party as to any matter, including whether the Agents or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have disclosed material information in their possession. Each Financing Party represents to the Agents that it has, independently and without reliance upon the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the


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

business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Financing Party also represents that it will, independently and without reliance upon the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Financing Parties by the Administrative Agent herein, neither Agent shall have any duty or responsibility to provide any Financing Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 9.7 Indemnification. To the extent that the Borrower fails to pay any amount required to be paid by it to the Agents or any Indemnitee, each Lender severally agrees to pay to the Agents or such Indemnitee such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations and the resignation of either Agent.

     Section 9.8 Agents in their Individual Capacities. The Agents and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though the Agents were not the Agents hereunder and without notice to or consent of the Financing Parties. The Financing Parties acknowledge that, pursuant to such activities, the Agents or their respective Affiliates may receive information regarding any Loan Party or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents shall be under no obligation to provide such information to them. With respect to their Loans or other Outstanding Exposure, the Agents shall have the same rights and powers under this Agreement as any other Financing Party and may exercise such rights and powers as though it were not the Administrative Agent or the Collateral Agent, as the case may be.

     Section 9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the


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

Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Section 11.3 of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     Section 9.10 Lead Arranger. The Lead Arranger shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than, to the extent it is a Lender or the Administrative Agent, those applicable to all Lenders or the Administrative Agent, as the case may be, as such. Each Lender acknowledges that it has not relied, and will not rely, on the Lead Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X
                              HEDGING ARRANGEMENTS

     Section 10.1 Hedging Payments. Each Hedging Bank agrees that it shall not
(i) demand (other than as may be necessary in order to exercise any right to terminate any Hedging Transaction pursuant to a Lender Hedging Agreement as permitted under Section 10.2 of this Agreement or required under Section 10.3 of this Agreement) or receive payment, prepayment or repayment of, or any distribution in respect of, or on account of, any of the Hedging Obligations in cash or in kind, or apply any money or property in or towards the discharge of any Hedging Obligations except for scheduled payments arising under the terms of the Lender Hedging Agreements, or (ii) permit to exist or receive any security interest or any financial support (including the giving of any guarantee or the making of any deposit or payment) for or in respect of any of the Hedging Obligations other than under the Loan Documents.

     Section 10.2 Voluntary Termination. Each Hedging Bank agrees that it may terminate a Hedging Transaction pursuant to a Lender Hedging Agreement only upon the occurrence of any of the following events: (i) the Administrative Agent has declared that all of the amounts outstanding under the Loan Documents are immediately due and payable or such acceleration has occurred without notice from the Administrative Agent pursuant to Section 8.2(a) of this Agreement, (ii) the Required Lenders have directed the Administrative Agent to seek a lifting of the automatic stay or any other stay in any Bankruptcy Proceeding so as to permit an acceleration of all of the amounts outstanding under the Loan Documents pursuant to Section 8.2(a) of this


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

Agreement, (iii) early termination is permitted in accordance with the terms of such Lender Hedging Agreement by the Hedging Bank in the event it becomes unlawful for such Hedging Bank to perform any absolute or contingent obligation under such Lender Hedging Agreement, (iv) early termination is permitted in accordance with the terms of such Lender Hedging Agreement upon the occurrence of a tax event or tax event upon merger, (v) the Administrative Agent has requested such termination in accordance with Section 9.3 of this Agreement, or
(vi) an Event of Default occurs under Section 8.1(a) with respect to the Lender Hedging Agreement entered into by such Hedging Bank.

     Section 10.3 Involuntary Termination or Reduction.

          (a) If the Administrative Agent has declared that all of the amounts outstanding under the Loan Documents are immediately due and payable or such acceleration has occurred without notice from the Administrative Agent pursuant to Section 8.2(a) of this Agreement, each Hedging Bank agrees that, at the written request of the Administrative Agent (acting at the direction of the Required Lenders), such Hedging Bank shall exercise its rights to terminate all hedging transactions under each Lender Hedging Agreement to which it is a party.

          (b) If the aggregate notional amounts hedged under the Lender Hedging Agreements exceed by more than ten percent (10%) the aggregate principal amount of the Loans for a period of more than sixty (60) days, the Administrative Agent (acting at the direction of the Required Lenders) may, by notice to the Hedging Banks and the Borrower, require that the amounts hedged under the Lender Hedging Agreements be reduced (allocated ratably among the Lender Hedging Agreements according to the respective amounts hedged thereunder) to a level equal to no more than 110% and no less than 100% of the Loans outstanding.

     Section 10.4 Agreement to be Bound by Loan Documents; Benefit of Lien of Security Documents. By entering the Lender Hedging Agreements, each Hedging Bank shall be deemed to have agreed to be bound by the provisions set forth in this Agreement applicable to Hedging Banks and Financing Parties. So long as the terms thereof are in compliance with this Agreement, each Lender Hedging Agreement shall be secured by the Liens created by the Security Documents on a pari passu basis.

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.1 Amendments; Waivers.

          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent; provided that no such amendment, waiver or consent shall: (i) extend or increase the Commitment of any Lender without the written consent of such Lender; (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them), or postpone the


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

scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of calculation of the amount of any mandatory prepayment that would result in a reduction of any such prepayment, without the written consent of each Lender directly affected thereby; (iv) change Section 2.12 of this Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; (v) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or (vi) release all or any material part of the Collateral without the written consent of each Lender and Hedging Bank (except that (A) any release in connection with a sale or other disposition of Collateral authorized by Section 7.3 of this Agreement shall not require the approval of any Lender or Hedging Bank) and (B) any amendment, waiver or consent which modifies the terms of Section 7.3 of this Agreement (including any modification relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Required Lenders); and provided, further, that (A) no amendment, waiver or consent shall, without the written consent of the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (B) no amendment, waiver or consent shall, without the written consent of each Hedging Bank directly affected thereby in addition to the Lenders required above, affect the rights or duties of such Hedging Bank under this Agreement or any other Loan Document, and (C) any separate fee agreement between the Borrower and the Administrative Agent in its capacity as such or between the Borrower and the Lead Arranger in their capacities as such may be amended or modified by such parties; and provided, further, that any waiver of conditions precedent set forth in Section 4.1(f) of this Agreement which relate to the perfection of a security interest in Collateral can be waived by the Administrative Agent in its discretion, provided that such condition shall instead be satisfied after the Effective Date and within time periods established by the Administrative Agent in its discretion.

          (b) No failure or delay by the Administrative Agent, or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.


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

     Section 11.2 Notices.

          (a) Unless otherwise expressly provided herein, (and subject to paragraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (i) if to MGH:

               Macquarie Gas Holdings, LLC
               125 West 55 Street
               22nd Floor
               New York, NY 10019
               Attention: William Cavers
               Telephone: 212 231 1660
               Facsimile: 212 231 1828

               (ii) the Borrower:

               HGC Holdings, LLC
               P.O. Box 3000
               Honolulu, HI 96802
               Attention: Jim Yates
               Telephone: 808-535-5908
               Facsimile: 808-535-5942:

               with a copy to:

               Attention: George Aoki
               Telephone: 808-535-5912
               Facsimile: 808-535-5942

               (iii) if to the Administrative Agent:

               Dresdner Bank AG, London Branch
               Loan Operations, London
               IB Operations
               Riverbank House
               2 Swan Lake
               London EC4R 3UX
               Attention: greg.corsale@drkw.com
               Telephone: 44 (0)20 7475 2034
               Facsimile: 44 (0)20 7623 4118

               (iv) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.


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

          (b) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c) Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as Financial Statements and other information as provided in Section 6.1 of this Agreement, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

          (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Section 11.3 Expenses; Indemnity; Damage Waiver.

          (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), the syndication of the credit facilities provided for herein, and administration of the transactions contemplated hereby and thereby, and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement, attempted enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations.

          (b) The Borrower shall indemnify the Administrative Agent, each Lender and each of the officers, directors, employees, agents, attorneys-in-fact and Affiliates of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated thereby, the consummation of the Acquisition and the consummation of the TGC Financing, (ii) any Commitment or Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous

Materials on or from any property owned or operated by any Loan Party, or liability under any Environmental Laws related in any way to any Loan Party, or
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

          (c) In the event that any claim or demand by a third party for which the Borrower may be required to indemnify an Indemnitee hereunder (a "Claim") is asserted against or sought to be collected from any Indemnitee by a third party, such Indemnitee shall as promptly as practicable notify the Borrower in writing of such Claim, and such notice shall specify (to the extent known) in reasonable detail the amount of such Claim and any relevant facts and circumstances relating thereto; provided, however, that any failure to give such prompt notice or to provide any such facts and circumstances shall not constitute a waiver of any rights of the Indemnitee, except to the extent that the rights of the Borrower are actually prejudiced thereby.

          (d) The Borrower shall be entitled to appoint counsel of its choice at the expense of the Borrower to represent an Indemnitee in any action for which indemnification is sought (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by that Indemnitee except as set forth below); provided, however, that such counsel shall be satisfactory to such Indemnitee. Notwithstanding the Borrower's election to appoint counsel to represent an Indemnitee in any action, such Indemnitee shall have the right to employ separate counsel (including local counsel, but only one such counsel in any jurisdiction in connection with any action), and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Borrower to represent the Indemnitee would present such counsel with a conflict of interest;
(ii) the actual or potential defendants in, or targets of, any such action include both the Indemnitee and the Borrower and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnitees which are different from or additional to those available to the Borrower; (iii) the Borrower shall not have employed counsel to represent the Indemnitee within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize the Indemnitee to employ separate counsel at the Borrower's expense. The Borrower shall not be liable for any settlement or compromise of any action or claim by an Indemnitee affected without your prior written consent, which consent shall not be unreasonably withheld.

          (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or arising out of the activities in connection herewith or therewith.

          (f) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.

          (g) The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

     Section 11.4 Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (excluding the Borrower) upon the execution and delivery hereof by MGH and Dresdner Bank AG London Branch, as Administrative Agent and Lender and their respective successors and assigns permitted hereby, and upon the execution and delivery hereof by the Borrower, shall be binding upon and inure to the benefit of all of the parties hereto, except that (i) neither MGH nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Any Lender may assign to one or more other Lenders, Affiliates of any Lender or Eligible Assignees approved by the Administrative Agent and (so long as no Event of Default is continuing) the Borrower (which approvals shall not be unreasonably withheld or delayed) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (A) no approval of the Administrative Agent or the Borrower shall be required for any assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment, (B) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Loans and Commitment, the amount of the Loans and Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents; (C) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; (D) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and any required tax forms; and (E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

               (ii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4 and 11.3 of this Agreement). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
     11.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

               (iii) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (iv) Upon its receipt of a duly completed Assignment and Assumption and required tax forms executed by an assigning Lender and an Eligible Assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) (i) Any Lender may, without the consent of or notice to the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each, a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.1(a) of this Agreement that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.3 and
3.4 of this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

               (ii) A Participant shall not be entitled to receive any greater payment under Section 3.1, 3.4 or 3.5 of this Agreement than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. Without limitation of the preceding sentence, (i) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 of this Agreement unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.1(e) of this Agreement as though it were a Lender and (ii) a Participant that is a United States resident individual shall not be entitled to the benefits of Section 3.1 as if it were a Lender unless the Participant agrees to comply with Section 3.1(g) of this Agreement as though it were a Lender.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 11.5 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or their respective advisers, or (ii) any actual or prospective counterparty (or their respective advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, "Information" means all information received from the Borrower relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower that is not prohibited from transmitting the information to the Administrative Agent or such Lender by a contractual or legal obligation. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     Section 11.6 Limitation on Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Legal Requirement (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the outstanding Obligations or, if it exceeds the unpaid principal, refunded to Borrower. In determining whether the interest or a fee contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Legal Requirement, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     Section 11.7 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that if any such set off is effected prior to acceleration of the Loans pursuant to Section 8.2 of this Agreement and all Events of Default are cured prior to any such acceleration, such set off shall be rescinded and the deposits and other amounts so set off shall be restored to the Borrower, without interest. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     Section 11.8 Nonliability of Lenders. The Borrower acknowledges and agrees that:

          (a) Any inspections of any property of the Borrower made by or through the Administrative Agent or Lenders are for purposes of administration of the Loan Documents only, and the Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

          (b) The relationship between the Borrower and the Administrative Agent and Lenders is, and shall at all times remain, solely that of borrowers and lenders; neither the Administrative Agent nor any Lender shall under any circumstance be construed to be partners or joint venturers of any Loan Party or its Affiliates; neither the Administrative Agent nor any Lender shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Loan Party or its Affiliates, or to owe any fiduciary duty to any

Loan Party or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to any Loan Party or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform any such Person of any matter in connection with the operations of such Person; each Loan Party and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or any Lender in connection with such matters is solely for the protection of the Administrative Agent and each Lenders and neither any Loan Party nor any other Person is entitled to rely thereon; and

     Section 11.9 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     Section 11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

     Section 11.11 Submission To Jurisdiction; WAIVER OF JURY TRIAL.

          (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, solely for purposes of any action or proceeding arising out of or relating to this Agreement (and not as a general submission to New York law), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.2 of this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (d) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUR OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY (WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE). EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

     Section 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 11.13 Headings. The table of contents and the headings of Articles, Sections, Exhibits and Schedules have been included herein for convenience of reference only, are not part of this Agreement, and shall not be taken into consideration in interpreting this Agreement.

     Section 11.14 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be maintained by the Borrower and the Administrative Agent.

                                   ARTICLE XII
                               INTERIM PROVISIONS

     Section 12.1 Representations, Warranties and Covenants of MGH. MGH represents and warrants to the Administrative Agent and the Lenders that (i) the representations and warranties to be made by the Borrower under Sections 5.1, 5.2, 5.3, 5.4, 5.5(a), 5.6 and 5.7 of this Agreement are true and correct insofar as they relate to MGH, (ii) Macquarie Investment Holdings Inc. has assigned to MIC, and MIC has assigned to MGH, all of its right, title and interest in the Acquisition Agreement, (iii) true and correct copies of the agreements pursuant to which such assignments were made have been provided to the Administrative Agent and (iv) the Acquisition Agreement is in full force and effect and a true, correct and complete copy thereof has been provided to the Administrative Agent.

     Section 12.2 Certain Rights and Obligations. Until the Borrower shall become a party to this Agreement or the Commitments are terminated:

          (a) MGH shall be bound by the provisions of this Agreement and perform the obligations of the Borrower under this Agreement as if it were the Borrower (excluding all provisions of, or obligations arising under, in Articles V, VI and VII of this Agreement); provided, however, that MGH also agrees to perform the obligations of the Borrower set forth in Section 6.2 of this Agreement to the extent that MGH shall be able to do so by virtue of any rights that it may have under the Acquisition Agreement or by virtue of the Borrower providing any information or notice of the type referred to therein. Until the Borrower shall become a party to this Agreement or the Commitments are terminated, MGH may exercise any of the rights of the Borrower hereunder;

          (b) no amendment or waiver of this Agreement pursuant to Section 11.1 of this Agreement shall require the consent of the Borrower;

          (c) the Borrower shall have no rights or obligations under this Agreement; and

          (d) the Borrower shall not be deemed to have made any representations or warranties under this Agreement and shall not be subject to any of the covenants set forth herein.

     Section 12.3 Covenants of MGH. Until the earlier of the Effective Date or the date on which Commitments are terminated, MGH covenants and agrees that:

          (a) MGH shall not agree to waive or amend any material provision of the Acquisition Agreement;

          (b) MGH shall deliver to the Lenders, promptly after receipt thereof, copies all financial statements, notices and all other material information delivered to it by the Seller pursuant to the Acquisition Agreement and copies of any material correspondence delivered by the Seller to MGH concerning the Acquisition Agreement;

          (c) MGH shall not disclose to any Person any of the terms of this Agreement other than in connection with seeking to obtain any Governmental Authorization that may be necessary for the execution, delivery and performance by the Loan Parties of the Loan Documents or as a result of any filing required by any Governmental Authority; and

          (d) MGH shall use commercially reasonable efforts to seek to obtain any Governmental Authorizations that may be necessary for the execution, delivery and performance by the Loan Parties of the Loan Documents and for the consummation of the Acquisition and the TGC Financing.

     Section 12.4 Governmental Authorizations. In connection with seeking to obtain all Governmental Authorizations necessary for the execution, delivery and performance by the Loan Parties of the Loan Documents and for the consummation of the Acquisition and the TGC Financing, MGH will keep the Administrative Agent and the Lenders informed as to the status thereof and developments in connection therewith. In the event that it becomes apparent that a modification to any provision of this Agreement or the other Loan Documents contemplated by this Agreement relating to the Collateral contemplated to secure the Obligations will be required in order to obtain any such Governmental Authorization, the Lenders and MGH agree to negotiate in good faith to effectuate such modification.

                           [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MACQUARIE GAS HOLDINGS, LLC


                                        By: /s/ Peter Stokes
                                            ------------------------------------
                                        Name: Peter Stokes
                                        Title: Chief Executive Officer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        HGC HOLDINGS, LLC, as the Borrower


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        DRESDNER BANK AG LONDON BRANCH,
                                        as the Administrative Agent and as a
                                        Lender


                                        By: /s/ Jorge E Rodriguez
                                            ------------------------------------
                                        Name: Jorge E Rodriguez
                                        Title: Authorized Signatory


                                        By: /s/ Edmund M. Robinson
                                            ------------------------------------
                                        Name: Edmund M. Robinson
                                        Title: Authorized Signatory

                                        COMMONWEALTH BANK OF AUSTRALIA, as
                                        Lender


                                        By: /s/ John J Scheurer
                                            ------------------------------------
                                        Name: John J Scheurer
                                        Title: Head Utilities & Energy


                                        By: /s/ Brian Hall
                                            ------------------------------------
                                        Name: Brian Hall
                                        Title: Risk Executive

                                        LLOYDS TSB BANK PLC, as Lender


                                        By: /s/ Russell Protti
                                            ------------------------------------
                                        Name: Russell Protti
                                        Title: AVP


                                        By: /s/ Paul Briamonte
                                            ------------------------------------
                                        Name: Paul D. Briamonte
                                        Title: Director

                                        BAYERISCHE LANDESBANK, as Lender


                                        By: /s/ John Gregory
                                            ------------------------------------
                                        Name: John Gregory
                                        Title: Vice President


                                        By: /s/ Norman McClave
                                            ------------------------------------
                                        Name: Norman McClave
                                        Title: First Vice President

                           SCHEDULES TO LOAN AGREEMENT

                                                                    Schedule 2.1
                                                               to Loan Agreement

                         COMMITMENTS AND PRO RATA SHARES

                LENDER                     COMMITMENT     PRO RATA SHARE
                ------                     ----------     --------------
Dresdner Kleinwort Wasserstein Limited   $33,955,555.56         42%
Commonwealth Bank of Australia           $22,222,222.22         28%
Lloyds TSB Bank plc                      $12,711,111.11         16%
Bayerische Landesbank                    $11,111,111.11         14%
                                         --------------        ---
Total                                    $80,000,000.00        100%
                                         ==============        ===


                                  Sched. 2.1-1

                                                                    Schedule 5.5
                                                               to Loan Agreement

                                    APPROVALS

     1. Credit Agreement dated as of August 8, 2003 among HGC Holdings, L.L.C., as Borrower, certain subsidiaries and affiliates of Borrower, Bank of America, N.A., First Hawaiian Bank, Central Pacific Bank, and City Bank, as Lenders, and Bank of America, N.A., as Administrative Agent, contains a Change of Control restriction that would need to be modified or waived if the commitment is not terminated prior to the Effective Date.

     2. Approval of the U. S. Federal Trade Commission and U.S. Department of Justice, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     3. Approval of the Federal Communications Commission, with respect to the following FCC licenses: (1) Microwave License WPOS665, (2) Radio Station License KXE351 and (3) Radio Station License KUA344.

     4.   Approval of the Hawaii Public Utilities Commission.

     5. Approval of the State of Hawaii, Department of Land and Natural Resources in connection with General Lease No. S-5547 dated February 11, 1999, covering land located at Waiakea, South Hilo, Hawaii, TMK:
          #2-2-027.

     6. Approval of the State of Hawaii, Department of Transportation (Harbors Division) with respect to (1) Harbor Lease No. 94-1, dated December 31, 1994, re: Nawiliwili Harbor pipeline easements and (2) Harbor Lease No. 94-4, dated January 1, 1995, re: pipeline easements for Pier 38, Honolulu, Oahu.


                                  Sched. 5.5-1

                                                                    Schedule 5.7
                                                               to Loan Agreement

                           LITIGATION AND PROCEEDINGS

None.


                                  Sched. 5.7-1

                                                                    Schedule 5.8
                                                               to Loan Agreement

                                     LEASES

OAHU

     1. Revocable Permit H-03-2424, dated August 8, 2003, from State of Hawaii Department of Transportation (Harbors Division), re: storage and distribution at Pier 38, Honolulu Harbor, TMK 1-5-42-7.

     2.   Lease H-80-9, dated January 9, 1981, with the State of Hawaii, re:
          Energy Corridor, Barbers Point to Honolulu.

     3. Lease 20.400-1 dated October 18, 1971, with The Trustees of the Estate of Bernice Pauahi Bishop, re: Kaneohe base yard, TMK 4-6-30-46.

     4. Memorandum of Lease, dated August 23, 1956, and June 23, 1986, with Maxine Alexandria Bruns, re: tank site in Ewa Beach, TMK 9-1-030-054.

     5. Lease 4047, dated June 24, 1982, with The Estate of James Campbell, re: pipeline easement at Campbell Industrial Park.

     6. Lease L01180900, dated December 29, 2000, with The Estate of James Campbell, at Campbell Industrial Park, Lot 7306, TMK 9-1-74:35 (por).

     7. Lease H-94-4,dated January 1, 1995, re: pipeline easements at Pier 38, Honolulu Harbor, TMK 1-5-42-1.

     8. Lease H-69-4, dated July 11, 1969, with the State of Hawaii Department of Transportation (Harbors Division), re: pipeline easement at Piers 37 and 38, Honolulu Harbor, TMK 1-5-42-1.

     9. Lease H-72-15, dated March 13, 1973, with the State of Hawaii Department of Transportation (Harbors Division), re: electrical easement at Pier 37, Honolulu Harbor, TMK 1-5-42.

     10. License 244, dated November 1, 1989, with the State of Hawaii, Hawaiian Home Lands, re: pipeline easement in Honolulu
          (Papakolea-Kewalo Subdivision), TNK 2-4-41.

     11. License 366, dated January 27, 1995, with the State of Hawaii, Hawaiian Home Lands, re: pipeline easement in Nanakuli, TMK 8-7-07:4.

     12. Revocable Permit 5570, dated November 1, 1997, with the State of Hawaii Department of Transportation (Airport Division), re: tank site at Honolulu International Airport.


                                  Sched. 5.8-1

     13. Lease 25,961, dated August 10, 1982, with the Trustees of the Estate of Bernice Pauahi Bishop, re: pipeline easement in Honolulu (Waialae
          Nui), TMK 3-5-059.

     14. Lease 8095, dated November 1, 1947, with the Trustees of the estate of Bernice Pauahi Bishop, re: pipeline easement in Honolulu (Kapalama - Kohou Tract).

     15. Lease 21,092, dated December 13, 1972, with the Trustees of the Estate of Bernice Pauahi Bishop, re: pipeline easement in Honolulu (Portlock
          Road), TMK 3-19-16:37.

     16. Lease 992, dated June 18, 1974, with BHP Hawaii, re SNG plant ground lease at Campbell Industrial Park, TMK 9-1-31:30, as amended by Fifth Amendment to Lease effective January 1, 2001.

     17. License Agreement dated October 31, 1997, with BHP Petroleum Americas Refining Inc., re: ingress, egress, electrical and pipeline purposes, at Campbell Industrial Park (Lot 4751), TMK 9-1-31:03 and 9-1-31:30.

     18. Lease dated December 1, 1961, with Colenet LLC, re: tank site in Waianae, TMK 8-4-11:18.

     19. Revocable License dated May 23, 1955, with McCandless Estate, re: pipeline easement in Honolulu (North King St. & Nuuanu Ave.), TMK 1-7-3:06.

     20. Lease dated December 30, 1971, with Sugar-Pine Development Co., in Waialua (shopping center), TMK 6-7-01:1.

     21. Lease 16963, dated June 30, 1970, with the Trustees of the Estate of Bernice Pauahi Bishop, re: pipeline easement in Honolulu (Waialae Nui
          - Halekoa Drive), TMK 3-5-56:24.

     22. Confirmation of License, dated August 4, 1997, with Chevron USA, re: barge harbor at Campbell Industrial Park, TMK 9-1-14.

     23. Letter Agreement, dated December 15, 1976, with Diner's Drive Inn, re: telemetering equipment.

     24. Sublease, dated December 24, 1973, with Puu Haleakala Recreation, re: pipeline easement in Waianae (Lualualei), TMK 8-7-08.

     25. Lease, dated January 7, 2002, with Hawaii Tractor Ltd., re: office and warehouse in Kapolei (91-239 Kuhela St.), TMK 9-1-031: 034.

     26. Right of Entry, dated January 11, 1990, with the State of Hawaii Department of Transportation, re: construction and installation of underground main, at Ala Moana Blvd., Pier 7.


                                  Sched. 5.8-2

     27. Office Lease, beginning March 16, 2004, with Duesenberg Investment Company, re: executive offices, Honolulu (745 Fort St.), TMK 2-1-13:6.

     28. Lease dated January 3, 1961, with the Estate of Violet C. Lee, Deceased, re: tank site and pipeline, in Waimanalo, TMK 4-1-22-10.

     29. Revocable Permit H-04-2465, dated December 1, 2004, with the State of Hawaii Department of Transportation (Harbors Division) re: storage and distribution of LPG to/from barges, at Honolulu Harbor, TMK 1-4-042.

     30. Lease 21,090, dated October 5, 1972, with the Estate of Bernice Pauahi Bishop, re: pipeline easement, Honolulu (Kahala Cliffs), TMK 3-5-01:34, 3-5-01:16.

MAUI COUNTY

     31. Office Lease, dated April 1, 1998, with Lanai Co., Inc., re: office space in Lanai City.

     32. Grant of Use and Supply, dated February 18, 1998, effective August 25, 1997, with Honolulu Limited, re: tank site in Lahaina (Honokowai Marketplace), TMK 4-4-001:002, 011, 012, portion 014.

     33.  Lease dated January 4, 1978, with Honolulu Limited
          (successor-in-interest to Alexander & Baldwin), re: office and base yard in Kahului, TMK 3-7-011-005.

     34.  Lease, dated May 1, 1960, with Alexander & Baldwin
          (successor-in-interest to Hawaiian Commercial and Sugar Company, Ltd.), re: office and base yard in Kahului, TMK 3-7-9-025.

     35. Lease H-73-3, dated March 14, 1973, with the State of Hawaii Department of Transportation (Harbors Division), re: electrical easement, Kahului Harbor.

     36. Lease H-73-4, March 14, 1973, with the State of Hawaii Department of Transportation (Harbors Division), re: pipeline easement, Kahului Harbor.

     37. Office Lease, dated July 2, 1997, with Cooke Land Co., Inc., re: office and base yard, island of Molokai.

KAUAI

     38. General Lease S-4250, dated September 19, 1969, with the State of Hawaii Department of Transportation (Harbors Division), re: tank farm and base yard, at Nawiliwili Harbor, TMK 3-2-3:30.

     39. General Lease S-4517, dated August 10, 1976, with the State of Hawaii, re: holder station, Waimea (Kekaha), TMK 1-2-010:017.


                                  Sched. 5.8-3

     40. Lease H-94-1, dated December 31, 1994, with the State of Hawaii Department of Transportation (Harbors Division), re: pipeline easement, Nawiliwili Harbor, TMK 3-02-03.

     41. General Lease S-5469, dated May 9, 1996, with the State of Hawaii Department of Land and Natural Resources, re: magnesium anodes easement, Waimea (Kekaha), TMK 1-2-02: por 1.

     42. Revocable Permit 5571, dated November 1, 1997, with the State of Hawaii Department of Transportation (Airports Division), re: tank site, Lihue Airport, TMK 3-5-1-26:02.

HAWAII

     43. General Lease S-5170, dated April 11, 1991, with the State of Hawaii, re: utility booster station, Hilo (Piihonua), TMK 2-3-26.

     44. General Lease S-5547, dated February 11, 1999, with the State of Hawaii Department of Land and Natural Resources, re: utility booster station, Hilo (Waiakea), TMK 2-2-27:2.

     45. Lease, dated October 1, 1971, with Queen Liliuokalani Trust, re: holder station and operating yard, Kailua-Kona, TMK 7-4-010-007.

     46. General Lease S-4438, dated July 14, 1975, with the State of Hawaii Department of Land and Natural Resources, re: pipeline easement, Hilo (Piihonua), TMK 2-3-15.

     47. Revocable Permit H-04-2450, dated September 14, 2004, with the State of Hawaii Department of Transportation (Harbors Division), re: pipeline easement, Hilo Harbor, TMK 2-1-07, 09.

     48. Revocable Permit H-04-2451, dated September 14, 2004, with the State of Hawaii Department of Transportation (Harbors Division), re: electrical easement, Hilo Harbor.

     49. Lease 21979, dated April 1, 1973, with the Trustees of the Estate of Bernice Pauahi Bishop, re: tank site, Kona (Keauhou - Kona Surf Hotel), TMK 7-8-10-53.

     50. Facility License Agreement, dated August 1, 2005, with the Parker Land Trust, re: base yard, Kamuela, TMK 6-7-001:036 (por).


                                  Sched. 5.8-4

                                                                   Schedule 5.13
                                                               to Loan Agreement

                             EMPLOYEE BENEFITS PLANS

                PENSION PLAN FUNDING AND POST-RETIREMENT BENEFITS

1. Pension Plan for the Classified Employees of Gasco, Inc., Plan Number 001, administered by First Hawaiian Bank. On a termination basis, the aggregate value of the assets of the Plan does not exceed the aggregate benefit liabilities of the Plan.

2. The following plan provides retiree medical and prescription drug coverage for 13 former employees: Teamsters Health Plan - Retired Employees, administered by Hawaii Teamsters Health & Welfare Trust.


                                  Sched. 5.13-1

                                                                   Schedule 5.15
                                                               to Loan Agreement

                              INTELLECTUAL PROPERTY

1.   Trade name - The Gas Company

2.   Trade name - Honolulu Gas Equipment Company

3.   Trademark - The Gas Company and Design of a Tiki Torch with a Stylized
     Flame


                                  Sched. 5.15-1

                                                                   Schedule 5.21
                                                               to Loan Agreement

                                    CONTRACTS

A. Each partnership, joint venture or other similar material agreement or arrangement to which any Loan Party is a party with any third party.

     None.

B. Each lease of real and personal property which is material to the operation of the business of the Borrower.

     1. Revocable Permit H-03-2424, dated August 8, 2003, from State of Hawaii Department of Transportation (Harbors Division), re: storage and distribution at Pier 38, Honolulu Harbor, TMK 1-5-42-7.

     2.   Lease H-80-9, dated January 9, 1981, with the State of Hawaii, re:
          Energy Corridor, Barbers Point to Honolulu.

     3. Lease 20.400-1 dated October 18, 1971, with The Trustees of the Estate of Bernice Pauahi Bishop, re: Kaneohe base yard, TMK 4-6-30-46.

     4. Lease No. 4041, dated June 24, 1982 with The Trustees Under the Will and of The Estate of James Campbell, deceased, at Campbell Industrial Park, as amended.

     5. Lease L01180900, dated December 29, 2000, with The Estate of James Campbell, at Campbell Industrial Park, Lot 7306, TMK 9-1-74:35 (por).

     6. Lease 992, dated June 18, 1974, with BHP Hawaii, re: SNG plant ground lease at Campbell Industrial Park, TMK 9-1-31:30, as amended by Fifth Amendment to Lease effective January 1, 2001.

     7. Lease, dated January 7, 2002, with Hawaii Tractor Ltd., re: office and warehouse in Kapolei (91-239 Kuhela St.), TMK 9-1-031: 034.

     8. Office Lease, beginning March 16, 2004, with Duesenberg Investment Company, re: executive offices, Honolulu (745 Fort St.), TMK 2-1-13:6.

     9. Revocable Permit H-04-2465, dated December 1, 2004, with the State of Hawaii Department of Transportation (Harbors Division) re: storage and distribution of LPG to/from barges, at Honolulu Harbor, TMK 1-4-042.

     10.  Lease dated January 4, 1978, with Honolulu Limited
          (successor-in-interest to Alexander & Baldwin), re: office and base yard in Kahului, TMK 3-7-011-005.


                                  Sched. 5.21-1

     11.  Lease, dated May 1, 1960, with Alexander & Baldwin
          (successor-in-interest to Hawaiian Commercial and Sugar Company, Ltd.), re: office and base yard in Kahului, TMK 3-7-9-025.

     12. Lease H-73-3, dated March 14, 1973, with the State of Hawaii Department of Transportation (Harbors Division), re: electrical easement, Kahului Harbor.

     13. Lease H-73-4, March 14, 1973, with the State of Hawaii Department of Transportation (Harbors Division), re: pipeline easement, Kahului Harbor.

     14. General Lease S-4250, dated September 19, 1969, with the State of Hawaii Department of Transportation (Harbors Division), re: tank farm and base yard, at Nawiliwili Harbor, TMK 3-2-3:30.

     15. Lease H-94-1, dated December 31, 1994, with the State of Hawaii Department of Transportation (Harbors Division), re: pipeline easement, Nawiliwili Harbor, TMK 3-02-003.

     16. Lease, dated October 1, 1971, with Queen Liliuokalani Trust, re: holder station and operating yard, Kailua-Kona, TMK 7-4-010-007.

     17. Facility License Agreement, dated August 1, 2005, with the Parker Land Trust, re: base yard, Kamuela, TMK 6-7-001:036 (por).

     18. Revocable Permit H-04-2450, dated September 14, 2004, with the State of Hawaii Department of Transportation (Harbors Division), re: pipeline easement, Hilo Harbor, TMK: 2-1-007 and 009.

     19. Revocable Permit H-04-2451, dated September 14, 2004, with the State of Hawaii Department of Transportation (Harbors Division), re: electrical easement, Hilo Harbor, TMK: 2-1-009.

C. Each agreement of any Loan Party relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset).

     1. Note Purchase Agreement dated as of August 8, 2003 among HGC Holdings, L.L.C. and certain Purchasers.

     2. Credit Agreement dated as of August 8, 2003, as amended, among HGC Holdings, L.L.C., as Borrower, certain subsidiaries and affiliates of the Borrower, as Guarantors, the Lenders, and Bank of America, N.A., as Administrative Agent.

     3. $19,600,000 Original Aggregate Principal Amount Department of Budget and Finance of the State of Hawaii Special Purpose Revenue Bonds (The Gas Company Project) Series 2000, and related documentation, Assumption Date of August 8, 2003.


                                  Sched. 5.21-2

D. Each contract containing covenants purporting to materially limit the freedom of any Loan Party to compete in any line of business or in any geographic area.

     1.   TGC's Franchise to be a Public Gas Utility in the State of Hawaii.

E. Each material contract that is other than for the purchase, sale or license of goods or services in the ordinary course of business consistent with past practice.

     See Items C. above and F. below.

F. Each contract, other than employment contracts for the Borrower's key personnel, which provides for annual payments by the Borrower after the date hereof of more than $500,000 or which has an aggregate expenditure obligation by the Borrower of more than $1,000,000 or is reasonably expected to involve expenditures of greater than such amount.

     1. Liquefied Petroleum Gas Contract, dated February 3, 1982, as amended, between Dynegy Liquids Marketing and Trade (successor-in-interest to Chevron U.S.A. Inc.) and Gasco, Inc., with Extension of LPG Contract by Letter dated May 30, 2002.

     2. Power Purchase Agreement, dated October 31, 1997, between Tesoro Hawaii Corporation (successor-in-interest to BHP Petroleum Americas Refining, Inc.) and Citizens Communications Company.

     3. Petroleum Feedstock Agreement dated October 31, 1997, between Tesoro Hawaii Corporation (successor-in-interest to BHP Petroleum Americas Refining, Inc.) and Citizens Communications Company.

     4. Interruptible Supply Agreement, dated October 31, 1997, between Tesoro Hawaii Corporation (successor-in-interest to BHP Petroleum Americas Refining Inc.) and Citizens Communications Company.

     5. Propane Supply Agreement dated October 31, 1997, between Tesoro Hawaii Corporation (successor-in-interest to BHP Petroleum Americas Refining Inc.) and Citizens Communications Company.

     6. Draft Collective Bargaining Agreement between The Gas Company, LLC and Hawaii Teamsters and Allied Workers Union, Local 996.

     7. Time Charter Agreement, dated August 8, 2003, by and between Tank Barge, LLC and The Gas Company, LLC.

     8. Option Agreement, dated August 8, 2003 by and between Tank Barge, LLC and The Gas Company, LLC.


                                  Sched. 5.21-3

     9. Administrative Services Agreement, dated September 1, 2004, by and between Mid-Pac Petroleum, LLC and The Gas Company, LLC.

     10. Services Agreement, dated August 8, 2003, by and between HGC Holdings, L.L.C. and The Gas Company, LLC and McMoRan Exploration Co.

G. Any steps taken by material supplier to or landlord of any Loan Party or any Governmental Authority to terminate the business relationship of any Loan Party, which would reasonably be expected to have a Material Adverse Effect.

     None.


                                  Sched. 5.21-4

                                                                   Schedule 5.25
                                                               to Loan Agreement

                              POLICIES OF INSURANCE

                THE GAS COMPANY, LLC INSURANCE PROGRAM STRUCTURE
                         AUGUST 8, 2005 -- AUGUST 8, 2006

          TYPE                         CARRIER                         LIMITS                      DEDUCTIBLE
          ----                         -------                         ------                      ----------
PROPERTY/BUSINESS          National Union Fire Insurance     $100,000,000 per            $250,000/occurrence, all
INTERRUPTION ("BI")        Company of Pittsburgh             occurrence subject to       locations except
                                                             various sublimits           $1MM/occurrence SNG plant
                           Liberty Insurance Underwriters    including $28,000,000 per
                           Inc.                              occurrence                  30 day BI waiting period, SNG
                                                                                         plant
                           Allianz Insurance Company         Business Interruption
                                                             coverage as respects SNG    30 day BI waiting period,
                           Zurich American Insurance         Plant only $10,000,000      Contingent BI
                           Company                           per occurrence.
                                                                                         5% of TIV, $1MM min.
                                                             Contingent Business         Earthquake/Volcano
                                                             Interruption for named
                                                             direct suppliers and        2% of TIV, $.5MM min. Named
                                                             recipients and $5,000,000   Storm
                                                             per occurrence for
                                                             unnamed direct suppliers
                                                             and recipients

GENERAL LIABILITY ("GL")   American Home Assurance Company   $1,000,000,000 per                       -0-
                                                             occurrence

AUTOMOBILE LIABILITY       American Home Assurance Company   $1,000,000 per occurrence                -0-
("AL")

WORKER'S COMPENSATION      American Home Assurance Company   Statutory                                -0-

EMPLOYER'S LIABILITY       American Home Assurance Company   $1,000,000 per occurrence                -0-
("EL")

EXCESS LIABILITY           American International            $25MM per occurrence        Underlying Limits
                           Specialty Lines Insurance         excess of underlying GL,
                           Company                           AL, EL and Marine
                                                             Liability

                           Lexington Insurance Company       $10MM per occurrence        $25MM

                           Underwriters at Lloyds            $65MM per occurrence        $35MM


                                  Sched. 5.25-1

D&O/EPL/FIDUCIARY          Federal Insurance Company         $10,000,000                 $0 D&O Insuring Agreement
                                                                                         $100,000 D&O Insuring
                                                                                         Agreement B&C
                                                                                         $50,000 EPL
                                                                                         $15,000 Fiduciary

CRIME                      Federal Insurance Company         $1,000,000                  $10,000

MARINE TERMINAL            American Home Insurance Company   $1,000,000 per occurrence   $10,000 per occurrence except
OPERATOR'S                                                                               $25,000 per occurrence for
LIABILITY/CHARTERER'S                                                                    pollution claims
LEGAL LIABILITY

POLLUTION AND              Indian Harbor Insurance Company   $3,000,000 per loss and     $100,000
REMEDIATION LEGAL                                            in the aggregate
LIABILITY

GROUP TRAVEL ACCIDENT      ACE American Insurance Company    $10,000,000 per                          -0-
                                                             occurrence subject to
                                                             various sublimits


                                  Sched. 5.25-2

                                                                   Schedule 5.27
                                                               to Loan Agreement

                      BANK ACCOUNTS AND SECURITIES ACCOUNTS

1.   TGC Bank of Hawaii checking 0002-150565

2.   TGC First Hawaiian Bank checking 01-162314

3.   TGC Hawaii National Bank checking 11049902

4.   TGC JP Morgan Chase concentration 304-154881

5.   TGC JP Morgan Chase disbursement 601-869175

6.   TGC JP Morgan Chase payroll 304-154903

7.   HGC JPMorgan Chase Concentration 304-154873

8.   HGC Bank of America Investment Account 223-0753416

9. HGC JPMorgan Chase Investment Account, Direct Investment Account (No account number)


                                  Sched. 5.27-1

                                                                   Schedule 5.28
                                                               to Loan Agreement

                           AGREEMENTS WITH AFFILIATES

None.


                                  Sched. 5.28-1

                                                                Schedule 5.29(a)
                                                               to Loan Agreement

                              EXISTING INDEBTEDNESS

                             AS OF OCTOBER 31, 2005

                                                           OUTSTANDING        COMMITMENT
                                                           -----------        ----------
Revolving Credit Facility:
   Drawings under Revolver                               $         0.00
   Letter of Credit for Special Purpose Revenue Bonds*   $17,766,520.00(1)
   Letter of Credit for Surety Bonds*                    $   250,000.00
   Letter of Credit for Liberty Mutual*                  $   535,000.00
Total Revolver Indebtedness*                             $18,551,520.00     $40,000,000.00
Floating Rate Notes*                                     $55,000,000.00     $55,000,000.00

Special Purpose Revenue Bonds:
   Outstanding                                           $17,593,000.00     $17,593,000.00
   Less Amount reflected above (i/c)                     $17,593,000.00
                                                         $         0.00

Capital Leases                                           $     12560.21
                                                         --------------
Total                                                    $73,564,080.21*
                                                         ==============

* MGH shall release K-1, Borrower and The Gas Company, LLC from letter of credit or other surety instrument on the Effective Date.

----------
(1)  Includes $173,520 for interest guarantee.


                                Sched. 5.29(a)-1

                                                                Schedule 5.29(b)
                                                               to Loan Agreement

                                 EXISTING LIENS

1. Pledge of Membership Interest in The Gas Company, LLC by HGC Holdings, L.L.C. to Bank of America, N.A. pursuant to (1) the Note Purchase Agreement dated as of August 8, 2003 among HGC Holdings, L.L.C. and the Purchasers thereto, and (2) the Credit Agreement dated as of August 8, 2003 among HGC Holdings, L.L.C., as Borrower, certain subsidiaries and affiliates of Borrower, Bank of America, N.A., First Hawaiian Bank, Central Pacific Bank, and City Bank, as Lenders, and Bank of America, N.A., as Administrative Agent.*

----------
*    To be released on the Effective Date.


                                Sched. 5.29(b)-1

                                                                    Schedule 7.5
                                                               to Loan Agreement

                              EXISTING INVESTMENTS

None.


                                  Sched. 7.5-1

                                                                    Schedule 7.8
                                                               to Loan Agreement

                                ERISA EXCEPTIONS

(e) The Gas Company, LLC's COBRA notices are not in compliance with final COBRA regulations, 29 CFR Part 2590, published at Vol. 69 FR 102, May 26, 2004. "Safe harbor" notices pursuant to final COBRA regulations are being prepared.


                                  Sched. 7.8-1

                                                                       Exhibit A
                                                               to Loan Agreement

                            FORM OF BORROWING REQUEST

[Name of Administrative Agent]
[Address]

     Re: Borrowing Request

     This Borrowing Request is delivered pursuant to Section 2.1(b) of the Loan Agreement dated as of November [__], 2005 (the "Loan Agreement"), among HGC Holdings, LLC (the "Borrower"), the Lenders party thereto, and Dresdner Bank AG London Branch, as Administrative Agent for the Lenders (the "Administrative Agent"). All capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement.

     The Borrower hereby irrevocably requests a Borrowing of Loans as follows:

     1.   Requested Date of Borrowing:                ________

     2.   Aggregate Amount of Requested Borrowing:   $________

     3.   Requested initial Interest Period:          ________

     The Borrower hereby certifies to the Administrative Agent and each Lender that (a) the proceeds of the requested Loans will be applied as set forth in
Schedule 1 hereto, which uses are permitted by the Loan Agreement, (b) as of the date of this Borrowing Request, all of the conditions precedent set forth in
Section 4.1 or 4.2, as applicable, of the Loan Agreement have been satisfied or waived by the Lenders, and on the date specified in Item 1 above, the Borrower will have satisfied all such conditions precedent to the Loans requested hereby,
(c) as of the date of this Borrowing Request, each of the representations and warranties of the Borrower set forth in Article V of the Loan Agreement is true and correct to the extent provided therein and each such representation and warranty will be true and correct on and as of the date of the Borrowing requested hereby as if made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct on and as of such date), and (d) no Default or Event of Default has occurred and is continuing.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following Persons at the financial institutions indicated below.

          Person to be Paid


                                    Exh. A-1

Amount to be                                 Name, Address, ABA#,
Transferred    Name of Payee   Account No.   and Attn:
------------   -------------   -----------   --------------------
$___________   _____________   ___________   ____________________

                                             ____________________
                                             Attention:

$___________   _____________   ___________   ____________________

                                             ____________________
                                             Attention:

Dated: ________________

                                        HGC HOLDINGS, LLC,
                                        as Borrower


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Exh. A-2

                                                                       Exhibit B
                                                               to Loan Agreement

                                  FORM OF NOTE

$[_____________]                                            [New York, New York]
                                                           _______________, 2005

     FOR VALUE RECEIVED, the undersigned, HGC HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of [________________________] (the "Lender"), on the dates and in the amounts specified in the Loan Agreement (as hereinafter defined), the principal amount of [_________________] DOLLARS ($___________) or such lesser amount as shall equal the principal amount of all Class [_] Loans made by the Lender pursuant to the Loan Agreement dated as of November [__], 2005 (the "Loan Agreement") among the Borrower, the Lender and certain other banks and financial institutions from time to time parties thereto, and DRESDNER BANK AG LONDON BRANCH, as Administrative Agent (the "Administrative Agent"). Capitalized terms used but not defined in this Note have the meanings assigned to them in the Loan Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date such Loan is made until such principal amount is paid in full, at such interest rates and on such dates as provided in the Loan Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's office at ____________, New York, New York ____________, or such other address as the Administrative Agent may from time to time notify the Lender.

     The holder of this Note is authorized to record the date and amount of each Loan made by such Lender, the date and amount of each repayment of principal thereof, the amount of unpaid principal with respect thereto, and the length of each Interest Period with respect thereto, on Schedule I annexed hereto and constituting a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of demonstrable error, provided that the failure of the holder of this Note to make such recordation or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Loan Agreement in respect of the Loans made by the Lender.

     This Note is one of the Notes referred to in the Loan Agreement and is entitled to the benefits thereof. This Note is secured by and entitled to the benefits of the Security Documents.

     This Note may be prepaid or required to be prepaid in whole or in part as provided in the Loan Agreement. Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, as provided in the Loan Agreement.


                                    Exh. B-1

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        HGC HOLDINGS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Exh. B-2

                                                                       Exhibit C
                                                               to Loan Agreement

                         FORM OF COMPLIANCE CERTIFICATE

Dresdner Bank AG London Branch
Loan Operations, London
IB Operations
Riverbank House
2 Swan Lake
London EC4R 3UX

and the Lenders listed on Schedule 1 hereto.

     This Certificate is delivered pursuant to Section 6.1 (e) of the Loan Agreement dated as of [__________] (the "Loan Agreement"), among HGC Holdings, LLC (the "Borrower"), Macquarie Gas Holdings, LLC as Original Borrower, the Lenders party thereto and Dresdner Bank AG, London Branch, as Administrative Agent for the Lenders (the "Administrative Agent"). All capitalized terms used but not defined herein shall have the meanings specified in the Loan Agreement.

I hereby certify to the Administrative Agent on behalf of the Borrower as follows:

1. I am the duly qualified and acting [Chief Financial Officer/Treasurer] of the Borrower, and I am familiar with the financial statements and financial affairs of the Borrower. I am authorized to execute this Certificate on behalf of the Borrower.

2. I have not become aware of any Default or Event of Default that has occurred and is continuing [except [DESCRIBE ANY SUCH EVENT AND THE STEPS, IF ANY, BEING TAKEN TO CURE].

3. The following are true and correct computations, to the best of my knowledge, of the Backward Interest Coverage Ratio and the Projected Interest Coverage Ratio as of [__________], which is the Calculation Date used in this Certificate:

     A.   Backward Interest Coverage Ratio.

     1.   EBITDA for the 12-month period ending on the Calculation Date   $________

     2.   Increase in Net Working Capital for such 12-month period        $________

     3.   Item 1 minus Item 2                                             $________


                                    Exh. C-1

     4.   Any decrease in Net Working Capital during such 12-month        $________
          period

     5.   Item 3 plus Item 4                                              $________

     6.   Taxes actually paid by TGC and its Subsidiaries during the
          12-month period ending on the Calculation Date                  $________

     7.   Item 5 minus Item 6                                             $________

     8.   Maintenance Capital Expenditures for such 12-month period       $________

     9.   Item 7 minus Item 8                                             $________

     10.  Interest Expense of TGC and its Subsidiaries for such
          12-month period                                                 $________

     11.  Backward Interest Coverage Ratio (ratio of Item 9 to Item 10)    ________:1

     B.   Projected Interest Coverage Ratio.

     1.   Projected EBITDA for the 12-month period beginning on the
          Calculation Date*                                               $________

     2.   Projected increase in Net Working Capital for such 12-month
          period*                                                         $________

     3.   Item 1 minus Item 2                                             $________

     4.   Any projected decrease in Net Working Capital during such
          12-month period*                                                $________

     5.   Item 3 plus Item 4                                              $________

     6.   Projected taxes to be paid by TGC and its Subsidiaries during
          the 12-month period beginning on the Calculation Date*          $________

     7.   Item 5 minus Item 6                                             $________

     8.   Projected  Maintenance Capital Expenditures for such 12-month   $________
          period*

----------
* Based on the Base Case Projections or, if Projections have been delivered to the Lenders pursuant to Section 6.2(b) of the Loan Agreement, the Projections most recently delivered to the Lenders pursuant to Section 6.2(b) of the Loan Agreement.


                                    Exh. C-2

     9.   Item 7 minus Item 8

                                                                          $________

     10.  Projected Interest Expense of TGC and its Subsidiaries for
          such 12-month period*                                           $________

     11.  Projected Interest Coverage Ratio (ratio of Item 9 to Item
          10)                                                             ________:1

     IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by a duly authorized officer on this ___ day of _______________, 200_+.

                                        HGC HOLDINGS, LLC, as Borrower


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

----------
+ To be provided to the Administrative Agent no later than 90 days after the close of the Borrower's fiscal year.


                                    Exh. C-3

                                                                       Exhibit D
                                                               to Loan Agreement

                            Form of Control Agreement

                                CONTROL AGREEMENT

     This Control Agreement, dated as of [________], 200[__] (this "Agreement"), among HGC HOLDINGS, LLC (the "Borrower"), [COLLATERAL AGENT], as Collateral Agent (the "Collateral Agent") for the benefit of the Secured Parties (as defined in the Loan Agreement referred to below), and [BANK], in its capacity as a "bank" as defined in Section 9-102 of Article 9 of the UCC (in such capacity, the "Operating Account Bank"). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement dated as of November [__], 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among the Borrower, the Lenders party thereto, and Dresdner Bank AG London Branch, as Administrative Agent (the "Administrative Agent"). All references herein to the "UCC" means the Uniform Commercial Code as in effect from time to time in the State of [____________].

     WHEREAS, pursuant to that certain Security Agreement, dated as of November [__], 2005, between the Borrower and the Collateral Agent (the "Security Agreement"), the Borrower has granted a security interest in substantially all of its assets.

     NOW THEREFORE, the parties hereto hereby agree, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

     Section 1. Maintenance of Account. The Operating Account Bank hereby confirms and agrees that it has established and shall maintain in the name of the Borrower account number [_________] (the "Account"), and the Operating Account Bank shall not change the name or account number of the Account without the prior written consent of the Collateral Agent.

     Section 2. Control of the Account. If at any time the Operating Account Bank shall receive any instructions originated by the Collateral Agent directing the disposition of funds in the Account, the Operating Account Bank shall comply with such instructions without further consent by the Borrower or any other person. The Operating Account Bank hereby acknowledges that it has received notice of the security interest of the Collateral Agent in the Account and hereby acknowledges and consents to such lien.

     Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Operating Account Bank has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Account or any funds credited thereto, the Operating Account Bank hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. Money and other items credited to the Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the


                                    Exh. D-1

Collateral Agent (except that the Operating Account Bank may set off (i) all amounts due to the Operating Account Bank in respect of customary fees and expenses for the routine maintenance and operation of the Account and (ii) the face amount of any checks which have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds).

     Section 4. Choice of Law. This Agreement shall be governed by the laws of the State of [_________]. Regardless of any provision in any other agreement, for purposes of the UCC and Article 9 of the UCC as adopted in the State of [________] shall be deemed to be the Operating Account Bank's jurisdiction (within the meaning of Section 9-304 of Article 9 of the UCC).

     Section 5. Conflict with Other Agreements.

     (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

     (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

     (c) The Operating Account Bank hereby confirms and agrees that it has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of Article 9 of the UCC.

     Section 6. Adverse Claims. The Operating Account Bank does not know of any liens, claims or encumbrances relating to the Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account, the Operating Account Bank will promptly notify the Collateral Agent and the Borrower thereof.

     Section 7. Maintenance of Account. In addition to, and not in lieu of the obligation of the Operating Account Bank to honor instructions as set forth in
Section 2 hereof, the Operating Account Bank agrees to maintain the Account as follows:

     (a) Statements and Confirmations. The Operating Account Bank will promptly send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each of the Borrower and the Administrative Agent at their addresses set forth in Section 9.

     (b) Tax Reporting. All interest, if any, relating to the Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Borrower.

     (c) Withdrawal of Funds. If the Operating Account Bank (x) receives a withdrawal request from the Borrower and (y) has not theretofore received a notice from the


                                    Exh. D-2

Collateral Agent (pursuant to Section 2 or otherwise) prohibiting withdrawals, then the Operating Account Bank shall not be liable to the Collateral Agent for funding the Borrower's withdrawal, it being acknowledged and agreed that the Collateral Agent shall look solely to the Borrower in this regard.

     Section 8. Indemnification of Operating Account Bank. The Borrower hereby agrees that (i) the Operating Account Bank is released from any and all liabilities to the Borrower arising from the terms of this Agreement and the compliance of the Operating Account Bank with the terms hereof, except to the extent that such liabilities arise from the Operating Account Bank's negligence, and (ii) the Borrower, its successors and assigns shall at all times indemnify the Operating Account Bank from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Operating Account Bank with the terms hereof, except to the extent that such arises from the Operating Account Bank's negligence.

     Section 9. Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement the prior written consent of the Collateral Agent.

     Section 10. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy and electronic confirmation of error-free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

          Administrative Agent:   Dresdner Bank AG London Branch
                                  ______________________________
                                  New York, ____________________
                                  Attention: ___________________
                                  Facsimile: ___________________

          Borrower:               HGC Holdings, LLC
                                  [Address]
                                  Attention: ___________________
                                  Telecopier: __________________

          Collateral Agent:       [COLLATERAL AGENT],
                                  as Collateral Agent
                                  [Address]
                                  Attention: ___________________
                                  Telecopier ___________________

          Any party may change its address for notices in the manner set forth above.

     Section 11. Termination. The obligations of the Operating Account Bank to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the


                                    Exh. D-3

Collateral Agent in the Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Operating Account Bank of such termination in writing. The Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit A attached hereto to the Operating Account Bank upon the request of the Borrower on or after the termination of the Collateral Agent's security interest in the Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Account or alter the obligations of the Operating Account Bank to the Borrower pursuant to any other agreement with respect to the Account.

     Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.


                                    Exh. D-4

     IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                        HGC HOLDINGS, LLC,
                                        as Borrower


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [COLLATERAL AGENT],
                                        as Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [OPERATING ACCOUNT BANK],
                                        as Operating Account Bank


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Exh. D-5

                                                  Exhibit A to Control Agreement

                        [Letterhead of Collateral Agent]

                                     [Date]

[Name and Address of Operating Account Bank]

Attention: __________________________

     Re: Termination of Control Agreement

     You are hereby notified that the Control Agreement dated as of [_________], 200[_] among [_______] (the "Borrower"), you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number[s] [__________] from the Borrower. This notice terminates any obligations you may have to the undersigned with respect to such accounts, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Borrower pursuant to any other agreement.

     You are instructed to deliver a copy of this notice by facsimile transmission to the Borrower.

                                        Very truly yours,

                                        [COLLATERAL AGENT],
                                        as Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Exh. D-6

                                                                       Exhibit E
                                                               to Loan Agreement

                        FORM OF ASSIGNMENT AND ASSUMPTION

     Reference is made to the Loan Agreement dated as of November ___, 2005 (as amended and in effect on the date hereof, the "Loan Agreement") among HGC Holdings, LLC, the Lenders named therein, and Dresdner Bank AG London Branch, as Administrative Agent for the Lenders. Terms defined in the Loan Agreement are used herein with the same meanings.

1. Assignment and Assumption. For an agreed consideration, ________ (the "Assignor") hereby irrevocably sells and assigns to the Assignee, and ________ (the "Assignee") hereby irrevocably purchases and assumes from the Assignor, as of the Effective Date set forth in Annex 1 hereto, all of the Assignor's rights and obligations under the Loan Agreement and any other documents or instruments delivered pursuant thereto, to the extent related to the amount and percentage interest identified in Annex 1, of all of such outstanding rights and obligations of the Assignor under the respective facilities identified in Annex 1 (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

2. Representations and Warranties.

          2.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          2.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the


                                    Exh. E-1

Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

4. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


[Consented to and](2) Accepted:


DRESDNER BANK AG LONDON BRANCH, as
Administrative Agent


By:
    ---------------------------------
Title:
       ------------------------------


[Consented to:](3)
HGC HOLDINGS, LLC

----------
(2) To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

(3) To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.


                                    Exh. E-2

By
   ----------------------------------
Title:
       ------------------------------


                                    Exh. E-3

                                                                         ANNEX 1

1.   Date of Assignment:       ________________________________________

2.   Legal Name of Assignor:   ________________________________________

3.   Legal Name of Assignee:   ________________________________________

4.   Effective Date:           ________________________________________

6.   Assigned Interest:        ________________________________________

                        Aggregate Amount of
                      Commitment/Loans for all   Amount of Commitment/Loans   Percentage Assigned of
[Facility Assigned]           Lenders                     Assigned               Commitment/Loans
-------------------   ------------------------   --------------------------   -------------------------
Commitment/Loans             $_________                   $________                     ____%


                                    Exh. E-4

                                                                       Exhibit F
                                                               to Loan Agreement

                         FORM OF INTERCREDITOR AGREEMENT

                             INTERCREDITOR AGREEMENT

                         dated as of [___________], 2006

                                      among

                         DRESDNER BANK AG LONDON BRANCH,
                                as Senior Agent,

                         DRESDNER BANK AG LONDON BRANCH,
                             as Subordinated Agent,

                              THE GAS COMPANY, LLC,
                               as Senior Borrower,

                                       and

                               HGC HOLDINGS, LLC,
                            as Subordinated Borrower


                                    Exh. F-1

ARTICLE I    DEFINITIONS...................................................    2
   Section 1.1.   Defined Terms............................................    2
   Section 1.2.   Other Definitions........................................    7

ARTICLE II   LIEN PRIORITIES...............................................    8
   Section 2.1.   Lien Priority............................................    8
   Section 2.2.   Prohibition on Contesting Liens..........................    9
   Section 2.3.   No New Liens.............................................    9
   Section 2.4.   Similar Liens and Agreements.............................    9

ARTICLE III  ENFORCEMENT, STANDSTILL, WAIVERS..............................    9
   Section 3.1.   Standstill and Waivers...................................    9
   Section 3.2.   Exclusive Enforcement; Nature of Rights..................   10
   Section 3.3.   No Additional Rights For the Borrowers Hereunder.........   11

ARTICLE IV   PAYMENTS......................................................   11
   Section 4.1.   Application of Proceeds..................................   11
   Section 4.2.   Payments Over............................................   11

ARTICLE V    OTHER AGREEMENTS..............................................   12
   Section 5.1.   Amendments to Subordinated Documents.....................   12
   Section 5.2.   Amendments to Senior Documents...........................   12

ARTICLE VI   BANKRUPTCY PROCEEDINGS........................................   12
   Section 6.1.   Financing and Sale Issues................................   12
   Section 6.2.   Relief from the Automatic Stay...........................   13
   Section 6.3.   Adequate Protection......................................   13
   Section 6.4.   No Waiver................................................   14
   Section 6.5.   Preference Issues........................................   14
   Section 6.6.   Reorganization Securities................................   15
   Section 6.7.   Separate Grants of Security and Separate
                  Classification...........................................   15
   Section 6.8.   [Intentionally Omitted.].................................   15
   Section 6.9.   Effectiveness in Bankruptcy Proceedings..................   15

ARTICLE VII  RELIANCE; WAIVERS; NOTICES....................................   16
   Section 7.1.   Reliance.................................................   16
   Section 7.2.   No Warranties or Liability...............................   16
   Section 7.3.   No Waiver of Lien Priorities.............................   17
   Section 7.4.   Obligations Unconditional................................   17
   Section 7.5.   Certain Notices..........................................   18

ARTICLE VIII MISCELLANEOUS.................................................   18
   Section 8.1.   Conflicts................................................   18
   Section 8.2.   Waiver of Consequential Damages..........................   18
   Section 8.3.   Continuing Nature of this Agreement......................   18


                                    Exh. F-2

   Section 8.4.   Amendments; Waivers......................................   19
   Section 8.5.   Information Concerning Financial Condition of the
                  Borrower, Guarantors and their Subsidiaries..............   19
   Section 8.6.   Subrogation..............................................   20
   Section 8.7.   Submission to Jurisdiction; Waiver of Jury Trial.........   20
   Section 8.8.   Notices..................................................   21
   Section 8.9.   Further Assurances.......................................   23
   Section 8.10.  Governing Law............................................   23
   Section 8.11.  Binding on Successors and Assigns........................   23
   Section 8.12.  Specific Performance.....................................   23
   Section 8.13.  Section Titles; Time Periods.............................   23
   Section 8.14.  Counterparts.............................................   23
   Section 8.15.  Authorization............................................   24
   Section 8.16.  No Third Party Beneficiaries.............................   24
   Section 8.17.  Effectiveness............................................   24
   Section 8.18.  Purchase Right...........................................   24
   Section 8.19.  Confidentiality..........................................   24
   Section 8.20.  Nonliability of Senior Financing Parties and
                  Subordinated Financing Parties...........................   25
   Section 8.21.  Integration..............................................   25
   Section 8.22.  Severability.............................................   26
   Section 8.23.  Headings.................................................   26


                                    Exh. F-3

     This INTERCREDITOR AGREEMENT, dated as of [_________], 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), is entered into among DRESDNER BANK AG LONDON BRANCH ("Dresdner"), in its capacity as Senior Agent (as defined below) and in its capacity as Subordinated Agent (as defined below), THE GAS COMPANY, LLC, a Hawaii limited liability company ("Senior Borrower"), and HGC HOLDINGS, LLC, a Hawaii limited liability company ("Subordinated Borrower" and together with the Senior Borrower, the "Borrowers"). All capitalized terms used but not defined in this Agreement shall have the respective meanings specified in the Senior Loan Agreement and the Subordinated Loan Agreement, as the case may be.

                                    RECITALS

     3. Senior Borrower, Macquarie Gas Holdings, LLC, a Delaware limited liability company ("MGH"), certain lending institutions as lenders (the "Senior Lenders") and Dresdner, as administrative agent for the Senior Lenders and as collateral agent (in such capacity, together with its successors and assigns, the "Senior Agent"), are entering into that certain Loan Agreement, dated as of the date hereof (as amended, supplemented, and restated or otherwise modified from time to time to the extent permitted hereunder, the "Senior Loan Agreement"), pursuant to which the Senior Lenders have agreed to make loans and extensions of credit to the Senior Borrower;

     4. Senior Borrower has entered into certain hedging agreements (the "Senior Lender Hedging Agreements") with Dresdner Bank AG, London Branch, and Macquarie Bank Limited and their respective successors and assigns (the "Senior Hedging Banks" and, together with the Administrative Agent and the Senior Lenders, the "Senior Financing Parties"), as counterparties under the Lender Hedging Agreements contemplated in accordance with Section 4.1(c) of the Senior Loan Agreement;

     5. Subordinated Borrower, MGH, certain lending institutions as lenders (the "Subordinated Lenders") and Dresdner, as administrative agent for the Subordinated Lenders and as collateral agent (in such capacity, together with its successors and assigns, the "Subordinated Agent"), are entering into that certain Loan Agreement, dated as of the date hereof (as amended, supplemented, and restated or otherwise modified from time to time to the extent permitted hereunder, the "Subordinated Loan Agreement"), pursuant to which the Subordinated Lenders have agreed to make loans and extensions of credit to the Subordinated Borrower;

     6. Subordinated Borrower has entered into certain hedging agreements (the "Subordinated Lender Hedging Agreements") with Dresdner Bank AG, London Branch, and Macquarie Bank Limited and their respective successors and assigns (the "Subordinated Hedging Banks" (the "Subordinated Hedging Banks" and, together with the Administrative Agent and the Subordinated Lenders, the "Subordinated Financing Parties"), as counterparties under the Lender Hedging Agreements contemplated in accordance with Section 4.1(c) of the Subordinated Loan Agreement;


                                    Exh. F-4

     7. Pursuant to the Senior Loan Agreement the Senior Financing Parties have been granted security interests in certain collateral including the Common Collateral as security for the prompt payment and performance of the Senior Obligations;

     8. Pursuant to the Subordinated Loan Agreement, the Subordinated Financing Parties have been granted security interests in certain collateral including the Common Collateral as security for the prompt payment and performance of the Subordinated Obligations; and

     9. The Senior Agent, for itself and the other Senior Financing Parties, the Subordinated Agent, for itself and the other Subordinated Financing Parties, and by their acknowledgment below the Senior Borrower and the Subordinated Borrower, desire to set forth their mutual understanding with respect to, among other things, (i) the exercise of certain rights, remedies and options by the Senior Financing Parties and the Subordinated Financing Parties under the Senior Documents and the Subordinated Documents, and (ii) the priority of their respective security interests in the Common Collateral created by the Senior Collateral Documents and the Subordinated Collateral Documents.

     The parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated):

     "Attributable Indebtedness" means on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;
(b) in respect of any monetary obligation under a synthetic, off-balance sheet or tax retention lease or other arrangement described in clauses (b) and (c) of the definition of Off-Balance Sheet Liabilities, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease; and (c) in respect of any asset securitization transaction, the outstanding balance of the amounts advanced in respect of the applicable assets.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time.

     "Common Collateral" means 100% of the ownership interests in the Senior Borrower.

     "Discharge of Senior Obligations" means (subject to reinstatement in accordance with Section 6.5), the first date upon which each of the following has occurred: (a) the payment in full in cash (or other consideration acceptable to the Senior Agent in its sole discretion) of all Senior Obligations (other than contingent obligations or indemnification obligations for which no claim has been asserted); (b) the termination of all Hedging Obligations or the cash collateralization (or collateralization with other letters of credit) of such obligations, in a manner reasonably satisfactory to the Senior Agent; (c) the termination of all commitments to extend


                                    Exh. F-5
credit under the Senior Loan Agreement; and (d) the delivery by the Senior Agent to the Subordinated Agent of a written notice confirming that the conditions set forth in clauses (a), (b), and (c) have been satisfied, such notice to be delivered promptly following such satisfaction.

     "Hedge Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

     "Hedging Obligations" means Obligations of the Senior Borrower under any Hedge Agreement entered into with any counterparty that is (or at the time of its execution, was) the Senior Agent, a Senior Lender or an Affiliate of the Senior Agent or any Senior Lender.

     "Hedge Termination Value" means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such agreements, (a) for any date on or after the date such Hedge Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value; and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Hedge Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreement (which may include a Senior Lender or any Affiliate thereof).

     "HGC Investment Subsidiary" shall mean a corporation which will be formed in Delaware or Hawaii as a wholly owned subsidiary of K-1, to which K-1 will contribute sufficient cash for the sole purpose of acquiring and holding prior to the Effective Date the Managing Member Interest from the current managing member of the Subordinated Borrower.

     "HGC Investment Subsidiary Pledge Agreement" means a a pledge agreement by HGC Investment Subsidiary (or other direct holder of the Managing Member Interest as of the Effective Date) in favor of the Collateral Agent creating a security interest in the Managing Member Interest, in form and substance satisfactory to the Administrative Agent.

     "Improper Act" means any act by the Senior Agent or any other Senior Financing Party that is determined by a final, non-appealable judgment of a court of competent jurisdiction to have constituted an act of bad faith, fraudulent conduct or inequitable conduct causing equitable subordination.

     "Indebtedness" of any Person means at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c) net obligations of such Person under any Hedge Agreement;


                                    Exh. F-6

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

          (e) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) capital leases and Off-Balance Sheet Liabilities; and

          (g) all guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer (other than a limited partner in a limited partnership), unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of any capital lease or Off-Balance Sheet Liability as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "K-1" means K-1 HGC Investment, L.L.C., a Delaware limited liability company.

     "K-1 Pledge Agreement" means a pledge agreement by K-1 in favor of the Collateral Agent creating a security interest in 99.9% of the Equity Securities of the Borrower, in form and substance satisfactory to the Administrative Agent.

     "Lien" on any asset means any mortgage,, lien, pledge, charge, security interest, restrictive covenant by Senior Borrower, Subordinated Borrower or any owner of Subordinated Borrower or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Lien Enforcement Action" shall mean (i) commencing any judicial or non-judicial foreclosure proceedings with respect to the Common Collateral, or
(ii) any action to take possession or control of, or sell or otherwise realize upon the Common Collateral.

     "Managing Member Interest" shall mean the 0.1% managing member interest of the Subordinated Borrower.

     "Obligations" means any principal, interest, penalties, fees, indemnities, reimbursement obligations, guarantee obligations, reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel), damages and other liabilities and obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the documentation governing, or made, delivered or given in connection with, any Indebtedness (including interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the commencement of a Bankruptcy Proceeding (or which would,


                                    Exh. F-7
absent the commencement of a Bankruptcy Proceeding, accrue) relating to either Borrower, whether or not a claim for such post-filing or post-petition interest is allowed or allowable in such Bankruptcy Proceeding.

     "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its subsidiaries in accordance with GAAP;

     (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility), (i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor impair the characterization of the transaction as a true sale under any applicable law;

     (b) the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease;

     (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its subsidiaries; or

     (d) any other monetary obligation arising with respect to any other transaction which is the functional equivalent of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries.

     "Recovery" is defined in Section 6.5.

     "Required Lenders" means with respect to any amendment or modification of the Senior Loan Agreement, or any termination or waiver of any provision of the Senior Loan Agreement, or any consent or departure by the Senior Borrower therefrom, those Senior Lenders, the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

     "Required Subordinated Lenders" means with respect to any amendment or modification of the Subordinated Loan Agreement, or any termination or waiver of any provision of the Subordinated Loan Agreement, or any consent or departure by Subordinated Borrower therefrom, those Subordinated Lenders, the approval of which is required to approve such amendment or modification, termination or waiver or consent or departure.

     "Senior Agent" is defined in the recitals and in addition shall include any Person serving at such time as the "Administrative Agent" or the "Collateral Agent" under the Senior Loan Agreement or any other representative of the Senior Lenders then most recently designated in accordance with the terms of the Senior Loan Agreement.

     "Senior Collateral" means all of the assets and property of the Borrowers now owned or hereafter acquired, whether real, personal or mixed, in or upon which a Lien is granted or purported to be granted to the Senior Financing Parties as security for any Senior Obligation pursuant to the Senior Documents.


                                    Exh. F-8

     "Senior Collateral Documents" means, collectively, the security agreements, pledge agreements, collateral assignments, control agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Senior Borrower or any of its subsidiaries in compliance with the terms of this Agreement creating a Lien upon property owned or to be acquired by any such Person in favor of any holder of Senior Obligations or the Senior Agent as security for any Senior Obligations.

     "Senior Documents" means, collectively, the Senior Loan Agreement, the Senior Collateral Documents, all Hedge Agreements evidencing Hedging Obligations that, in each case, constitute Senior Loan Obligations and all other agreements, documents and instruments executed or delivered pursuant to or in connection with any of the foregoing in compliance with the terms of this Agreement at any time or that otherwise evidence any Senior Obligations.

     "Senior Financing Parties" is defined in the recitals.

     "Senior Hedging Banks" is defined in the recitals.

     "Senior Lender Hedging Agreements" is defined in the recitals.

     "Senior Lenders" is defined in the recitals and in addition shall include the Senior Agent and any Person from time to time holding (or committed to provide) Senior Obligations.

     "Senior Loan Agreement" means, collectively, (a) the Senior Loan Agreement; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the Senior Loan Agreement or any other agreement or instrument referred to in this clause (collectively, a "Replacement Agreement") unless such agreement or instrument expressly provides that it is not intended to be and is not a Senior Loan Agreement, or such agreement or instrument violates the terms of this Agreement. Any reference to the Senior Loan Agreement hereunder shall be deemed a reference to any Senior Loan Agreement then in existence.

     "Senior Obligations" means, all Obligations owing by the Senior Borrower under or with respect to the Senior Loan Agreement or any other Senior Document, including all claims under the Senior Documents for interest, fees, reimbursements of reasonable out-of-pocket fees and expenses, indemnification and other similar claims. Senior Obligations shall include all interest accrued or accruing (or which would, absent the commencement of a Bankruptcy Proceeding, accrue) after the commencement of a Bankruptcy Proceeding in accordance with and at the rate specified in the Senior Loan Agreement, whether or not the claim for such interest is allowed or allowable in any Bankruptcy Proceeding. To the extent any payment with respect to the Senior Obligations (whether by or on behalf of the Senior Borrower, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference or in any respect set aside or required to be paid to a debtor in possession, the Subordinated Agent, a receiver or similar Person, and an Improper Act shall not have occurred, then the Obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred, all as more fully set forth in
Section 6.5.


                                    Exh. F-9

     "Subordinated Agent" is defined in the recitals and shall include any successor thereto exercising substantially the same rights and powers, or if there is no acting agent, administrative agent, collateral agent, or trustee under the Subordinated Loan Agreement or any Subordinated Documents or acting collateral agent for the Subordinated Lenders, the Subordinated Lenders holding a majority in principal amount of Subordinated Obligations then outstanding.

     "Subordinated Collateral" means all of the assets and property of the Subordinated Borrower or the owners of the Subordinated Borrower, now owned or hereafter acquired, whether real, personal or mixed, in or upon which a Lien is granted or purported to be granted to the Subordinated Financing Parties as security for any Subordinated Obligation pursuant to the Subordinated Documents.

     "Subordinated Collateral Documents" means, collectively, the security agreements, pledge agreements, collateral assignments, control agreements, mortgages, deeds of trust or other grants or transfers for security executed and delivered by Subordinated Borrower or any of its subsidiaries in compliance with the terms of this Agreement creating a Lien upon property owned or to be acquired by any such Person in favor of any holder of Subordinated Obligations or the Subordinated Agent as security for any Subordinated Obligations.

     "Subordinated Documents" means, collectively, the Subordinated Loan Agreement, the Subordinated Collateral Documents and any other related document or instrument executed or delivered pursuant to any of the foregoing in compliance with the terms of this Agreement at any time or otherwise evidencing any Subordinated Obligations.

     "Subordinated Financing Parties" is defined in the recitals.

     "Subordinated Hedging Banks" is defined in the recitals.

     "Subordinated Lender" is defined in the recitals and in addition shall include any Person holding Subordinated Obligations.

     "Subordinated Lender Hedging Agreements" is defined in the recitals.

     "Subordinated Loan Agreement" means, collectively, (a) the Subordinated Loan Agreement; and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, increase, replace, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the Subordinated Loan Agreement or other agreement or instrument referred to in this clause in each case in compliance with the terms of this Agreement. Any reference to the Subordinated Loan Agreement hereunder shall be deemed a reference to any Subordinated Loan Agreement then in existence.

     "Subordinated Obligations" means, collectively, (a) all Indebtedness outstanding under or with respect to the Subordinated Documents; and (b) all other Obligations owing by the Subordinated Borrower under or with respect to the Subordinated Loan Agreement or any other Subordinated Documents, including all claims under the Subordinated Documents for interest, reasonable out-of-pocket fees and expenses, indemnification and other similar claims. Subordinated Obligations shall include all interest accrued or accruing (or which would, absent the commencement of a Bankruptcy Proceeding, accrue) after the commencement of a


                                    Exh. F-10

Bankruptcy Proceeding in accordance with and at the rate specified in the Subordinated Loan Agreement whether or not the claim for such interest is allowed as a claim in such Bankruptcy Proceeding. To the extent any payment with respect to the Subordinated Obligations (whether by or on behalf of the Subordinated Borrower as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, Senior Agent, receiver or similar Person, then the Obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     1.2 Other Definitions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document (including this Agreement) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, amended and restated, extended, replaced or otherwise modified (subject to any restrictions set forth herein); (b) any reference herein to any Person shall be construed to include such Person's successors and assigns; (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision thereof; (d) all references herein to Sections shall be construed to refer to Sections of this Agreement; (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contracts; and (f) any reference to any law, rule, regulation, statute, code, ordinance or treaty shall include any statutory or regulatory provisions consolidating, amending, replacing, supplementing or interpreting any of the foregoing.

                                   ARTICLE II
                                 Lien Priorities

     2.1 Lien Priority.

          (a) Priority. Notwithstanding (i) the date, time, method, manner or order of grant, attachment or perfection (or failure to perfect) of any Liens granted to the Subordinated Financing Parties on all or any portion of the Common Collateral or of any Liens granted to the Senior Financing Parties on all or any portion of the Common Collateral, and regardless of how such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the Senior Agent or the Subordinated Agent (or any Senior Financing Party or Subordinated Financing Party) in any Common Collateral, (iii) any provision of the UCC, the Bankruptcy Code or any applicable law, the Senior Documents or the Subordinated Documents, (iv) whether the Senior Agent or the Subordinated Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (v) the fact that any Liens in favor of the Senior Financing Parties securing any of the Senior Obligations are (A) to the extent permitted under the Senior


                                    Exh. F-11

     Loan Agreement, subordinated to any Lien securing any obligation of the Senior Borrower other than the Senior Obligations or (B) otherwise subordinated, voided, avoided, invalidated, or lapsed, or (vi) any other circumstance whatsoever, in each case, other than in connection with the occurrence of an Improper Act, the Subordinated Financing Parties hereby agree that: (x) any Lien on any Common Collateral securing the Senior Obligations now or hereafter held by the Senior Financing Parties shall be senior in priority to all Liens on any Common Collateral securing the Subordinated Obligations; and (y) any Lien on any Common Collateral now or hereafter held by the Subordinated Financing Parties shall be junior and subordinate in priority to any and all Liens on any Common Collateral securing the Senior Obligations.

          (b) Effect of Perfection or Failure to Perfect. Notwithstanding any failure by the Senior Financing Parties or the Subordinated Financing Parties to perfect its security interests in any Common Collateral or any avoidance, invalidation or subordination by any third party or court of the security interests in any Common Collateral granted to any such Person (except for any such avoidance, invalidation or subordination due to an Improper Act), the priority and rights as between the Senior Financing Parties on the one hand and the Subordinated Financing Parties on the other hand with respect to any Common Collateral shall be as set forth in this Agreement.

          (c) Nature of Senior Obligations. The Subordinated Financing Parties acknowledge that a portion of the Senior Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior Obligations may be modified, extended or amended from time to time, and the aggregate amount of the Senior Obligations may be increased, replaced or refinanced, in each event, in compliance with the terms of this Agreement, without notice to or consent by the Subordinated Financing Parties and without affecting the provisions hereof. Except as otherwise expressly provided in this Agreement, the Lien priorities provided in this Section shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Obligations or the Subordinated Obligations, or any portion thereof.

     2.2 Prohibition on Contesting Liens. The Subordinated Financing Parties and the Senior Financing Parties each agree that it shall not (and hereby waives any right to) contest or object to or support any other Person in contesting or objecting to, in any proceeding (including any Bankruptcy Proceeding), the priority, perfection, validity or enforceability of any Lien in any Common Collateral granted to the other, or the provisions of this Agreement.

                                   ARTICLE III
                        Enforcement, Standstill, Waivers

     3.1 Standstill and Waivers. Until the date upon which the Discharge of Senior Obligations shall have occurred, whether or not any Bankruptcy Proceeding has been


                                    Exh. F-12
commenced by or against either Borrower or any of their respective subsidiaries, the Subordinated Financing Parties (except to the extent permitted under Section 3.2(c) and Article VI):

          (i) shall not (i) accelerate the maturity of the Subordinated Obligations, (ii) take any action or institute any proceedings to collect or enforce the payment of any of the Subordinated Obligations, (iii) take any action under the Subordinated Collateral Documents or otherwise to foreclose or sell or otherwise realize upon any Subordinated Collateral or otherwise available to it under applicable law, (iv) commence, prosecute or participate in any administrative, legal or equitable action against either Borrower relating to any Subordinated Obligation, or (v) commence or join in the commencement of a proceeding under any bankruptcy, insolvency, liquidation, reorganization or other similar law in respect of any of either Borrower in its capacity as a holder of Subordinated Obligations;

          (ii) shall not (i) oppose, object to or contest in any manner, any foreclosure, sale, lease, exchange, transfer or other disposition of any Senior Collateral by the Senior Financing Parties, or any other exercise of any rights or remedies by or on behalf of the Senior Financing Parties in respect of the Senior Documents, including the commencement or prosecution of any enforcement action under applicable law or the Senior Documents, or
     (ii) object to the forbearance by the Senior Financing Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies under the Senior Documents;

          (iii) shall not institute any suit or other proceeding or assert in any suit, Bankruptcy Proceeding or other proceeding any claim against the Senior Financing Parties seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the Senior Financing Parties shall be liable for, any action taken or omitted to be taken by the Senior Financing Parties with respect to any Common Collateral or pursuant to the Senior Documents; provided, that this provision shall not prevent the Subordinated Financing Parties from asserting claims against the Senior Agent for damages arising from its bad faith, gross negligence or willful misconduct in performing its duties and obligations hereunder; or

          (iv) shall not take, receive or accept any Common Collateral or any proceeds from enforcement against any Common Collateral, except in accordance with the provisions of this Agreement.

     3.2 Exclusive Enforcement; Nature of Rights.

          (a) Limitation on Action by Subordinated Financing Parties. Until the date upon which the Discharge of Senior Obligations shall have occurred, whether or not any Bankruptcy Proceeding has been commenced by or against either Borrower or any of their respective subsidiaries, the Subordinated Financing Parties agree that the Senior Financing Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff) and make determinations under the Senior Documents, including


                                    Exh. F-13
     regarding release, disposition or restrictions with respect to the Common Collateral, without any consultation with or the consent of the Subordinated Financing Parties. In exercising rights and remedies under the Senior Documents, the Senior Financing Parties may enforce the provisions thereof and exercise remedies thereunder in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

          (b) Limitation on Foreclosure Upon HGC Investment Subsidiary Pledge and K-1 Pledge. Until the date upon which the Discharge of Senior Obligations shall have occurred, the Subordinated Financing Parties shall not shall foreclose upon or transfer any of the Pledged Collateral (as such term is defined in the HGC Investment Subsidiary Pledge Agreement or the K-1 Pledge Agreement) if such action would result in a Change in Control under the Senior Loan Agreement.

          (c) Permitted Action by Subordinated Financing Parties. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed to limit or impair in any way the right of the Subordinated Financing Parties (i) to accelerate the maturity of the Subordinated Obligations if the Senior Financing Parties shall have accelerated the maturity of the Senior Obligations, (ii) to commence or participate in any action of the type described in clause (i), (ii) or
     (iii) of subsection 3.1(a) taken by any Senior Financing Party, (iii) to join in the commencement of a proceeding of the type described in clause
     (iv) of subsection 3.1(a) if any Senior Financing Party has commenced or joined in the commencement of such a proceeding, (iv) to accrue interest at the default rates under the Subordinated Loan Agreement as provided therein, or (v) to bid for, or purchase, Common Collateral at any private or judicial foreclosure or sale upon such Common Collateral initiated by the Senior Financing Parties.

     3.3 No Additional Rights For the Borrowers Hereunder. If any Senior Financing Party or Subordinated Financing Party enforces its rights or remedies in violation of the terms of this Agreement, the Borrowers shall not be entitled to use such violation as a defense to any action by the Senior Financing Parties or the Subordinated Financing Parties, nor to assert such violation as a counterclaim or basis for set off or recoupment against the Senior Financing Parties or the Subordinated Financing Parties.

                                   ARTICLE IV
                                    Payments

     4.1 Application of Available Amounts. Until the date upon which the Discharge of Senior Obligations shall have occurred, no payment (in cash, property or securities (whether or not such securities are subordinated) or by set off or otherwise) shall be made or agreed to be made by the Senior Borrower, directly or indirectly, on account of any amounts (including any prepayments) in respect of the Subordinated Obligations or as a redemption, retirement,


                                    Exh. F-14
purchase, defeasance, prepayment or acquisition of any Subordination Obligations, except from cash distributions to Subordinated Borrower pursuant to the Senior Documents.

     4.2 Payments Over. Until the date upon which the Discharge of Senior Obligations has occurred, any amounts received by the Subordinated Financing Parties in contravention of this Agreement shall be segregated and held in trust and forthwith paid over (a "Turnover Payment") to the Senior Agent for the benefit of the Senior Financing Parties in the same form as received (without recourse, representation or warranty (other than a representation of the Subordinated Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such amount), with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied to the Senior Obligations. Until the date upon which the Discharge of Senior Obligations shall have occurred, the Senior Agent is hereby authorized to make any such endorsements as agent for the Subordinated Financing Parties.

     4.3 Distributions by Senior Borrower. The Senior Borrower agrees, for the benefit of the Senior Financing Parties, that to the extent it is permitted to make Distributions under the Senior Loan Agreement, it will make Distributions to the Subordinated Borrower in the amounts and at the times required in order to enable the Subordinated Borrower to pay interest due on the Subordinated Loans, to make any mandatory prepayments of the Subordinated Loans required to be made under the Senior Loan Agreement and to make any other payment required to be made by the Subordinated Borrower under the Subordinated Documents.

                                    ARTICLE V
                                Other Agreements

     5.1 Amendments to Subordinated Documents. Until the date upon which the Discharge of Senior Obligations shall have occurred, without the prior written consent of the Senior Agent, no Subordinated Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Subordinated Loan Agreement or Subordinated Collateral Document, would contravene any of the terms of this Agreement. The Subordinated Agent agrees that each Subordinated Collateral Document shall include the following language:

          "Notwithstanding anything herein to the contrary, the lien and security interest granted to the administrative agent pursuant to this Agreement and the exercise of any right or remedy by the administrative agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of __________, 2006 (as amended, supplemented, and restated or otherwise modified from time to time, the "Intercreditor Agreement") among Dresdner Bank AG London Branch ("Dresdner"), in its capacity as Senior Agent (as defined therein) and as Subordinated Agent (as defined therein), The Gas Company, LLC, a Hawaii limited liability company, as Senior Borrower (as defined therein), and HGC Holdings, LLC, a Hawaii limited liability company, as Subordinated Borrower (as defined therein). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern."


                                    Exh. F-15

     5.2 Amendments to Senior Documents. So long as no Event of Default (as defined in the Senior Loan Agreement) has occurred and is continuing, the Senior Financing Parties hereby agree with the Subordinated Financing Parties that the Senior Financing Parties shall not, without the prior written consent of the Required Subordinated Lenders which shall not be unreasonably withheld, amend or waive any provision of, or consent to any amendment or waiver of, any of the Senior Documents in a manner that could reasonably be expected to have a material adverse effect on the Subordinated Financing Parties.

                                   ARTICLE VI
                             Bankruptcy Proceedings

     6.1 Financing and Sale Issues. If the Senior Borrower shall be subject to any Bankruptcy Proceeding and at any time prior to the Discharge of Senior Obligations the Senior Agent or the other Senior Financing Parties shall desire to permit the sale, use or lease of cash collateral or to permit the Senior Borrower to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or to provide such financing ("DIP Financing"), then, so long as (A) the Subordinated Financing Parties retain the right to request a replacement Lien on the assets covered by the Common Collateral with the same priority as existed prior to the commencement of the Bankruptcy Proceeding (subject to the liens of any DIP Financing Lender), (B) the material terms and conditions of such DIP Financing (other than with respect to principal amount thereof) are commercially reasonable, and (C) the Lien granted to the Person providing such financing ranks prior to or pari passu with the pre-petition Lien of the Senior Financing Parties, then the Subordinated Agent, on behalf of itself and the other Subordinated Financing Parties, and each Subordinated Lender by becoming a Subordinated Lender, agrees that it will raise no objection to, nor support any other Person objecting to, such sale, use, or lease of cash collateral or DIP Financing and will not request any form of adequate protection or any other relief in connection therewith (except as agreed by the Senior Agent or to the extent expressly permitted by Section 6.3) and, to the extent the Liens securing the Senior Obligations are subordinate to or pari passu with such DIP Financing, it will subordinate (and will be deemed hereunder to have subordinated) the Liens securing the Subordinated Obligations (i) to such DIP Financing with, if applicable, the same terms and conditions as the Liens securing the Senior Obligations are subordinated thereto (and such subordination will not alter in any manner the terms and priorities of this Agreement), (ii) to any adequate protection provided to the Senior Financing Parties and (iii) to any "carve-out" for reasonable professional and United States Trustee fees agreed to by the Senior Financing Parties; provided that the foregoing shall not prohibit the Subordinated Financing Parties from objecting solely to any provisions in any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than provisions solely requiring that the DIP Financing be paid in full in cash. The Subordinated Agent, on behalf of itself and the Subordinated Financing Parties, agrees that it will raise no objection to or oppose a sale or other disposition of any Common Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Required Lenders have consented to such sale or disposition of such assets so long as the respective interests of the Subordinated Financing Parties attach to the proceeds thereof, subject to the terms of this Agreement, and (ii) the material terms of such sale or disposition are commercially reasonable.


                                    Exh. F-16

     6.2 Relief from the Automatic Stay. Until the date upon which the Discharge of Senior Obligations shall have occurred, the Subordinated Agent, on behalf of itself and the other Subordinated Financing Parties, agrees that none of them shall seek relief from the automatic stay or any other stay in any Bankruptcy Proceeding in respect of any Common Collateral, without the prior written consent of the Senior Agent and the Required Lenders.

     6.3 Adequate Protection. The Subordinated Agent, on behalf of itself and the other Subordinated Financing Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the Senior Financing Parties for adequate protection or (b) any objection by the Senior Financing Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the Senior Financing Parties under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 6.1, in any Bankruptcy Proceeding, (i) the Subordinated Financing Parties, may seek, support, accept or retain adequate protection (A) only if the Senior Financing Parties are granted adequate protection and (B) in the form of (x) a replacement Lien on such additional collateral, subordinated to the Liens securing the Senior Obligations and such DIP Financing on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to the Senior Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Senior Financing Parties, and (ii) in the event the Subordinated Agent, on behalf of itself and the other Subordinated Financing Parties, receives adequate protection, including in the form of additional collateral, then the Subordinated Agent, on behalf of itself or any of the Subordinated Financing Parties, agrees that the Senior Agent shall have a senior Lien and claim on such adequate protection as security for the Senior Obligations and that any Lien on any additional collateral securing the Subordinated Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Financing Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Subordinated Obligations are subordinated to such Senior Obligations under this Agreement. Notwithstanding the foregoing, (i) if the Senior Financing Parties are deemed by a court of competent jurisdiction to be fully secured, then the Subordinated Financing Parties shall not be prohibited from seeking adequate protection in the form of interest, fees or other cash payments, except as otherwise set forth in this Section 6.3 and (ii) if the Senior Financing Parties object to the adequate protection being provided to the Senior Financing Parties, the replacement Liens and superpriority claims granted to the Subordinated Agent, on behalf of itself or any of the Subordinated Financing Parties, shall be segregated and held in trust by the Subordinated Agent for the benefit of the other Senior Financing Parties, pursuant to documents in form and substance satisfactory to the Senior Agent, until the Discharge of Senior Obligations shall have occurred.

     6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Senior Financing Parties from objecting in any Bankruptcy Proceeding or otherwise to any action taken by the Subordinated Financing Parties, including the seeking by the Subordinated Financing Parties of adequate protection or the asserting by the Subordinated Financing Parties of any of its rights and remedies under the Subordinated Documents or otherwise, unless, in each case, such action is consistent with the terms of this Section 6.


                                    Exh. F-17

     6.5 Preference Issues. If any Senior Financing Party is required in any Bankruptcy Proceeding or otherwise to turn over or otherwise pay to the estate of the Senior Borrower any amount (whether received by or on behalf of the Senior Borrower, as proceeds of security, enforcement of any right of setoff or otherwise) (a "Recovery"), then the obligation or part thereof originally intended to be satisfied shall be reinstated and outstanding as Senior Obligations, as of the date of such Recovery to the extent of such Recovery and the Discharge of Senior Obligations shall be deemed not to have occurred, except to the extent such turnover obligation arose from an Improper Act. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. The Subordinated Financing Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement, subject to Section
4.2 and except to the extent such turnover obligation arose from an Improper Act. In the event that any such payment with respect to the Senior Obligations results in a Discharge of Senior Obligations, the Senior Financing Parties agree that the Subordinated Financing Parties shall be permitted to act hereunder as though a Discharge of Senior Obligations had occurred during the period from such payment until the date of such reinstatement of the Senior Obligations and shall have no liability to the Senior Financing Parties for any action taken or omitted to be taken hereunder in accordance therewith, except to the extent such act or omission is found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of the Subordinated Financing Parties.

     6.6 Reorganization Securities. If, in any Bankruptcy Proceeding, debt instruments or securities of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a court-authorized plan of reorganization or similar court-authorized dispositive restructuring plan, both on account of Senior Obligations and on account of Subordinated Obligations, then, to the extent the debt instruments or securities distributed on account of the Senior Obligations and on account of the Subordinated Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt instruments or securities pursuant to such plan and will apply with like effect to the Liens securing such debt instruments or securities.

     6.7 Separate Grants of Security and Separate Classification. The Subordinated Agent on behalf of itself and the other Subordinated Financing Parties acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Subordinated Collateral Documents constitute two separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the Common Collateral, the Subordinated Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in a Bankruptcy Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Financing Parties and the Subordinated Financing Parties in respect of the Common Collateral constitute only one secured claim (rather than separate


                                    Exh. F-18
classes of senior and junior secured claims), then the Subordinated Agent on behalf of itself and the other Subordinated Financing Parties hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Borrowers in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Financing Parties), the Senior Financing Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Subordinated Financing Parties, with the Subordinated Financing Parties hereby acknowledging and agreeing to turn over to the Senior Financing Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Financing Parties).

     6.8 Effectiveness in Bankruptcy Proceedings. This Agreement, which the parties hereto expressly acknowledge is a "subordination agreement" under
Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of a Bankruptcy Proceeding. All references in this Agreement to a Borrower shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Bankruptcy Proceeding.

                                   ARTICLE VII
                           Reliance; Waivers; Notices

     7.1 Reliance.

          (a) The consent by the Senior Financing Parties to the execution and delivery of the Subordinated Documents and the grant to the Subordinated Agent on behalf of itself and the other Subordinated Financing Parties of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Financing Parties to any Borrower shall be deemed to have been given and made in reliance upon this Agreement. The Subordinated Agent, on behalf of itself and the other Subordinated Financing Parties, acknowledges that it and the other Subordinated Financing Parties have, independently and without reliance on the Senior Agent or any other Senior Financing Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Subordinated Loan Agreement, the other Subordinated Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Subordinated Loan Agreement, the other Subordinated Documents or this Agreement.

          (b) The consent by the Subordinated Financing Parties to the execution and delivery of the Senior Documents and the grant to the Senior Agent on behalf of itself and the other Senior Financing Parties of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by


                                    Exh. F-19
     the Subordinated Financing Parties to any Borrower shall be deemed to have been given and made in reliance upon this Agreement. The Senior Agent, on behalf of itself and the other Senior Financing Parties, acknowledges that it and the other Senior Financing Parties have, independently and without reliance on the Subordinated Financing Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Senior Loan Agreement, the other Senior Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Senior Loan Agreement, the other Senior Documents or this Agreement.

     7.2 No Warranties or Liability.

          (a) The Subordinated Agent, on behalf of itself and the other Subordinated Financing Parties, acknowledges and agrees that each of the Senior Financing Parties has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Documents. The Senior Financing Parties will be entitled to manage and supervise their respective loans and extensions of credit to the Borrowers in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Financing Parties may manage their loans and extensions of credit without regard to any rights or interests that the Subordinated Financing Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Agent nor any other Senior Financing Party shall have any duty to the Subordinated Agent or any of the Subordinated Financing Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Senior Borrower, regardless of any knowledge thereof which they may have or be charged with.

          (b) The Senior Agent, on behalf of itself and the other Senior Financing Parties, acknowledges and agrees that each of the Subordinated Financing Parties has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Subordinated Documents. The Subordinated Financing Parties will be entitled to manage and supervise their respective loans and extensions of credit to the Subordinated Borrower in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Subordinated Financing Parties may manage their loans and extensions of credit without regard to any rights or interests that the Senior Financing Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Subordinated Agent nor any of the other Subordinated Financing Parties shall have any duty to the Senior Financing Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Subordinated Borrower, regardless of any knowledge thereof which they may have or be charged with.


                                    Exh. F-20

     7.3 No Waiver of Lien Priorities. No right of any of the Senior Financing Parties to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower or by any act or failure to act by any Senior Financing Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Documents or any of the Subordinated Documents, regardless of any knowledge thereof which the Senior Financing Parties may have or be otherwise charged with.

     7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Financing Parties and the Subordinated Financing Parties, respectively, hereunder shall remain in full force and effect as set forth herein irrespective of:

          (a) any lack of validity or enforceability of the Senior Documents or any Subordinated Documents, other than in connection with the occurrence of an Improper Act;

          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Subordinated Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Loan Agreement or any other Senior Document or of the terms of the Subordinated Loan Agreement or any other Subordinated Document, in each case, to the extent made in compliance with the terms of this Agreement;

          (c) any compromise, surrender, release, non-perfection or exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Subordinated Obligations or any guarantee thereof made in compliance with the terms of this Agreement;

          (d) the commencement of any Bankruptcy Proceeding in respect of the Borrowers; or

          (e) any other circumstances (other than those involving the occurrence of an Improper Act) which otherwise might constitute a defense available to, or a discharge of, either Borrower in respect of the Senior Obligations or of the Subordinated Financing Parties or Subordinated Obligations in respect of this Agreement.

     7.5 Certain Notices.

          (a) Promptly upon the satisfaction of the conditions set forth in clauses (a), (b), and (c) of the definition of Discharge of Senior Obligations, the Senior Agent shall deliver the notice contemplated by clause (e) of such definition.

          (b) Promptly upon (or as soon as practicable following) the commencement by the Senior Agent of any enforcement action under the Senior Documents, the Senior Agent shall notify the Subordinated Agent of such action; provided that the failure


                                    Exh. F-21
     to give any such notice shall not result in any liability of the Senior Agent hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

                                  ARTICLE VIII
                                  Miscellaneous

     8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Documents or the Subordinated Documents regarding the relative rights and obligations of the Senior Financing Parties on the one hand and the Subordinated Financing Parties on the other, respectively, the provisions of this Agreement shall govern.

     8.2 Waiver of Consequential Damages. No party shall be liable for any special, indirect, consequential or punitive damages in connection with this Agreement.

     8.3 Continuing Nature of this Agreement. This Agreement shall continue to be effective notwithstanding the Discharge of the Senior Obligations. This is a continuing agreement of lien priorities and the Senior Financing Parties may continue, at any time and without notice to any Subordinated Financing Parties, to extend credit and other financial accommodations and lend monies to or for the benefit of the Senior Borrower constituting Senior Obligations on the faith hereof. The Subordinated Agent, on behalf of itself and the other Subordinated Financing Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Bankruptcy Proceeding.

     8.4 Amendments; Waivers.

          (a) No amendment, modification or waiver of any of the provisions of this Agreement by the Subordinated Agent or the Senior Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Borrowers shall not have any right to amend, modify or waive any provision of this Agreement without the consent of the Subordinated Agent then party hereto or the Senior Agent then party hereto, as applicable, nor shall any consent or signed writing be required of any of them to effect any amendment, modification or waiver of any provision of this Agreement.

          (b) No failure or delay by the Senior Financing Parties or Subordinated Financing Parties in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Senior Financing Parties and the Subordinated Financing Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would


                                    Exh. F-22
     otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (a) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     8.5 Information Concerning Financial Condition of the Borrowers.

          (a) The Senior Financing Parties, on the one hand, and the Subordinated Financing Parties, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Borrowers and all endorsers and/or guarantors of the Subordinated Obligations or the Senior Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the Subordinated Obligations or the Senior Obligations. The Senior Financing Parties shall have no duty to advise the Subordinated Financing Parties of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the any of the Senior Financing Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Subordinated Financing Parties, it or they shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

          (b) The Subordinated Financing Parties shall have no duty to advise the Senior Financing Parties of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Subordinated Financing Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Senior Financing Parties, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

     8.6 Subrogation. The Subordinated Agent, on behalf of itself and the other Subordinated Financing Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the date upon which the Discharge of Senior Obligations shall have occurred.

     8.7 Submission to Jurisdiction; Waiver of Jury Trial.

          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any


                                    Exh. F-23
     thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment (subject to any right to appeal) in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto or its properties in the courts of any jurisdiction.

          (b) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in clause (a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (d) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUR OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY (WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE). EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

     8.8 Notices.

          (a) Unless otherwise expressly provided herein, (and subject to paragraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) If to the Senior Agent:

               Dresdner Bank AG, London Branch
               Loan Operations, London
               IB Operations
               Riverbank House
               2 Swan Lake


                                   Exh. F-24

               London EC4R 3UX
               Attention: greg.corsale@drkw.com
               Telephone: 44 (0)20 7475 2034
               Facsimile: 44 (0)20 7623 4118

          (ii) If to the Subordinated Agent:

               Dresdner Bank AG, London Branch
               Loan Operations, London
               IB Operations
               Riverbank House
               2 Swan Lake
               London EC4R 3UX
               Attention: greg.corsale@drkw.com
               Telephone: 44 (0)20 7475 2034
               Facsimile: 44 (0)20 7623 4118

          (iii) If to the Senior Borrower:

               The Gas Company, LLC
               P.O. Box 3000
               Honolulu, HI 96802
               Attention: Jim Yates
               Telephone: 808-535-5908
               Facsimile: 808-535-5942:

               with a copy to:

               Attention: George Aoki
               Telephone: 808-535-5912
               Facsimile: 808-535-5942

          (iv) If to the Subordinated Borrower:

               HGC Holdings, LLC
               P.O. Box 3000
               Honolulu, HI 96802
               Attention: Jim Yates
               Telephone: 808-535-5908
               Facsimile: 808-535-5942:

               with a copy to:


                                    Exh. F-25

               Attention: George Aoki
               Telephone: 808-535-5912
               Facsimile: 808-535-5942

          (b) This Agreement may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable legal requirements, have the same force and effect as manually-signed originals and shall be binding on all parties hereto. The Senior Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     8.9 Further Assurances. Each party hereto agrees that it shall take such further action and shall execute and deliver to the other party such additional documents and instruments (in recordable form, if requested) as the other party may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement; provided, that any reasonable and documented out-of-pocket costs and expenses incurred by any party hereto in connection therewith shall be reimbursable by the Borrowers under the Senior Documents or Subordinated Documents, as applicable.

     8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

     8.11 Binding on Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Senior Financing Parties and the Subordinated Financing Parties and their respective permitted successors and assigns upon the execution and delivery hereof.

          (b) Upon a Person becoming the Senior Agent as described in the definition of "Senior Agent" hereunder (other than the Senior Agent referred to in the recitals hereto), such new Senior Agent shall automatically become the Senior Agent hereunder with all the rights and powers of such party hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.

          (c) Upon a successor administrative agent, collateral agent or trustee becoming the Subordinated Agent under the Subordinated Loan Agreement or any Subordinated Document, such successor automatically shall become the Subordinated Agent hereunder with all the rights and powers of the Subordinated Agent hereunder, and bound by the provisions hereof, without the need for any further action on the part of any party hereto.


                                    Exh. F-26

     8.12 Specific Performance. The Senior Agent may demand specific performance of this Agreement. The Subordinated Agent, on behalf of itself and the other Subordinated Financing Parties hereby irrevocably waives any defense based on the adequacy of a remedy at law.

     8.13 Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement. In the computation of time periods, unless otherwise specified, the word "from" means "from and including" and each of the words "to" and "until" means "to but excluding" and the word "through" means "to and including".

     8.14 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be maintained by the Senior Borrower and the Senior Agent.

     8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

     8.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the Senior Financing Parties and their respective successors and assigns and, to the extent applicable, to the Borrowers and to the Subordinated Financing Parties and their respective permitted successors and assigns. No other Person, shall have or be entitled to assert rights or benefits hereunder.

     8.17 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Bankruptcy Proceeding.

     8.18 Purchase Right. Without prejudice to the enforcement of the remedies of the Senior Lenders, the Senior Lenders agree that, at any time following the date on which Senior Lenders holding the requisite amount of Senior Obligations (or the Senior Agent on their behalf) have declared all or any part of the Senior Obligations to be due and payable prior to their stated maturity in accordance with the Senior Loan Agreement, the Senior Lenders will offer the Subordinated Lenders the option to purchase the aggregate amount of outstanding Senior Obligations at par (including accrued interest but without regard to any prepayment penalty or premium), without warranty or representation (other than that such lenders own the claims being sold, free and clear of liens or encumbrances created by them, but without regard to ultimate enforceability) or recourse. The Subordinated Lenders shall accept or reject such offer within ten business days after the receipt thereof and the parties shall endeavor to close promptly (but in any event within twenty business days) following communication of any such acceptance. If the Subordinated Lenders accept such offer, it shall be exercised pursuant to an assignment agreement in the form attached to the Senior Loan Agreement. If the Subordinated Lenders reject such offer, the Senior Lenders shall have no further obligations pursuant to this Section and may take any further actions in their sole discretion in accordance with the Senior Documents and this Agreement.


                                    Exh. F-27

     8.19 Confidentiality. Each of the Senior Financing Parties and the Subordinated Financing Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, or any prospective assignee of any of its rights or obligations under this Agreement or its advisers, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For the purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or their businesses, other than any such information that is available to the Senior Financing Parties and the Subordinated Financing Parties on a non-confidential basis from a source other than the Borrowers that is not prohibited from transmitting the information to the Senior Financing Parties and the Subordinated Financing Parties by a contractual or legal obligation. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     8.20 Nonliability of Senior Financing Parties and Subordinated Financing Parties. The Borrowers acknowledge and agree that:

          (a) Any inspections of any property of the Borrowers made by or through the Senior Financing Parties and Subordinated Financing Parties are for purposes of administration of the Loan Documents only, and the Borrowers are not entitled to rely upon the same (whether or not such inspections are at the expense of the Borrowers); and

          (b) The relationship between the Borrowers and the Senior Financing Parties and Subordinated Financing Parties is, and shall at all times remain, solely that of borrowers and lenders; neither the Senior Financing Parties nor the Subordinated Financing Parties shall under any circumstance be construed to be partners or joint venturers of any of the Borrowers or their Affiliates; neither the Senior Financing Parties nor the Subordinated Financing Parties shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any of the Borrowers or their Affiliates, or to owe any fiduciary duty to any of the Borrowers or their Affiliates; neither the Senior Financing Parties nor the Subordinated Financing Parties undertake or assume any responsibility or duty to any of the Borrowers or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform any such Person of any matter in connection with the operations of such Person; each of the Borrowers or their


                                    Exh. F-28

     Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Senior Financing Parties or Subordinated Financing Parties in connection with such matters is solely for the protection of the Senior Financing Parties and Subordinated Financing Parties and neither the Borrowers nor any other Person is entitled to rely thereon.

     8.21 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Senior Agent in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof

     8.22 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.23 Headings. The table of contents and the headings of Articles and Sections have been included herein for convenience of reference only, are not part of this Agreement, and shall not be taken into consideration in interpreting this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        SENIOR AGENT:

                                        DRESDNER BANK AG LONDON BRANCH, as
                                        Senior Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Exh. F-29

                                        SUBORDINATED AGENT:

                                        DRESDNER BANK AG LONDON BRANCH, as
                                        Subordinated Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


SENIOR BORROWER:

THE GAS COMPANY, LLC


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


SUBORDINATED BORROWER:

HGC HOLDINGS, LLC


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


                                    Exh. F-30